EXECUTION COPY

GREENWICH CAPITAL ACCEPTANCE, INC.,
Depositor

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.,
Seller

and

U.S. BANK NATIONAL ASSOCIATION,
Trustee

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2005

__________________________________

HarborView Mortgage Loan Trust 2005-8

Mortgage Loan Pass-Through Certificates, Series 2005-8

Table of Contents

Page

ARTICLE I DEFINITIONS; DECLARATION OF TRUST

14

SECTION 1.01. Defined Terms.

14

SECTION 1.02. Accounting.

75

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

76

SECTION 2.01. Conveyance of Mortgage Loans.

76

SECTION 2.02. Acceptance by Trustee.

79

SECTION 2.03. Repurchase or Substitution of Mortgage Loans by the Originator and the

Seller.

80

SECTION 2.04. Representations and Warranties of the Seller with Respect to the

Mortgage Loans.

84

SECTION 2.05. [Reserved].

85

SECTION 2.06. Representations and Warranties of the Depositor.

85

SECTION 2.07. Issuance of Certificates.

87

SECTION 2.08. Representations and Warranties of the Seller.

87

SECTION 2.09. Covenants of the Seller.

89

ARTICLE III ADMINISTRATION OF THE MORTGAGE LOANS

89

SECTION 3.01. Servicing of the Mortgage Loans.

89

SECTION 3.02. REMIC-Related Covenants.

89

SECTION 3.03. Release of Mortgage Files.

89

SECTION 3.04. REO Property.

90

SECTION 3.05. Reports Filed with Securities and Exchange Commission.

91

SECTION 3.06. [Reserved].

92

SECTION 3.07. Indemnification by the Trustee.

92

ARTICLE IV ACCOUNTS

93

SECTION 4.01. Servicing Accounts

93

SECTION 4.02. Distribution Account.

94

SECTION 4.03. Permitted Withdrawals and Transfers from the Distribution Account.

95

SECTION 4.04. Yield Maintenance Account.

97

SECTION 4.05. Certificate Insurance Policy.

98

ARTICLE V FLOW OF FUNDS

100

SECTION 5.01. Distributions.

100

SECTION 5.02. Allocation of Net Deferred Interest.

110

SECTION 5.03. Allocation of Realized Losses.

111

SECTION 5.04. Statements.

113

SECTION 5.05. Remittance Reports; Advances.

116

SECTION 5.06. [Reserved]

116

SECTION 5.07. Basis Risk Reserve Fund.

116

SECTION 5.08. Recoveries.

121

ARTICLE VI THE CERTIFICATES

121

SECTION 6.01. The Certificates.

121

SECTION 6.02. Registration of Transfer and Exchange of Certificates.

122

SECTION 6.03. Mutilated, Destroyed, Lost or Stolen Certificates.

130

SECTION 6.04. Persons Deemed Owners.

131

ARTICLE VII DEFAULT

131

SECTION 7.01. Event of Default.

131

SECTION 7.02. Trustee to Act.

131

SECTION 7.03. Waiver of Event of Default.

133

SECTION 7.04. Notification to Certificateholders.

133

ARTICLE VIII THE TRUSTEE

133

SECTION 8.01. Duties of the Trustee

133

SECTION 8.02. Certain Matters Affecting the Trustee

135

SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

136

SECTION 8.04. Trustee and Custodian May Own Certificates.

137

SECTION 8.05. Trustee’s Fees and Expenses.

137

SECTION 8.06. Eligibility Requirements for Trustee

137

SECTION 8.07. Resignation or Removal of Trustee

138

SECTION 8.08. Successor Trustee

138

SECTION 8.09. Merger or Consolidation of Trustee

139

SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

139

SECTION 8.11. Limitation of Liability.

140

SECTION 8.12. Trustee May Enforce Claims Without Possession of Certificates.

140

SECTION 8.13. Suits for Enforcement.

141

SECTION 8.14. Waiver of Bond Requirement.

141

SECTION 8.15. Waiver of Inventory, Accounting and Appraisal Requirement.

141

SECTION 8.16. Appointment of Custodians.

141

SECTION 8.17. Indemnification

142

ARTICLE IX REMIC ADMINISTRATION

142

SECTION 9.01. REMIC Administration.

142

SECTION 9.02. Prohibited Transactions and Activities.

145

ARTICLE X TERMINATION

145

SECTION 10.01. Termination.

145

SECTION 10.02. Additional Termination Requirements.

147

ARTICLE XI [RESERVED]

148

ARTICLE XII MISCELLANEOUS PROVISIONS

148

SECTION 12.01. Amendment.

148

SECTION 12.02. Recordation of Agreement; Counterparts.

149

SECTION 12.03. Limitation on Rights of Certificateholders.

149

SECTION 12.04. Governing Law; Jurisdiction.

150

SECTION 12.05. Notices.

151

SECTION 12.06. Severability of Provisions.

151

SECTION 12.07. Article and Section References.

151

SECTION 12.08. Notice to the Rating Agency.

151

SECTION 12.09. Further Assurances.

152

SECTION 12.10. Benefits of Agreement.

152

SECTION 12.11. Acts of Certificateholders.

153

SECTION 12.12. Successors and Assigns.

153

SECTION 12.13. Provision of Information.

153

EXHIBITS AND SCHEDULES:

Exhibit A-1

Form of Class A Certificate

A-1

Exhibit A-2

Form of Class X Certificate

A-2

Exhibit A-3

Form of Class PO Certificate

A-3

Exhibit B

Form of Class A-R Certificate

B-1

Exhibit C

Form of Subordinate Certificate

C-1

Exhibit D

[Reserved]

D-1

Exhibit E

Form of Reverse of the Certificates

E-1

Exhibit F

Request for Release

F-1

Exhibit G-1

Form of Receipt of Mortgage Note

G-1-1

Exhibit G-2

Form of Interim Certification of Trustee

G-2-1

Exhibit G-3

Form of Final Certification of Trustee

G-3-1

Exhibit H

Form of Lost Note Affidavit

H-1

Exhibit I-1

Form of ERISA Representation [Class A-R]

I-1-1

Exhibit I-2

Form of ERISA Representation For ERISA-Restricted Certificates

I-2-1

Exhibit J-1

Form of Investment Letter Non-Rule 144A

J-1-1

Exhibit J-2

Form of Rule 144A Investment Letter

J-2-1

Exhibit K

Form of Transferor Certificate

K-1

Exhibit L

Transfer Affidavit for Residual Certificate Pursuant to

Section 6.02(e)

L-1

Exhibit M

List of Servicing Agreements

M-1

Exhibit N-1

Form of Transfer Certificate (Restricted Global Security to

Regulation S Security)

N-1-1

Exhibit N-2

Form of Transfer Certificate (Regulation S Security to

Restricted Global Security)

N-2-1

Exhibit O

Certificate Insurance Policy

O-1

Exhibit P

Form of Trustee Certification

P-1

Schedule I

Mortgage Loan Schedule

Schedule II

[Reserved]

Schedule III

Yield Maintenance Payments

This Pooling and Servicing Agreement is dated as of July 1, 2005 (the “Agreement”), among GREENWICH CAPITAL ACCEPTANCE, INC., a Delaware corporation, as depositor (the “Depositor”), GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., a Delaware corporation, as seller (the “Seller”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT:

Through this Agreement, the Depositor intends to cause the issuance and sale of the HarborView Mortgage Loan Trust 2005-8 Mortgage Loan Pass-Through Certificates, Series 2005-8 (the “Certificates”) representing in the aggregate the entire beneficial ownership of the Trust, the primary assets of which are the Mortgage Loans (as defined below).

The Depositor intends to sell the Certificates to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder.  The Certificates will consist of forty classes of certificates, designated as (i) the Class 1-A1A Certificates, (ii) the Class 1-A1B Certificates, (iii) the Class 1-A2A Certificates, (iv) the Class 1-A2B Certificates, (v) the Class 1-A2C Certificates, (vi) the Class A-R Certificates, (vii) the Class 2-A1A Certificates, (viii) the Class 2-A1B Certificates, (ix) the Class 2-A2A Certificates, (x) the Class 2-A2B Certificates, (xi) the Class 2-A2 Certificates, (xii) the Class 2-A3 Certificates, (xiii) the Class 1-X Certificates, (xiv) the Class 2-XA1 Certificates, (xv) the Class 2-XA2 Certificates, (xvi) the Class 2-XB Certificates, (xvii) the Class 1-PO Certificates, (xviii) the Class 2-PO1 Certificates, (xix) the Class 2-PO2 Certificates, (xx) the Class 2-POB Certificates, (xxi) the Class 1-B1 Certificates, (xxii) the Class 1-B2 Certificates, (xxiii) the Class 1-B3 Certificates, (xxiv) the Class 1-B4 Certificates, (xxv) the Class 1-B5 Certificates, (xxvi) the Class 1-B6 Certificates, (xxvii) the Class 1-B7 Certificates, (xxviii) the Class 1-B8 Certificates, (xxix) the Class 1-B9 Certificates, (xxx) the Class 1-B10 Certificates, (xxxi) the Class 1-B11 Certificates, (xxxii) the Class 1-B12 Certificates, (xxxiii) the Class 2-B1 Certificates, (xxxiv) the Class 2-B2 Certificates, (xxxv) the Class 2-B3 Certificates, (xxxvi) the Class 2-B4 Certificates, (xxxvii) the Class 2-B5 Certificates, (xxxviii) the Class 2-B6 Certificates, (xxxix) the Class 2-B7 Certificates and (xl) the Class A-R-II Certificates.

As provided herein, the Trustee shall elect that the Trust Fund (exclusive of the assets held in the Group 1, Group 2-A1, Group 2-A2 and Group 2-B Basis Risk Reserve Funds and the Yield Maintenance Account and the Yield Maintenance Agreements (collectively, the “Excluded Trust Property”) be treated for federal income tax purposes as comprising four real estate mortgage investment conduits (each, a “REMIC” or, in the alternative, “Lower-Tier-1 REMIC,” “Lower-Tier-2 REMIC,”  the “Middle-Tier REMIC” and the “Upper-Tier REMIC”).  Each Certificate, other than the Class A-R and Class A-R-II Certificates, shall represent ownership of a regular interest in the Upper-Tier REMIC, as described herein.  In addition, (i) the LIBOR and MTA Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Group 1, Group 2-A1, Group 2-A2 and Group 2-B Basis Risk Reserve Funds as provided in Section 5.07 and (ii) the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates represent the right to receive payments in respect of Basis Risk Shortfalls from the Yield Maintenance Account as provided in Section 4.04.  The owners of the Class 1-X Certificates beneficially own the Group 1 Basis Risk Reserve Fund and the Yield Maintenance Account, the owners of the Class 2-XA1 Certificates beneficially own the Group 2-A1 Basis Risk Reserve Fund, the owners of the Class 2-XA2 Certificates beneficially own the Group 2-A2 Basis Risk Reserve Fund and the owners of the Class 2-XB Certificates beneficially own the Group 2-B Basis Risk Reserve Fund.  The Class A-R-II Certificate represents ownership of the sole class of residual interest in each of the Lower-Tier-1 REMIC and the Lower-Tier-2 REMIC, and the Class A-R Certificates represent ownership of the sole class of residual interest in the Middle-Tier and the Upper-Tier REMIC.

Lower-Tier-1 REMIC shall hold as assets all property of the Trust Fund related to the Group 1 Mortgage Loans and Group 1 Certificates, other than the Excluded Trust Property and the interests in the each Lower-Tier REMIC and the Middle-Tier REMIC formed hereby.  Lower-Tier-2 REMIC shall hold as assets all property of the Trust Fund related to the Group 2 Mortgage Loans and Group 2 Certificates, other than the Excluded Trust Property and the interests in the each Lower-Tier REMIC and the Middle-Tier REMIC formed hereby. The Middle-Tier REMIC shall hold as assets the uncertificated Lower-Tier Interests, other than the Class LT-R1 and LT-R2 Interests.  Each such Lower-Tier Interest is hereby designated as a REMIC regular interest.  The Upper-Tier REMIC shall hold as assets the uncertificated Middle-Tier Interests, other than the Class MT-R Interest.  Each such Middle-Tier Interest is hereby designated as a REMIC regular interest.

Lower-Tier-1 REMIC Interests

The following table specifies the Class designation, interest rate, and initial principal amount for each Lower-Tier-1 REMIC Interest:

Designation	Interest Rate	Initial Principal Balance	Related Subgroup
LT1-A1	(1)	$ 499,264,982.03	Subgroup 1-A1
LT-SSA-A1	(1)	$ 467,251.33	Subgroup 1-A1
LT1-A2	(2)	$ 749,827,972.06	Subgroup 1-A2
LT1-SSA-A2	(2)	$ 467,251.33	Subgroup 1-A2
LT-R1	(3)	(3)	N/A

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Subgroup 1-A1 Net WAC.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Subgroup 1-A2 Net WAC.

(3)

The LT1-R Interest is the sole class of residual interests in the Lower-Tier-1 REMIC.  It does not have an interest rate or a principal balance.  Ownership of the LT1-R Interest is represented by the Class A-R-II Certificate.

On each Distribution Date, Available Funds with respect to Group 1 shall be allocated among the Lower-Tier Interests in the Lower-Tier-1 REMIC in the following order of priority:

(i) First, concurrently, to the LT1-SSA-A1 and the LT1-SSA-A2 Interests as follows:

(a) To the LT1-SSA-A1 Interest until its principal balance equals 1% of the Subgroup Subordinate Amount for Subgroup 1-A1 for such Distribution date;

(b) To the LT1-SSA-A2 Interest until its principal balance equals 1% of the Subgroup Subordinate Amount for Subgroup 1-A2 for such Distribution date;

(c) To the LT1-SSA-A1 or LT1-SSA-A2 Interest until the ratio of the principal balance of the  LT1-SSA-A1 Interest to the principal balance of the LT1-SSA-A2 Interest equals the ratio of the Subgroup Subordinate Amount for Subgroup 1-A1 immediately after such Distribution Date to the Subgroup Subordinate Amount for Subgroup 1-A2 immediately after such Distribution Date;

(ii) Second, concurrently to the LT1-A1 and the LT1-A2 Interests as follows:

(a) To the LT1-A1 Interest until its principal balance equals the excess of the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Subgroup 1-A1 as of such Distribution Date over the principal balance of the LT1-SSA-A1 Interest on such Distribution Date, after taking into account distributions made pursuant to priority (i) above;

(b) To the LT1-A2 Interest until its principal balance equals the excess of the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Subgroup 1-A2 as of such Distribution Date over the principal balance of the LT1-SSA-A2 Interest on such Distribution Date, after taking into account distributions made pursuant to priority (i) above;

(iii) Third, remaining Available Funds for Group 1 shall be applied to interest distributions on the Lower-Tier Interests in the Lower-Tier-1 REMIC at the interest rates described above, provided, however, that any Net Deferred Interest on the Mortgage Loans in Group 1 will be allocated among and increase the principal balances of the Lower-Tier Interests in the same order of priority in which principal is distributed among such Lower-Tier Interests pursuant to priorities (i) and (ii) above.

On any Distribution Date, after all distributions of Available Funds for Group 1 on such date, Realized Losses with respect to Group 1 shall be allocated among the Lower-Tier Interests in the Lower-Tier-1 REMIC in the same order of priority in which principal is distributed among such Lower-Tier Interests pursuant to priorities (i) and (ii) above.

Lower-Tier-2 REMIC Interests

The following table specifies the Class designation, interest rate, and initial principal amount for each Lower-Tier-2 REMIC Interest:

Designation	Interest Rate	Initial Principal Balance	Related Subgroup
LT2-A1	(1)	$ 551,052,199.76	Subgroup 2-A1
LT2-SSA-A1	(1)	$ 515,678.03	Subgroup 2-A1
LT2-A2	(2)	$ 734,388,709.48	Subgroup 2-A2
LT2-SSA-A2	(2)	$ 687,309.44	Subgroup 2-A2
LT2-R	(3)	(3)	N/A

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Subgroup 2-A1 Net WAC.

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Lower-Tier Interests is a per annum rate equal to the Subgroup 2-A2 Net WAC.

(3)

The LT2-R Interest is the sole class of residual interests in the Lower-Tier-2 REMIC.  It does not have an interest rate or a principal balance.  Ownership of the LT2-R Interest is represented by the Class A-R-II Certificate.

On each Distribution Date, Available Funds with respect to Group 2 shall be allocated among the Lower-Tier Interests in the Lower-Tier-2 REMIC in the following order of priority:

(i) First, concurrently, to the LT2-SSA-A1 and the LT2-SSA-A2 Interests as follows:

(a) To the LT2-SSA-A1 Interest until its principal balance equals 1% of the Subgroup Subordinate Amount for Subgroup 2-A1 for such Distribution date;

(b) To the LT2-SSA-A2 Interest until its principal balance equals 1% of the Subgroup Subordinate Amount for Subgroup 2-A2 for such Distribution date;

(c) To the LT2-SSA-A1 or LT2-SSA-A2 Interest until the ratio of the principal balance of the  LT2-SSA-A1 Interest to the principal balance of the LT2-SSA-A2 Interest equals the ratio of the Subgroup Subordinate Amount for Subgroup 2-A1 immediately after such Distribution Date to the Subgroup Subordinate Amount for Subgroup 2-A2 immediately after such Distribution Date;

(ii) Second, concurrently to the LT2-A1 and the LT2-A2 Interests as follows:

(a) To the LT2-A1 Interest until its principal balance equals the excess of the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Subgroup 2-A1 as of such Distribution Date over the principal balance of the LT2-SSA-A1 Interest on such Distribution Date, after taking into account distributions made pursuant to priority (i) above;

(b) To the LT2-A2 Interest until its principal balance equals the excess of the aggregate of the Stated Principal Balances of the Mortgage Loans in Loan Subgroup 2-A2 as of such Distribution Date over the principal balance of the LT2-SSA-A2 Interest on such Distribution Date, after taking into account distributions made pursuant to priority (i) above;

(iii) Third, remaining Available Funds for Group 2 shall be applied to interest distributions on the Lower-Tier Interests in the Lower-Tier-2 REMIC at the interest rates described above, provided, however, that any Net Deferred Interest on the Mortgage Loans in Group 2 will be allocated among and increase the principal balances of the Lower-Tier Interests in the same order of priority in which principal is distributed among such Lower-Tier Interests pursuant to priorities (i) and (ii) above.

On any Distribution Date, after all distributions of Available Funds for Group 2 on such date, Realized Losses with respect to Group 2 shall be allocated among the Lower-Tier Interests in the Lower-Tier-2 REMIC in the same order of priority in which principal is distributed among such Lower-Tier Interests pursuant to priorities (i) and (ii) above.

Middle-Tier REMIC Interests

Designation	Interest Rate	Initial Principal Balance	Corresponding Class of Certificates
MT1-A1A	(1)	$ 181,202,600.00	Class 1-A1A, Class A-R
MT1-A1B	(1)	$ 45,301,000.00	Class 1-A1B
MT1-QA1	(1)	$ 217,443,410.00	N/A
MT1-ZA1	(1)	$ 4,530,070.00	N/A
MT1-YA1	(1)	$ 4,530,070.00	N/A
MT1-A2A	(2)	$ 204,042,550.00	Class 1-A2A
MT1-A2B	(2)	$ 85,018,000.00	Class 1-A2B
MT1-A2C	(2)	$ 51,010,500.00	Class 1-A2C
MT1-QA2	(2)	$ 326,468,160.00	N/A
MT1-ZA2	(2)	$ 6,801,420.00	N/A
MT1-YA2	(2)	$ 6,801,420.00	N/A
MT1-B1	(3)	$ 9,375,500.00	Class 1-B1
MT1-B2	(3)	$ 8,125,000.00	Class 1-B2
MT1-B3	(3)	$ 5,000,000.00	Class 1-B3
MT1-B4	(3)	$ 4,687,500.00	Class 1-B4
MT1-B5	(3)	$ 4,062,500.00	Class 1-B5
MT1-B6	(3)	$ 3,437,500.00	Class 1-B6
MT1-B7	(3)	$ 3,437,500.00	Class 1-B7
MT1-B8	(3)	$ 3,125,000.00	Class 1-B8
MT1-B9	(3)	$ 2,812,500.00	Class 1-B9
MT1-B10	(3)	$ 7,187,500.00	Class 1-B10
MT1-B11	(3)	$ 4,062,500.00	Class 1-B11
MT1-B12	(3)	$ 3,126,128.38	Class 1-B12
MT1-QB	(3)	$ 56,101,563.24	N/A
MT1-ZB	(3)	$ 1,168,782.57	N/A
MT1-YB	(3)	$ 1,168,782.57	N/A
MT2-A1A	(4)	$ 175,000,000.00	Class 2-A1A
MT2-A1B	(4)	$ 75,000,000.00	Class 2-A1B
MT2-QA1	(4)	$ 240,000,050.00	N/A
MT2-ZA1	(4)	$ 5,000,000.00	N/A
MT2-YA1	(4)	$ 5,000,000.00	N/A
MT2-A2A	(5)	$ 105,000,000.00	Class 2-A2A
MT2-A2B	(5)	$ 45,000,000.00	Class 2-A2B
MT2-A2	(5)	$ 83,172,500.00	Class 2-A2
MT2-A3	(5)	$ 100,000,000.00	Class 2-A3
MT2-QA2	(5)	$ 319,845,650.00	N/A
MT2-ZA2	(5)	$ 6,663,450.00	N/A
MT2-YA2	(5)	$ 6,663,450.00	N/A
MT2-B1	(6)	$ 18,012,000.00	Class 1-B1
MT2-B2	(6)	$ 14,153,000.00	Class 1-B2
MT2-B3	(6)	$ 10,293,000.00	Class 1-B3
MT2-B4	(6)	$ 2,895,000.00	Class 1-B4
MT2-B5	(6)	$ 7,398,000.00	Class 1-B5
MT2-B6	(6)	$ 4,503,500.00	Class 1-B6
MT2-B7	(6)	$ 2,894,873.36	Class 1-B7
MT2-QB	(6)	$ 57,743,448.42	N/A
MT2-ZB	(6)	$ 1,202,987.47	N/A
MT2-YB	(6)	$ 1,202,987.47	N/A
MT2-R	(7)	(7)	Class A-R-II

(1)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT1-A1 and LT1-SSA-A1 Interests for such Distribution Date (the Subgroup 1-A1 Net WAC).

(2)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT1-A2 and LT1-SSA-A2 Interests for such Distribution Date (the Subgroup 1-A2 Net WAC).

(3)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT1-SSA-A1 and LT1-SSA-A2 Interests for such Distribution Date.

(4)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT2-A1 and LT2-SSA-A1 Interests for such Distribution Date (the Subgroup 2-A1 Net WAC).

(5)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT2-A2 and LT2-SSA-A2 Interests for such Distribution Date (the Subgroup 2-A2 Net WAC).

(6)

The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these Middle-Tier Interests is a per annum rate equal to the weighted average of the interest rates on the LT2-SSA-A1 and LT2-SSA-A2 Interests for such Distribution Date.

(7)

The MT-R Interest is the sole class of residual interests in the Middle-Tier REMIC.  It does not have an interest rate or a principal balance.  Ownership of the MT-R Interest is represented by the Class AR Certificates.

On each Distribution Date, Available Funds with respect to the Group 1, which shall have been distributed in respect of the Lower-Tier Interests in the Lower-Tier-1 REMIC, shall be allocated among the Middle-Tier Interests in the following order of priority:

(i)

First, to the MT1-ZA1, MT1-ZA2, MT1-ZB, MT1-YA1, MT1-YA2, and MT1-YB Interests in reduction of their principal balances as follows –

(a)

Concurrently to the MT1-ZA1, MT1-ZA2, and MT1-ZB Interests the amount, if any, required to reduce (I) the principal balance of the MT1-ZA1 Interest to the MT1-ZA1 Target Balance for such Distribution Date, (II) the principal balance of the MT1-ZA2 Interest to the MT1-ZA2 Target Balance for such Distribution Date, and (III) the principal balance of the MT1-ZB Interest to the MT1-ZB Target Balance for such Distribution Date;

(b)

Concurrently to the MT1-YA1, MT1-YA2, and MT1-YB Interests the amount, if any, required to reduce (I) the principal balance of the MT1-YA1 Interest to the MT1-YA1 Target Balance for such Distribution Date, (II) the principal balance of the MT1-YA2 Interest to the MT1-YA2 Target Balance for such Distribution Date, and (III) the principal balance of the MT1-YB Interest to the MT1-YB Target Balance for such Distribution Date; and

(c)

Concurrently to the MT1-ZA1, MT1-ZA2, MT1-ZB, MT1-YA1, MT1-YA2, and MT1-YB Interests as follows: (I) to the MT1-ZA1 and MT1-YA1 Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Certificate Principal Balance of the Class 1-A1A and Class 1-A1B Certificates immediately after such Distribution Date, (II) to the MT1-ZA2 and MT1-YA2 Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Certificate Principal Balance of the Class 1-A2A, Class 1-A2B, and Class 1-A2C Certificates immediately after such Distribution Date, and (III) to the MT1-ZB and MT1-YB Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Certificate Principal Balance of the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11, and Class 1-B12 Certificates immediately after such Distribution Date,

(ii)

Second, concurrently to the MT1-A1A, MT1-A1B, MT1-A2A, MT1-A2B, MT1-A2C, MT1-B1, MT1-B2, MT1-B3. MT1-B4, MT1-B5, MT1-B6, MT1-B7, MT1-B8,MT1-B9, MT1-B10, MT1-B11, and MT1-B12 Interests until the principal balance of each such Lower-Tier Interest equals 50% of the Class Certificate Principal Balance or Balances of the Corresponding Class or Classes of Certificates for such Middle-Tier Interest immediately after such Distribution Date;

(iii)

Third, concurrently to the MT1-QA1, MT1-QA2, and MT1-QB  Interests until (a) the principal balance of the MT1-QA1 Interest equals the excess of (I) the aggregate Class Certificate Principal Balance of the Class 1-A1A, and Class 1-A1B Certificates and the 1-PO-1 Component immediately after such Distribution Date over (II) the aggregate of the principal balances of the MT1-A1A, MT1-A1B, MT1-ZA1 and MT1-YA1 Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date, (b) the principal balance of the MT1-QA2 Interest equals the excess of (I) the aggregate Class Certificate Principal Balance of the Class 1-A2A, Class 1-A2B, and Class 1-A2C Certificates and the 1-PO-2 Component immediately after such Distribution Date over (b) the aggregate of the principal balances of the MT1-A2A, MT1-A2B , MT1-A2C, MT1-ZA2, and MT1-YA2 Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date, and (c) the principal balance of the MT1-QB Interest equals the excess of (I) the aggregate Class Certificate Principal Balance of the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11, and Class 1-B12 Certificates immediately after such Distribution Date over (b) the aggregate of the principal balances of the MT1-B1, MT1-B2,  MT1-B3, MT1-B4, MT1-B5, MT1-B6, MT1-B7, MT1-B8, MT1-B9, MT1-B10, MT1-B11, MT1-B12, MT1-ZB, and MT1-YB Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date;

(iv)

Fourth, remaining Available Funds for Group 1 shall be applied to interest distributions on the Lower-Tier Interests in the Lower-Tier 1 REMIC at the interest rates described above, provided, however, that any Net Deferred Interest on the Mortgage Loans in Group 1 will be allocated among and increase the principal balances of the Lower-Tier Interests in the same order of priority in which principal is distributed among such Lower-Tier Interests pursuant to priorities (i)(c), (ii), and (iii) above.

On any Distribution Date, after all distributions of Available Funds for Group 1 and Realized Losses with respect to Group 1, which shall have been distributed or allocated in respect of the Lower-Tier Interests in the Lower-Tier-1 REMIC, shall be allocated among the Middle-Tier Interests the same order of priority in which principal is distributed among such Middle-Tier Interests pursuant to priorities (i) through (iii) above.

On each Distribution Date, Available Funds with respect to the Group 2, which shall have been distributed in respect of the Lower-Tier Interests in the Lower-Tier-2 REMIC, shall be allocated among the Middle-Tier Interests the following order of priority:

(i)

First, to the MT2-ZA1, MT2-ZA2, MT2-ZB, MT2-YA1, MT2-YA2, and MT2-YB Interests in reduction of their principal balances as follows –

(a)

Concurrently to the MT2-ZA1, MT2-ZA2, and MT2-ZB Interests the amount, if any, required to reduce (I) the principal balance of the MT2-ZA1 Interest to the MT2-ZA1 Target Balance for such Distribution Date, (II) the principal balance of the MT1-ZA2 Interest to the MT2-ZA2 Target Balance for such Distribution Date, and (III) the principal balance of the MT2-ZB Interest to the MT2-ZB Target Balance for such Distribution Date;

(b)

Concurrently to the MT2-YA1, MT2-YA2, and MT2-YB Interests the amount, if any, required to reduce (I) the principal balance of the MT2-YA1 Interest to the MT2-YA1 Target Balance for such Distribution Date, (II) the principal balance of the MT2-YA2 Interest to the MT2-YA2 Target Balance for such Distribution Date, and (III) the principal balance of the MT2-YB Interest to the MT2-YB Target Balance for such Distribution Date; and

(c)

Concurrently to the MT2-ZA1, MT2-ZA2, MT2-ZB, MT2-YA1, MT2-YA2, and MT2-YB Interests as follows: (I) to the MT2-ZA1 and MT2-YA1 Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Certificate Principal Balance of the Class 2-A1A and Class 2-A1B Certificates immediately after such Distribution Date, (II) to the MT2-ZA2 and MT2-YA2 Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Certificate Principal Balance of the Class 2-A2A, Class 2-A2B, Class 2-A2, and Class 2-A3 Certificates immediately after such Distribution Date, and (III) to the MT2-ZB and MT2-YB Interests, in proportion to their principal balances, after taking into account distributions pursuant to priorities (a) and (b) above, until the sum of their principal balances equals 2% of the aggregate Class Certificate Principal Balance of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6, and Class 2-B7 Certificates immediately after such Distribution Date,;

          (ii)

Second, concurrently to the MT2-A1A, MT2-A1B, MT2-A2A, MT2-A2B, MT2-A2, MT2-A3,  MT2B-1, MT2B-2, MT2B-3, MT2B-4, MT2B-5, MT1B-6, and MT2B-7, Interests until the principal balance of each such Lower-Tier Interest equals 50% of the Class Certificate Principal Balance of the Corresponding Class of Certificates for such Lower-Tier Interest immediately after such Distribution Date;

         (iii)

Third, concurrently to the MT2-QA1, MT2-QA2, and  MT2-QB  Interests until (a) the principal balance of the MT2-QA1 Interest equals the excess of (I) the aggregate Class Certificate Principal Balance of the Class 2-A1A, Class 2-A1B, and Class 2-PO1 Certificates immediately after such Distribution Date over (II) the aggregate of the principal balances of the MT2-A1A, MT2-A1B , MT2-ZA1, and MT2-YA1 Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date, (b) the principal balance of the MT2-QA2 Interest equals the excess of (I) the aggregate Class Certificate Principal Balance of the Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, and Class 2-PO2 Certificates immediately after such Distribution Date over (b) the aggregate of the principal balances of the MT2-A2A, MT2-A2B , MT2-A2, MT2-A3,  MT2-ZA2, and MT2-YA2 Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date, and (c) the principal balance of the MT2-QB Interest equals the excess of (I) the aggregate Class Certificate Principal Balance of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6, Class 2-B7, and Class 2-POB Certificates immediately after such Distribution Date over (b) the aggregate of the principal balances of the MT2-B1, MT2-B2,  MT2-B3, MT2-B4, MT2-B5, MT2-B6, MT2-B7, MT2-ZB, and MT2-YB Interests after taking into account the distributions made pursuant to priorities (i) and (ii) above on such Distribution Date;

(iv) Fourth, remaining Available Funds shall be applied to interest distributions on the Middle-Tier Interests at the interest rates described above, provided, however, that any Net Deferred Interest will be allocated among and increase the principal balances of such Middle-Tier Interests in the same order of priority in which principal is distributed among such Middle-Tier Interests pursuant to priorities (i)(c), (ii) and (iii) above.

On any Distribution Date, after all distributions of Available Funds for Group 2, which shall have been distributed in respect of the Lower-Tier Interests in the Lower-Tier-2 REMIC, Realized Losses with respect to Group 2 shall be allocated among the Middle-Tier Interests in the Middle-Tier REMIC in the same order of priority in which principal is distributed among the Middle-Tier Interests pursuant to priorities (i) through (iii) above.

The Certificates

The following table sets forth (or describes) the Class designation, Pass-Through Rate, and Original Class Certificate Principal Balance (or initial Certificate Notional Balance) for each Class of Certificates comprising interests in the Trust Fund created hereunder.  Each Class of Certificates, other than the Class A-R and Class A-R-II Certificates, is hereby designated as representing ownership of regular interests in the Upper-Tier REMIC.

	Original Class Certificate Principal Balance or Class Certificate Notional Balance	Pass-Through Rate
Class 1-A1A	$362,405,000.00	(1)
Class 1-A1B	$ 90,602,000.00	(1)
Class 1-A2A	$408,085,000.00	(1)
Class 1-A2B	$170,036,000.00	(1)
Class 1-A2C	$102,021,000.00	(1)
Class A-R	$ 100.00	(1)
Class 2-A1A	$350,000,000.00	(1)
Class 2-A1B	$150,000,000.00	(1)
Class 2-A2A	$210,000,000.00	(1)
Class 2-A2B	$ 90,000,000.00	(1)
Class 2-A2	$166,345,000.00	(1)
Class 2-A3	$200,000,000.00	(1)
Class 1-X	Notional Amount (2)	(1)(2)
Class 2-XA1	Notional Amount (3)	(1)(3)
Class 2-XA2	Notional Amount (4)	(1)(4)
Class 2-XB	Notional Amount (5)	(1)(5)
Class 1-PO	$ 100.00	(6)
Class 2-PO1	$ 50.00	(7)
Class 2-PO2	$ 50.00	(8)
Class 2-POB	$ 50.00	(9)
Class 1-B1	$ 18,751,000.00	(10)
Class 1-B2	$ 16,250,000.00	(10)
Class 1-B3	$ 10,000,000.00	(10)
Class 1-B4	$ 9,375,000.00	(10)
Class 1-B5	$ 8,125,000.00	(10)
Class 1-B6	$ 6,875,000.00	(10)
Class 1-B7	$ 6,875,000.00	(10)
Class 1-B8	$ 6,250,000.00	(10)
Class 1-B9	$ 5,625,000.00	(10)
Class 1-B10	$ 14,375,000.00	(10)
Class 1-B11	$ 8,125,000.00	(10)
Class 1-B12	$ 6,252,256.75	(10)
Class 2-B1	$ 36,024,000.00	(10)
Class 2-B2	$ 28,306,000.00	(10)
Class 2-B3	$ 20,586,000.00	(10)
Class 2-B4	$ 20,586,000.00	(10)
Class 2-B5	$ 14,796,000.00	(10)
Class 2-B6	$ 9,007,000.00	(10)
Class 2-B7	$ 5,789,746.71	(10)
Class A-R-II	(11)	(11)

____________

(1)

Calculated pursuant to the definition of “Pass-Through Rate.”

(2)

For purposes of the REMIC provisions, the Class 1-X Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the Middle-Tier Interests having an “MT1” in their designation.  For purposes of the REMIC Provisions, the interest shall accrue on the Class 1-X Certificate at a rate equal to the excess, if any, of (i) the Group 1 Adjusted Net WAC over (ii) the Group 1 Adjusted Middle-Tier WAC.  The Class 1-X Certificates are interest-only certificates and will not be entitled to distributions of principal.

(3)

For purposes of the REMIC provisions, the Class 2-XA1 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-A1A,  MT2-A1B, MT2-QA1, MT2-ZA1, and MT2-YA1 Interests.  For purposes of the REMIC Provisions, the interest shall accrue on the Class 2-XA1 Certificate at a rate equal to the excess, if any, of (a) the Subgroup 2-A1 Adjusted Cap Rate over (b) the Subgroup 2-A1 Adjusted Lower-Tier WAC.  The Class 2-XA1 Certificates are interest-only certificates and will not be entitled to distributions of principal.

(4)

For purposes of the REMIC provisions, the Class 2-XA2 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-A2A, MT2-A2B, MT2-A2, MT2-A3, MT2-QA2, MT2-ZA2, and MT2-YA2 Interests.  For purposes of the REMIC Provisions, the interest shall accrue on the Class 2-XA2 Certificate at a rate equal to the excess, if any, of (a) the Subgroup 2-A2 Adjusted Cap Rate over (b) the Subgroup 2-A2 Adjusted Lower-Tier WAC.  The Class 2-XA2 Certificates are interest-only certificates and will not be entitled to distributions of principal.

(5)

For purposes of the REMIC provisions, the Class 2-XB Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-B1, MT2-B2, MT2-B3, MT2-B4, MT2-B5, MT2-B6, MT2-B7, MT2-QB, MT2-ZB, and MT2-YB Interests.  For purposes of the REMIC Provisions, the interest shall accrue on the Class 2-XB Certificate at a rate equal to the excess, if any of (a) the Group 2 Subordinate Adjusted Cap Rate over (b) the Group 2-B Adjusted Middle-Tier WAC.  The Class 2-XB Certificates are interest-only certificates and will not be entitled to distributions of principal.

(6)

The Class 1-PO Certificates are principal-only certificates and will not be entitled to distributions of interest.  For purposes of the REMIC Provisions, the Class 1-PO Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the Middle-Tier Interests having an “MT1” in their designation.  For purposes of the REMIC Provisions, interest shall accrue on the Class 1-PO Certificates at a rate equal to the excess of (i) the Group 1 Net WAC over (ii) the Group 1 Adjusted Middle-Tier Pay Rate.  Any interest accrued on the Class 1-PO Certificates will not be paid currently but shall increase the Component Principal Balance of the Class 1-PO Certificate.

(7)

For purposes of the REMIC Provisions, the Class 2-PO1 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-A1A, MT2-A1B, MT2-QA1, MT2-ZA1, and MT2-YA1 Interests.  For purposes of the REMIC Provisions, interest shall accrue on the Class 2-PO1 Certificates at a rate equal to the excess, if any, of  (a) the Subgroup 2-A1 Net WAC  over (b) the Subgroup 2-A1 Adjusted Middle-Tier Pay Rate.  Any interest accrued on the Class 2-PO1 Certificates will not be paid currently but shall increase the Certificate Principal Balance of the Class 2-PO1 Certificate.

(8)

For purposes of the REMIC Provisions, the Class 2-PO2 Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-A2A, MT2-A2B, MT2-A2, MT2-A3, MT2-QA2, MT2-ZA2, and MT2-YA2 Interests.  For purposes of the REMIC Provisions, interest shall accrue on the Class 2-PO2 Certificates at a rate equal to the excess of (a) the Subgroup 2-A2 Net WAC over (b) the Subgroup  2-A2 Adjusted Middle-Tier Pay Rate.  Any interest accrued on the Class 2-PO2 Certificates will not be paid currently but shall increase the Certificate Principal Balance of the Class 2-PO2 Certificate.

(9)

For purposes of the REMIC Provisions, the Class 2-POB Certificates shall accrue interest on a notional balance equal to the sum of the principal balances of the MT2-B1, MT2-B2, MT2-B3, MT2-B4, MLT2-B5, MT2-B6, MT2-B7, MT2-QB, MT2-ZB, and MT2-YB Interests.  For purposes of the REMIC Provisions, interest shall accrue on the Class 2-POB Certificates at a rate equal to the excess of (a) the Net WAC Cap applicable to the Class 2-B1, Class 2-B2, Class 2-B3, and Class 2-B4 Certificates  over (b) the Group 2-B Adjusted Middle-Tier Pay Rate.  Any interest accrued on the Class 2-POB Certificates will not be paid currently but shall increase the Component Principal Balance of the Class 2-POB Certificate.

(10)

Calculated pursuant to the definition of “Pass-Through Rate,” but adjusted, for purposes of the REMIC Provisions, to reflect the allocation, if any, of Subordinate Class Expense Share.

(11)

For purposes of the REMIC provisions, the Class A-R-II Certificate represents ownership of the Class LT1-R Interest and the LT2-R Interest, which are the sole classes of residual interest in the Lower-Tier-1 REMIC and Lower –Tier-2 REMIC, respectively, and does not have a principal balance or a pass-through rate.

ARTICLE I

DEFINITIONS; DECLARATION OF TRUST

SECTION 1.01.  Defined Terms.

Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.  All calculations of interest described herein shall be made on the basis of an assumed 360-day year consisting of twelve 30-day months.

“1-PO-1 Component”:  The Principal-Only Component of the Class 1-PO Certificates that relates to the Subgroup 1-A1 Mortgage Loans.

“1-PO-1 Component Principal Balance”:  As of the Closing Date, $50; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class 1-X Certificates in respect of the Subgroup 1-A1 Mortgage Loans as set forth in Section 5.02 herein.

“1-PO-2 Component”:  The Principal-Only Component of the Class 1-PO Certificates that relates to the Subgroup 1-A2 Mortgage Loans.

“1-PO-2 Component Principal Balance”:  As of the Closing Date, $50; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class 1-X Certificates in respect of the Subgroup 1-A2 Mortgage Loans as set forth in Section 5.02 herein.

“1-X Required Reserve Fund Deposit”:  With respect to the Class 1-X Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class 1-X Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest applicable to the Group 1 Mortgage Loans and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Group 1 Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Group 1 LIBOR Certificates (and with respect to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, after giving effect to distributions of payments made pursuant to the related Yield Maintenance Agreements).

“2-POB-1 Component”:  The Principal-Only Component of the Class 2-POB Certificates that relates to the Subgroup 2-A1 Mortgage Loans.

“2-POB-1 Component Principal Balance”:  As of the Closing Date, $25; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class 2-XB Certificates in respect of the Subgroup 2-A1 Mortgage Loans as set forth in Section 5.02 herein.

“2-POB-2 Component”:  The Principal-Only Component of the Class 2-POB Certificates that relates to the Subgroup 2-A2 Mortgage Loans.

“2-POB-2 Component Principal Balance”:  As of the Closing Date, $25; thereafter, as increased by amounts of Net Deferred Interest allocated to the Class 2-XB Certificates in respect of the Subgroup 2-A2 Mortgage Loans as set forth in Section 5.02 herein.

“2-XA1 Required Reserve Fund Deposit”:  With respect to the Class 2-XA1 Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class 2-XA1 Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest applicable to the Subgroup 2-A1 Mortgage Loans and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Group 2-A1 Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 2-A1A and Class 2-A1B Certificates.

“2-XA2 Required Reserve Fund Deposit”:  With respect to the Class 2-XA2 Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class 2-XA2 Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest applicable to the Subgroup 2-A2 Mortgage Loans and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Group 2-A2 Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates.

“2-XB Required Reserve Fund Deposit”:  With respect to the Class 2-XB Certificates and any Distribution Date, an amount equal to the lesser of (i) the Interest Distributable Amount for the Class 2-XB Certificates for such Distribution Date (after giving effect to such Certificate’s share of any Net Deferred Interest applicable to the Group 2 Mortgage Loans and after any reduction in the Interest Distributable Amount due to Net Interest Shortfalls on such Distribution Date) and (ii) the amount required to bring the balance on deposit in the Group 2-B Basis Risk Reserve Fund up to an amount equal to the Basis Risk Shortfalls for such Distribution Date with respect to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates.

“1933 Act”:  The Securities Act of 1933, as amended.

“Acceptable Successor Servicer”:  A FHLMC- or FNMA-approved servicer that is  (i) reasonably acceptable to the Trustee and (ii) acceptable to each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee that such entity’s acting as a successor servicer will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.

“Account”:  The Distribution Account or each Servicing Account, as the context requires.

“Accrual Period”: With respect to each Distribution Date and the Certificates (other than the LIBOR Certificates) and any Class of Lower-Tier Interests, the calendar month prior to the month of that Distribution Date.  With respect to each Distribution Date and the LIBOR Certificates, the period beginning on the immediately preceding Distribution Date (or Closing Date in the case of the first Distribution Date) and ending on the date immediately preceding such Distribution Date.  Interest on the LIBOR Certificates will be calculated on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period; in the case of the other Classes of Certificates (and the Lower-Tier Interests), interest shall be calculated based on an assumption that each month has 30 days and each year has 360 days.

“Accrued Interest Amount”:  For any Distribution Date and for any Undercollateralized Group, an amount equal to one month’s interest on the applicable Principal Deficiency Amount at the Net WAC of the applicable Loan Group, plus any interest accrued on such Undercollateralized Group remaining unpaid from prior Distribution Dates.

“Adjusted Cap Rate”:  Any of the Group 1 Subordinate Adjusted Cap Rate, the Subgroup 1-A1 Adjusted Cap Rate, the Subgroup 1-A2 Adjusted Cap Rate, the Group 2 Subordinate Adjusted Cap Rate, the Subgroup 2-A1 Adjusted Cap Rate, the Subgroup 2-A2 Adjusted Cap Rate, the Class 1-X Adjusted Cap Rate, the Class 2-XA1 Adjusted Cap Rate, the Class 2-XA2 Adjusted Cap Rate and the Class 2-XB Adjusted Cap Rate, as applicable.

“Adjustment Date”:  With respect to each Mortgage Loan, each adjustment date on which the related Loan Rate changes pursuant to the related Mortgage Note.  The first Adjustment Date following the Cut-Off Date as to each Mortgage Loan is set forth in the Mortgage Loan Schedule.

“Advance”:  With respect to any Distribution Date and any Mortgage Loan or REO Property, any advance made by the Servicer pursuant to Section 7.02.

“Adverse REMIC Event”:  Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

“Affiliate”:  With respect to any Person, any other Person controlling, controlled by or under common control with such Person.  For purposes of this definition, “control” means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Aggregate Premium Amount”:  As to any Distribution Date and each Class of Insured Certificates, the product of one-twelfth of the Premium Rate and the aggregate of the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificate Principal Balance on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Agreement”:  This Pooling and Servicing Agreement, dated as of July, 2005, as amended, supplemented and otherwise modified from time to time.

“Applicable Credit Support Percentage”:  As defined in Section 5.01(d).

“Apportioned Principal Balance”: As to any Class of Subordinate Certificates, and Loan Subgroup and any Distribution Date, the Class Certificate Principal Balance of such Class immediately prior to such Distribution Date multiplied by a fraction, the numerator of which is the Subordinate Component for the related Loan Subgroup for such date and the denominator of which is the sum of the related Subordinate Components (in the aggregate).

“Assignment”:  As to any Mortgage, an assignment of mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient, under the laws of the jurisdiction in which the related Mortgaged Property is located, to reflect or record the sale of such Mortgage.

“Available Funds”:  As to any Distribution Date and any Loan Subgroup, an amount equal to (i) the sum of (a) the aggregate of the Monthly Payments received on or prior to the related Determination Date (excluding Monthly Payments due in future Due Periods but received by the related Determination Date) in respect of the Mortgage Loans in that Loan Subgroup, (b) Net Liquidation Proceeds, Insurance Proceeds, Principal Prepayments (excluding Prepayment Penalty Amounts), Recoveries and other unscheduled recoveries of principal and interest in respect of the Mortgage Loans in that Loan Subgroup received during the related Prepayment Period, (c) the aggregate of any amounts received in respect of REO Properties for such Distribution Date in respect of the Mortgage Loans in that Loan Subgroup, (d) the aggregate of any amounts of Interest Shortfalls (excluding for such purpose all shortfalls as a result of Relief Act Reductions) paid by the Servicer pursuant to the Servicing Agreement and Compensating Interest Payments deposited in the Distribution Account for that Distribution Date in respect of the Mortgage Loans in that Loan Subgroup, (e) the aggregate of the Purchase Prices and Substitution Adjustments deposited in the Distribution Account during the related Prepayment Period in respect of the Mortgage Loans in that Loan Subgroup, (f) the aggregate of any advances in respect of delinquent Monthly Payments made by the Servicer for that Distribution Date in respect of the Mortgage Loans in that Loan Subgroup, (g) the aggregate of any Advances made by the Trustee for that Distribution Date pursuant to Section 7.02 hereof in respect of the Mortgage Loans in that Loan Subgroup and (h) the Termination Price allocated to such Loan Subgroup on the Distribution Date on which the Trust is terminated; minus (ii) the sum of (v) the Expense Fees for that Distribution Date in respect of the Mortgage Loans in that Loan Subgroup, (w) amounts in reimbursement for Advances previously made in respect of the Mortgage Loans in that Loan Subgroup and other amounts as to which the Servicer, the Trustee and the Custodian are entitled to be reimbursed pursuant to Section 4.03, (x) the amount payable to the Trustee pursuant to Section 8.05 and the Custodian pursuant to Section 19 of the Custodial Agreement in respect of the Mortgage Loans in that Loan Subgroup or if not related to a Mortgage Loan, allocated to each Loan Subgroup on a pro rata basis, (y) amounts deposited in the Distribution Account in error in respect of the Mortgage Loans in that Loan Subgroup and (z) the portion of the Premium Amount payable on such Distribution Date to the Certificate Insurer from such Loan Subgroup.

“Bankruptcy Code”:  The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

“Basis Risk Shortfall”:  With respect to any Distribution Date and the LIBOR Certificates and the MTA Certificates, the sum of:

(i)

the excess, if any, of the Interest Distributable Amount that such Class would have been entitled to receive if the Pass-Through Rate for such Class were calculated without regard to clause (ii) in the definition thereof, over the actual Interest Distributable Amount such Class is entitled to receive for such Distribution Date;

(ii)

any excess described in clause (i) above remaining unpaid from prior Distribution Dates; and

(iii)

interest for the applicable Accrual Period on the amount described in clause (ii) above based on the applicable Pass-Through Rate, determined without regard to clause (ii) in the definition thereof.

 “BONY Custodial Agreement”:  The Custodial Agreement, dated as of July 1, 2005, between the Trustee and the Bank of New York, as custodian.

“Book-Entry Certificates”:  Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a “Depository Participant”, or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 6.02 hereof).  On the Closing Date, all Classes of the Certificates other than the Physical Certificates shall be Book-Entry Certificates.

“Business Day”:  Any day other than a Saturday, a Sunday or a day on which banking or savings institutions in the State of California, the State of Minnesota, the State of Texas, the State of New York, the State of Massachusetts or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

“Call Option”:  The right to terminate this Agreement and the Trust pursuant to the second paragraph of Section 10.01(a) hereof.

“Call Option Date”:  As defined in Section 10.01(a) hereof.

“Certificate”:  Any Regular Certificate or Residual Certificate.

“Certificate Insurance Policy”:  The Certificate Guaranty Insurance Policy (No. AB0913BE) with respect to the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates, and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates, a copy of which is attached hereto as Exhibit O.

“Certificate Insurer”:  Ambac Assurance Corporation, a Wisconsin domiciled stock insurance corporation.

“Certificate Insurer Default”:  The existence and continuance of any of the following: (a) a failure by the Certificate Insurer to make a payment required under the Certificate Insurance Policy in accordance with its terms; (b) the entry of a decree or order of a court or agency having jurisdiction in respect of the Certificate Insurer in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law appointing a conservator or receiver or liquidator or other similar official of the Certificate Insurer or of any substantial part of its property, or the entering of an order for the winding up or liquidation of the affairs of the Certificate Insurer and the continuance of any such decree or order undischarged or unstayed and in force for a period of 90 consecutive days; (c) the Certificate Insurer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Certificate Insurer or of or relating to all or substantially all of its property; or (d) the Certificate Insurer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations.

“Certificate Insurer Reimbursement Amount”:  For any Distribution Date, the sum of (a) all amounts previously paid by the Certificate Insurer in respect of Insured Amounts for which the Certificate Insurer has not been reimbursed prior to such Distribution Date and (b) interest accrued on the foregoing at the Late Payment Rate from the date the Trustee received such amounts paid by the Certificate Insurer to such Distribution Date.

“Certificate Notional Balance”:  With respect to each Certificate of Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB and any date of determination, the product of (i) the Class Certificate Notional Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Owner”:  With respect to each Book-Entry Certificate, any beneficial owner thereof and with respect to each Physical Certificate, the Certificateholder thereof.

“Certificate Principal Balance”:  With respect to each Certificate of a given Class (other than Class A-R-II, Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB) and any date of determination, the product of (i) the Class Certificate Principal Balance of such Class and (ii) the applicable Percentage Interest of such Certificate.

“Certificate Register” and “Certificate Registrar”:  The register maintained and registrar appointed pursuant to Section 6.02 hereof.  U.S. Bank National Association will act as Certificate Registrar, for so long as it is the Trustee under this Agreement.

 “Certificateholder” or “Holder”:  The Person in whose name a Certificate is registered in the Certificate Register, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Residual Certificate for any purpose hereof.

“Class”:  Collectively, Certificates that have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

“Class 1-A1A Certificate”:  Any of the Class 1-A1A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A1A Yield Maintenance Agreement”:  The transaction evidenced by the confirmation dated July 29, 2005 together with any other related documents thereto, between the Yield Maintenance Provider and the Trust, for the benefit of the Class 1-A1A Certificates.

“Class 1-A1B Certificate”:  Any of the Class 1-A1B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A1B Premium Amount”:  As to any Distribution Date and the Class 1-A1B Certificates, the product of one-twelfth of the Premium Rate and the Class 1-A1B Certificate Principal Balance on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Class 1-A1B Yield Maintenance Agreement”:  The transaction evidenced by the confirmation dated July 29, 2005 together with any other related documents thereto, between the Yield Maintenance Provider and the Trust, for the benefit of the Class 1-A1B Certificates.

“Class 1-A2A Certificate”:  Any of the Class 1-A2A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A2A and Class 1-A2B Yield Maintenance Agreement”:  The transaction evidenced by the confirmation dated July 29, 2005 together with any other related documents thereto, between the Yield Maintenance Provider and the Trust, for the benefit of the Class 1-A2A and Class 1-A2B Certificates.

“Class 1-A2B Certificate”:  Any of the Class 1-A2B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A2C Certificate”:  Any of the Class 1-A2C Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-A2C Premium Amount”:  As to any Distribution Date and the Class 1-A2C Certificates, the product of one-twelfth of the Premium Rate and the Class 1-A2C Certificate Principal Balance on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Class 1-A2C Yield Maintenance Agreement”:  The transaction evidenced by the confirmation dated July 29, 2005 together with any other related documents thereto, between the Yield Maintenance Provider and the Trust, for the benefit of the Class 1-A2C Certificates.

“Class 1-B1 Certificate”:  Any of the Class 1-B1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B2 Certificate”:  Any of the Class 1-B2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B3 Certificate”:  Any of the Class 1-B3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B4 Certificate”:  Any of the Class 1-B4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B5 Certificate”:  Any of the Class 1-B5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B6 Certificate”:  Any of the Class 1-B6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B7 Certificate”:  Any of the Class 1-B7 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B8 Certificate”:  Any of the Class 1-B8 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B9 Certificate”:  Any of the Class 1-B9 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B10 Certificate”:  Any of the Class 1-B10 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B11 Certificate”:  Any of the Class 1-B11 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-B12 Certificate”:  Any of the Class 1-B12 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-PO Certificate”:  Any of the Class 1-PO Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-X Adjusted Cap Rate”:  With respect to the Class 1-X Certificate for any Distribution Date shall equal the Pass-Through Rate for the Class 1-X Certificate, computed for this purpose by (i) reducing Group 1 Net WAC by a per annum rate equal to the quotient of (a) the Net Deferred Interest for the Group 1 Mortgage Loans for such Distribution Date multiplied by 12, divided by (b) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the month prior to such Distribution Date, and (ii) computing the Pass-Through Rates of the Group 1 LIBOR Certificates by substituting the Group 1 Adjusted Cap Rate for the applicable “Net WAC Cap” in the definition of Pass-Through Rate for each such Class.

“Class 1-X Certificate”:  Any of the Class 1-X Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 1-X Certificate Notional Balance”:  As of any Distribution Date, the aggregate Principal Balance of the Group 1 Mortgage Loans at the end of the related Due Period.

“Class 2-A1A Certificate”:  Any of the Class 2-A1A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A1B Certificate”:  Any of the Class 2-A1B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A1B Premium Amount”:  As to any Distribution Date and the Class 2-A1B Certificates, the product of one-twelfth of the Premium Rate and the Class 2-A1B Certificate Principal Balance on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Class 2-A2A Certificate”:  Any of the Class 2-A2A Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A2B Certificate”:  Any of the Class 2-A2B Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A2B Premium Amount”:  As to any Distribution Date and the Class 2-A2B Certificates, the product of one-twelfth of the Premium Rate and the Class 2-A2B Certificate Principal Balance on the immediately preceding Distribution Date, or, in the case of the first Distribution Date, the Closing Date, in each case after giving effect to distributions of principal made on such Distribution Date.

“Class 2-A2 Certificate”:  Any of the Class 2-A2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-A3 Certificate”:  Any of the Class 2-A3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-1, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B1 Certificate”:  Any of the Class 2-B1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B2 Certificate”:  Any of the Class 2-B2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B3 Certificate”:  Any of the Class 2-B3 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B4 Certificate”:  Any of the Class 2-B4 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B5 Certificate”:  Any of the Class 2-B5 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B6 Certificate”:  Any of the Class 2-B6 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-B7 Certificate”:  Any of the Class 2-B7 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit C, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-PO1 Certificate”:  Any of the Class 2-PO1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-PO2 Certificate”:  Any of the Class 2-PO2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-POB Certificate”:  Any of the Class 2-POB Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-3, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-XA1 Adjusted Cap Rate”:  With respect to the Class 2-XA1 Certificate for any Distribution Date, the Pass-Through Rate for the Class 2-XA1 Certificate, computed for this purpose by (i) reducing the Subgroup 2-A1 Net WAC by a per annum rate equal to the quotient of (a) the Net Deferred Interest for the Subgroup 2-A1 Mortgage Loans for such Distribution Date multiplied by 12, and (b) the Aggregate Principal Balance of the Subgroup 2-A1 Mortgage Loans as of the first day of the month prior to such Distribution Date, and (ii) computing the Pass-Through Rates of the Class 2-A1A and Class 2-A1B Certificates by substituting “Subgroup 2-A1 Adjusted Cap Rate” for the applicable “Net WAC Cap” in the definition of Pass-Through Rate for such Class of Certificates.

“Class 2-XA2 Adjusted Cap Rate”:  With respect to the Class 2-XA2 Certificate for any Distribution Date, the Pass-Through Rate for the Class 2-XA2 Certificate, computed for this purpose by (i) reducing the Subgroup 2-A2 Net WAC by a per annum rate equal to the quotient of (a) the Net Deferred Interest for the Subgroup 2-A2 Mortgage Loans for such Distribution Date multiplied by 12, and (b) the Aggregate Principal Balance of the Subgroup 2-A2 Mortgage Loans as of the first day of the month prior to such Distribution Date, and (ii) computing the Pass-Through Rates of the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates by substituting “Subgroup 2-A2 Adjusted Cap Rate” for the applicable “Net WAC Cap” in the definition of Pass-Through Rate for such Class of Certificates.

“Class 2-XB Adjusted Cap Rate”:  With respect to the Class 2-XB Certificate for any Distribution Date, the Pass-Through Rate for the Class 2-XB Certificate, computed for this purpose by (i) reducing the weighted average of the Subgroup 2-A1 Net WAC and the Subgroup 2-A2 Net WAC for such Distribution Date, weighted on the basis of the Subgroup Subordinate Amounts for Subgroup 2-A1 and Subgroup 2-A2 by a per annum rate equal to the quotient of (a) the Net Deferred Interest for the Group 2 Mortgage Loans for such Distribution Date multiplied by 12, and (b) the Aggregate Principal Balance of the Group 2 Mortgage Loans as of the first day of the month prior to such Distribution Date, and (ii) computing the Pass-Through Rates of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates by substituting “Group 2 Subordinate Adjusted Cap Rate” for the applicable “Net WAC Cap” in the definition of Pass-Through Rate for such Class of Certificates.

“Class 2-XA1 Certificate”:  Any of the Class 2-XA1 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class 2-XA2 Certificate”:  Any of the Class 2-XA2 Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

 “Class 2-XB Certificate”:  Any of the Class 2-XB Certificates as designated on the face thereof, executed by the Trustee and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A-2, evidencing the ownership of a “regular interest” in the Upper Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

 “Class 2-XA1 Certificate Notional Balance”:  As of any Distribution Date, the aggregate Certificate Principal Balance of the Class 2-A1A, Class 2-A1B and Class 2-PO1 Certificates on such Distribution Date.

“Class 2-XA2 Certificate Notional Balance”:  As of any Distribution Date, the aggregate Certificate Principal Balance of the Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3 and Class 2-PO2 Certificates on such Distribution Date.

“Class 2-XB Certificate Notional Balance”:  As of any Distribution Date, the aggregate Certificate Principal Balance of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6, Class 2-B7 and Class 2-POB Certificates on such Distribution Date.

“Class A-R Certificate”:  The Class A-R Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in the Upper-Tier REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class A-R-II Certificate”:  The Class A-R-II Certificate as designated on the face thereof executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit B, evidencing the ownership of the sole class of “residual interest” in each of the Lower-Tier-1 REMIC and Lower-Tier-2 REMIC created hereunder and representing the right to distributions as set forth herein and therein.

“Class Certificate Notional Amount”:  With respect to the Class 1-X Certificates and any Distribution Date, the aggregate Principal Balance of the Group 1 Mortgage Loans as of the first day of the month prior to such Distribution Date.  With respect to the Class 2-XA1 Certificates and any Distribution Date, the sum of the Class Certificate Principal Balances of the Class 2-A1A, Class 2-A1B and Class 2-PO1 Certificates on such Distribution Date.  With respect to the Class 2-XA2 Certificates and any Distribution Date, the sum of the Class Certificate Principal Balances of the Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3 and Class 2-PO2 Certificates on such Distribution Date.  With respect to the Class 2-XB Certificates and any Distribution Date, the sum of the Class Certificate Principal Balances of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6, Class 2-B7 and Class 2-POB Certificates on such Distribution Date.

“Class Certificate Principal Balance”:  As to any Distribution Date, with respect to any Class of Certificates (other than the Class 1-PO, Class 2-POB, Class A-R-II, Class 1-X, Class 2-AX1, Class 2-AX2 and Class 2-XB Certificates), the Original Class Certificate Principal Balance as reduced by the sum of (x) all amounts actually distributed in respect of principal of that Class on all prior Distribution Dates, (y) all Realized Losses, if any, actually allocated to that Class on all prior Distribution Dates and (z) in the case of the Subordinate Certificates, any applicable Writedown Amount; provided, however, that (i) pursuant to Section 5.02, the Class Certificate Principal Balance of a Class of Certificates shall be increased up to the amount of Net Deferred Interest allocated to such Class of Certificates on such Distribution Date and (ii) pursuant to Section 5.08, the Class Certificate Principal Balance of a Class of Certificates may be increased up to the amount of Realized Losses previously allocated to such Class, in the event that there is a Recovery on a related Mortgage Loan, and the Certificate Principal Balance of any individual Certificate of such Class will be increased by its pro rata share of the increase to such Class.  With respect to the Class 1-PO and Class 2-POB Certificates, the sum of the Component Principal Balances of the related Principal-Only Components as (a) reduced by the sum of (x) all amounts actually distributed in respect of principal of such Components on all prior Distribution Dates and (y) all Realized Losses, if any, actually allocated to such Components on all prior Distribution Dates; provided, however, that (i) pursuant to Section 5.02, the Component Principal Balances of the 1-PO-1 and 1-PO-2 Components shall be increased up to the amount of Net Deferred Interest allocated to the Class 1-X Certificates and the Component Principal Balances of the 2-POB-1 and 2-POB-2 Components shall be increased up to the amount of Net Deferred Interest allocated to the Class 2-XB Certificates, in each case based on the related Mortgage Loans on such Distribution Date and (ii) pursuant to Section 5.08, the Component Principal Balance of a Component may be increased up to the amount of Realized Losses previously allocated to such Component, in the event that there is a Recovery on a related Mortgage Loan.

“Class LT1-R Interest”:  As described in the Preliminary Statement.

“Class LT2-R Interest”:  As described in the Preliminary Statement.

“Class Subordination Percentage”:  With respect to each Class of Group 1 Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Group 1 Certificates immediately before such Distribution Date.  With respect to each Class of Group 2 Subordinate Certificates and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the Class Certificate Principal Balance of such Class immediately before such Distribution Date and the denominator of which is the aggregate of the Class Certificate Principal Balances of all Classes of Group 2 Certificates immediately before such Distribution Date.

“Close of Business”:  As used herein, with respect to any Business Day and location, 5:00 p.m. at such location.

“Closing Date”: July 29, 2005.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Commission”:  U.S. Securities and Exchange Commission.

“Commitment Letter”:  The letter dated the Closing Date from the Certificate Insurer to the Seller (a copy of which has been furnished to the Trustee) setting forth the payment arrangements for the Aggregate Premium Amount on the Certificate Insurance Policy and certain related expense payment arrangements

“Compensating Interest Payment”:  With respect to any Distribution Date, the amount specified to be paid by the Servicer pursuant to Section 11.04(ix) of the Servicing Addendum to the Servicing Agreement.

“Component”:  Any of the 1-PO-1 Component, 1-PO-2 Component, 2-POB-1 Component or 2-POB-2 Component, as applicable.

“Component Principal Balance”:  As of any date of determination, any of the 1-PO-1 Component Principal Balance, the 1-PO-2 Component Principal Balance, the 2-POB-1 Component Principal Balance or the 2-POB-2 Component Principal Balance on such date as applicable.

 “Cooperative Corporation”:  The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

“Cooperative Loan”:  Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

“Cooperative Loan Documents”:  As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original or a copy of the executed Security Agreement; (iii) the original or a copy of the executed Proprietary Lease and the original assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and, if available, the original assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC amendments (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

“Cooperative Property”:  The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

“Cooperative Shares”:  Shares issued by a Cooperative Corporation.

“Cooperative Unit”:  A single family dwelling located in a Cooperative Property.

“Corporate Trust Office”:  With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at One Federal Street, Boston, Massachusetts 02110, Attention: Corporate Trust, HarborView Mortgage Loan Trust 2005-8, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, and the Seller.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment is located at 100 Wall Street, 15th Floor, New York, New York 10004.

 “Corresponding Class”:  With respect to each class of Lower-Tier Interests, the Class or Classes of Certificates so designated in the Preliminary Statement.

“Countrywide”: Countrywide Home Loans, Inc., and its successors and assigns, in its capacity as Originator of the Mortgage Loans.

“Countrywide Servicing”:  Countrywide Home Loans Servicing LP, as a servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“Custodian”:  The Bank of New York, and its successors acting as custodian of the Mortgage Files, as indicated on the Mortgage Loan Schedule.

“Cut-Off Date”:  With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the Close of Business in New York City on July 1, 2005.  With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

“Cut-Off Date Aggregate Principal Balance”: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans in each Loan Group.

“Cut-Off Date Principal Balance”:  With respect to any Mortgage Loan, the principal balance thereof remaining to be paid, after application of all scheduled principal payments due on or before the Cut-Off Date whether or not received as of the Cut-Off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage Loan).

“Deferred Interest”:  With respect to each Mortgage Loan and each related Due Date, will be the excess, if any, of the amount of interest accrued on such Mortgage Loan from the preceding Due Date to such due date over the portion of the Monthly Payment allocated to interest for such Due Date.

“Deficiency Amount”:  Means with respect to the Insured Certificates, (a) for any Distribution Date prior to the Final Distribution Date, the sum of (1) the excess, if any, of the Monthly Interest Distributable Amount on the Insured Certificates for such Distribution Date, net of any Net Interest Shortfalls, Basis Risk Shortfalls or Net Deferred Interest, over the amount of Available Funds to pay such net amount on the Insured Certificates on such Distribution Date, and (2) the amount, if any, of any Realized Losses allocable to the Insured Certificates on such Distribution Date (after giving effect to all distributions to be made thereon on such Distribution Date, other than pursuant to a claim on the Policy) and (b) for the Final Distribution Date, the sum of (x) the amount set forth in clause (a)(1) above and (y) the outstanding Certificate Principal Balance of the Insured Certificates, after giving effect to all payments of principal on the Insured Certificates on such Final Distribution Date, other than pursuant to a claim on the Certificate Insurance Policy on that Distribution Date.

“Definitive Certificates”:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(c) or (d) hereof.

“Deleted Mortgage Loan”:  A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

“Delinquent”:  Any Mortgage Loan with respect to which the Monthly Payment due on a Due Date is not made.

“Depositor”:  Greenwich Capital Acceptance, Inc., a Delaware corporation, or any successor in interest.

“Depository”:  The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.  The Depository shall initially be the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

“Depository Participant”:  A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Determination Date”:  For any Distribution Date and each Mortgage Loan, the date each month, as set forth in the Servicing Agreement, on which the Servicer determines the amount of all funds required to be remitted to the Trustee on the Servicer Remittance Date with respect to the Mortgage Loans.

“Directly Operate”:  With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by any REMIC formed hereby other than through an Independent Contractor; provided, however, that the Trustee (or the Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

“Disqualified Organization”:  A “disqualified organization” defined in Section 860E(e)(5) of the Code, or any other Person so designated by the Trustee based upon an Opinion of Counsel provided to the Trustee by nationally recognized counsel acceptable to the Trustee that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person.

“Distribution Account”:  The trust account or accounts created and maintained by the Trustee pursuant to Section 4.02 hereof for the benefit of the Certificateholders and designated “Distribution Account, U.S. Bank National Association, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2005-8, Mortgage Loan Pass-Through Certificates, Series 2005-8” and which must be an Eligible Account.

 “Distribution Account Income”:  As to any Distribution Date, any interest or other investment income earned on funds deposited in the Distribution Account during the month of such Distribution Date.

“Distribution Date”:  The 19th day of the month, or, if such day is not a Business Day, the next Business Day commencing in August 2005.

“Distribution Date Statement”:  As defined in Section 5.04(a) hereof.

“Due Date”:  With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which that Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

“Due Period”:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which that Distribution Date occurs and ending on the first day of the month in which that Distribution Date occurs.

“Eligible Account”:  Any of

(i)

an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated in the highest short term rating category of the Rating Agency at the time any amounts are held on deposit therein;

(ii)

an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by it), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to the Rating Agency, the Certificateholders will have a claim with respect to the funds in the account or a perfected first priority security interest against the collateral (which shall be limited to Permitted Investments) securing those funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained;

(iii)

a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity; or

(iv)

an account otherwise acceptable to the Rating Agency without reduction or withdrawal of its then current ratings of the Certificates as evidenced by a letter from the Rating Agency to the Trustee.  Eligible Accounts may bear interest.

“Endorsement”:  As defined in the Certificate Insurance Policy.

“ERISA”:  The Employee Retirement Income Security Act of 1974, as amended.

“ERISA-Restricted Certificates”:  Any Class of Certificates, other than the Class 1-A1A, Class 1-A2A, Class 2-A1A, Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, Class 2-XA2 and Class 2-PO2 Certificates, and any Certificate that does not satisfy the applicable rating requirement under the Underwriter’s Exemption.

“ERISA-Qualifying Underwriting”:  A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

“Event of Default”:  As defined in the Servicing Agreement.

“Expense Fee” With respect to any Mortgage Loan, the sum of (i) the Servicing Fee, (ii) the Trustee Fee, (iii) with respect to any Lender-Paid Mortgage Insurance Loan, the Lender-Paid Mortgage Insurance Fee and (iv) any fees owed to the Bank of New York under the BONY Custodial Agreement.

“Fannie Mae”:  The Federal National Mortgage Association or any successor thereto.

“FDIC”:  The Federal Deposit Insurance Corporation or any successor thereto.

“Final Distribution Date”:  The Distribution Date occurring in September 2035.

“Final Recovery Determination”:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller pursuant to or as contemplated by Sections 2.03 and 10.01), a determination made by the Servicer, and reported to the Trustee, that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer expects to be finally recoverable in respect thereof have been so recovered.

 “Freddie Mac”:  The Federal Home Loan Mortgage Corporation or any successor thereto.

“GCFP”:  Greenwich Capital Financial Products, Inc., and its successors and assigns.

“Gross Margin”:  With respect to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the applicable Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Loan Rate for such Mortgage Loan.

“Group 1 Adjusted Middle-Tier Pay Rate”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the Middle-Tier Interests having an “MT1” in their designation, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT1-QA1, MT1-QA2, MT1-QAB, MT1-ZA1, MT1-ZA2, MT1-ZB, MT1-YA1, MT1-YA2, and MT1-YB  Interests to a cap of 0.00%, and (b) first subjecting each of the MT1-A1A, MT1-A1B, MT1-A2A, MT1-A2B, MT1-A2C, MT1B-1, MT1B-2, MT1B-3, MT1B-4, MT1B-5, MT1B-6, MT1B-7, MT1B-8, MT1B-9, MT1B-10, MT1B-11, and MT1B-12 Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30 and a floor equal to (II) the Group 1 Adjusted Net WAC.

“Group 1 Adjusted Middle-Tier WAC”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the Middle-Tier Interests having an “MT1” in their designation, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT1-QA1, MT1-QA2, MT1-QAB, MT1-ZA1, MT1-ZA2, MT1-ZB, MT1-YA1, MT1-YA2, and MT1-YB  Interests to a cap of 0.00%, and (b) first subjecting each of the MT1-A1A, MT1-A1B, MT1-A2A, MT1-A2B, MT1-A2C, MT1B-1, MT1B-2, MT1B-3, MT1B-4, MT1B-5, MT1B-6, MT1B-7, MT1B-8, MT1B-9, MT1B-10, MT1B-11, and MT1B-12 Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30 and (II) the Group 1 Adjusted Net WAC.

“Group 1 Adjusted Net WAC”:  For any Distribution Date and any Class of Group 1 Certificates, the excess of (i) the Group 1 Net WAC for such Distribution Date over (ii) the quotient of (a) the product of (I) the Net Deferred Interest for Group 1 for such Distribution Date multiplied by (II) 12, divided by (b) the Pool Balance for Group 1 for such Distribution Date.

“Group 1 Aggregate Subordinate Percentage”:  As to any Distribution Date and Loan Group 1, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Group 1 Subordinate Certificates and the denominator of which is the Pool Balance for the Group 1 Mortgage Loans for such Distribution Date.

“Group 1 Basis Risk Reserve Fund”:  A fund, in trust for the Holders of the Group 1 LIBOR Certificates, created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Group 1 Certificates”:  The Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C, Class A-R, Class 1-X, Class 1-PO, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates.

“Group 1 LIBOR Certificates”:  The Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates.

“Group 1 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 1 Net WAC”:  With respect to any Distribution Date and Loan Group 1, the weighted average of the Net Loan Rates of the Group 1 Mortgage Loans of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Group 1 Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Group 1 Subordinate Certificates.

“Group 1 Subordinate Adjusted Cap Rate”:  For any Distribution Date and any Class of Group 1 Subordinate Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purpose by (x) reducing the Subgroup 1-A1 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 1-A1 Mortgage Loans for that Distribution Date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Subgroup 1-A1 Mortgage Loans as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date) and (y) reducing the Subgroup 1-A2 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 1-A2 Mortgage Loans for that Distribution Date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Subgroup 1-A2 Mortgage Loans as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date).

“Group 1 Subordinate Certificates”:  The Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates.

“Group 1 Subordinate Net Maximum Rate Cap”:  For any Distribution Date and the Group 1 Subordinate Certificates, the weighted average of the Subgroup 1-A1 Net Maximum Rate Cap and the Subgroup 1-A2 Net Maximum Rate Cap for such Distribution Date, weighted on the basis of the Subgroup Subordinate Amounts for Subgroup 1-A1 and Subgroup 1-A2, multiplied by a quotient, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“Group 1 Subordinate Principal Distribution Amount”:  With respect to Loan Group 1 and any Distribution Date, an amount equal to the sum of the following:

(1)

 the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for the Loan Subgroups in Loan Group 1 and such Distribution Date;

(2)

with respect to each Mortgage Loan in a Loan Subgroup in Loan Group 1 that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for the Loan Subgroups in Loan Group 1 and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of each such Loan Subgroup 1 Mortgage Loan; and

(3)

the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for the Loan Subgroups in Loan Group 1 on such Distribution Date.

“Group 2-B Adjusted Middle-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-B1, MT2-B2, MT2-B3, MT2-B4, MT2-B5, MT2-B6, MT2-B7, MT2-QB, MT2-ZB, and MT2-YB  Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT2-QB, MT2-ZB, and MT2-YB Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the MT2-B1, MT2-B2, MT2-B3, MT2-B4, MT2-B5, MT2-B6, and MT2-B7 Interests to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates and a floor equal to the Group 2 Subordinate Adjusted Cap Rate.

“Group 2-B Adjusted Middle-Tier WAC”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-B1, MT2-B2, MT2-B3, MT2-B4, MT2-B5, MT2-B6, MT2-B7, MT2-QB, MT2-ZB, and MT2-YB Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT2-QB, MT2-ZB, and MT2-YB Interests to a cap of 0.00%, and (b) first subjecting each of the MT2-B1, MT2-B2, MT2-B3, MT2-B4, MT2-B5, MT2-B6, and MT2-B7 Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates ( if such Corresponding Class is a Class of Group 2 LIBOR Certificates, multiplied by the quotient of (A) the actual number of days in the Accrual Period for the Corresponding Class of Certificates divided by (B) 30) and (II) the Group 2 Subordinate Adjusted Cap Rate.

“Group 2 Aggregate Subordinate Percentage”:  As to any Distribution Date and Loan Group 2, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances of the Classes of Group 2 Subordinate Certificates and the denominator of which is the Pool Balance for the Group 2 Mortgage Loans for such Distribution Date.

“Group 2 Certificates”:  The Class 2-A1A, Class 2-A1B. Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, Class 2-XA1, Class 2-XA2, Class 2-XB, Class 2-PO1, Class 2-PO2, Class 2-POB, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates.

“Group 2 LIBOR Certificates”:  The Class 2-B5, Class 2-B6 and Class 2-B7 Certificates.

“Group 2 Mortgage Loan”:  A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

“Group 2 Original Subordinated Principal Balance”:  The aggregate of the Original Class Certificate Principal Balances of the Classes of Group 2 Subordinate Certificates.

“Group 2 Subordinate Adjusted Cap Rate”:  For any Distribution Date and any Class of Group 2 Subordinate Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purpose by (x) reducing the Subgroup 2-A1 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 2-A1 Mortgage Loans for that Distribution Date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Subgroup 2-A1 Mortgage Loans as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date) and (y) reducing the Subgroup 2-A2 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 2-A2 Mortgage Loans for that Distribution Date multiplied by (b) 12, divided by (ii) the aggregate Stated Principal Balance of the Subgroup 2-A2 Mortgage Loans as of the first day of the month before such Distribution Date (or, in the case of the first Distribution Date, as of the Cut-Off Date).

“Group 2 Subordinate Certificates”:  The Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates.

“Group 2 Subordinate Net Maximum Rate Cap”:  For any Distribution Date and the Group 2 Subordinate Certificates, the weighted average of the Subgroup 2-A1 Net Maximum Rate Cap and the Subgroup 2-A2 Net Maximum Rate Cap for such Distribution Date, weighted on the basis of the Subgroup Subordinate Amounts for Subgroup 2-A1 and Subgroup 2-A2; provided, however, that in the case of the Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, such amount shall be multiplied by a quotient, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.

“Group 2 Subordinate Principal Distribution Amount”:  With respect to Loan Group 2 and any Distribution Date, an amount equal to the sum of the following:

(1)

the related Subordinate Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” for the Loan Subgroups in Loan Group 2 and Distribution Date;

(2)

with respect to each Mortgage Loan in a Loan Subgroup in Loan Group 2 that became a Liquidated Mortgage Loan during the related Prepayment Period, the amount of the Net Liquidation Proceeds allocated to principal received with respect thereto remaining after application thereof pursuant to clause (2) of the definition of “Senior Principal Distribution Amount” for the Loan Subgroups in Loan Group 2 and Distribution Date, up to the related Subordinate Percentage of the Stated Principal Balance of each such Loan Subgroup 2 Mortgage Loan; and

(3)

the related Subordinated Prepayment Percentage of all amounts described in clause (f) of the definition of “Principal Distribution Amount” for the Loan Subgroups in Loan Group 2 on such Distribution Date.

“Group 2-A1 Basis Risk Reserve Fund”:  A fund, in trust for the Holders of the Class 2-A1A and Class 2-A1B Certificates, created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Group 2-A2 Basis Risk Reserve Fund”:  A fund, in trust for the Holders of the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Group 2-B Basis Risk Reserve Fund”:  A fund, in trust for the Holders of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, created as part of the Trust Fund pursuant to Section 5.07 of this Agreement but which is not an asset of any of the REMICs.

“Indemnification Agreement”:  The Indemnification Agreement dated as of the Closing Date among the Depositor, the Seller, Greenwich Capital Markets, Inc. and the Certificate Insurer, including any amendments and supplements thereto.

“Indemnified Persons”:  The Trustee, the Depositor and the Custodian and their officers, directors, agents and employees and, with respect to the Trustee, any separate co-trustee and its officers, directors, agents and employees.

“Independent”:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor and its Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or any Affiliate thereof, and (c) is not connected with the Depositor or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or any Affiliate thereof.

“Independent Contractor”:  Either (i) any Person that would be an “independent contractor” with respect to any REMIC formed hereby within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as no REMIC formed hereby receives or derives any income from such Person and provided that the relationship between such Person and the applicable REMIC is at arm’s length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

“Index”:  With respect to each Mortgage Loan and each Adjustment Date, the index specified in the related Mortgage Note.

“Initial Certificate Principal Balance”:  With respect to any Certificate other than the Class A-R-II, Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates, the amount designated “Initial Certificate Principal Balance” on the face thereof.

“Initial Certificate Notional Balance”:  With respect to the Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates, the amount designated “Initial Certificate Notional Balance” on the face thereof.

“Insurance Proceeds”:  With respect to any Mortgage Loan, proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Servicing Agreement.

“Insured Amount”:  As defined in the Certificate Insurance Policy.

“Insured Certificates”:  Each of the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates.

“Interest Distributable Amount”:  With respect to any Distribution Date and each Class of Certificates (other than the Class 1-PO, Class 2-PO1, Class 2-PO2 and Class 2-POB Certificates), the sum of (i) the Monthly Interest Distributable Amount for that Class and (ii) the Unpaid Interest Shortfall Amount for that Class.

“Interest Shortfall”:  With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Principal Prepayment or a reduction of its Monthly Payment under the Relief Act, an amount determined as follows:

(a)

Principal Prepayments in part received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(b)

Principal Prepayments in full received during the relevant Prepayment Period:  the difference between (i) one month’s interest at the applicable Net Loan Rate on the Stated Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Loan Rate) actually received with respect to such prepayment at the time of such prepayment; and

(c)

the amount of any Relief Act Reductions for such Distribution Date.

“Late Payment Rate”:  The meaning given to such term in the Certificate Insurance Policy.

“Latest Possible Maturity Date”:  As determined as of the Cut-Off Date, the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-Off Date.

“Lender-Paid Mortgage Insurance Loan”:  Each Mortgage Loan identified as such in the Mortgage Loan Schedule.

“Lender-Paid Mortgage Insurance Fee”:  As to any Distribution Date and each Lender Paid Mortgage Insurance Mortgage Loan, an amount equal to the product of the Lender-Paid Mortgage Insurance Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Due Period.

“Lender-Paid Mortgage Insurance Fee Rate”:  For each Lender-Paid Mortgage Insurance Loan and any Distribution Date, the per annum rate required to be paid in connection with the related lender-paid mortgage insurance policy for such Mortgage Loan on such Distribution Date.

“LIBOR”:  With respect to each Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the BBA for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on the related LIBOR Determination Date.

(a)

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 am (London time) on such date to prime banks in the London interbank market.  In such event, the Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate.  If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%).  If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loan to leading European banks.

(b)

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

 “LIBOR Business Day”:  Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

“LIBOR Certificates”:  The Group 1 LIBOR Certificates and the Group 2 LIBOR Certificates.

“LIBOR Determination Date”:  The second LIBOR Business Day immediately preceding the commencement of each Accrual Period for the LIBOR Certificates.

“Liquidated Mortgage Loan”:  As to any Distribution Date, any Mortgage Loan in respect of which the Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds that it expects to recover with respect to the liquidation of such Mortgage Loan or disposition of the related REO Property have been recovered.

“Liquidation Event”:  With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated hereunder.  With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to Section 10.01 hereof or the applicable provisions of the Servicing Agreement.

“Liquidation Expenses”:  With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Servicer such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys’ fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

“Liquidation Proceeds”:  With respect to any Mortgage Loan, the amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Servicer as proceeds from the liquidation of such Mortgage Loan, as determined in accordance with the applicable provisions of the Servicing Agreement, other than Recoveries; provided that with respect to any Mortgage Loan or REO Property repurchased, substituted or sold pursuant to or as contemplated hereunder, or pursuant to the applicable provisions of the Servicing Agreement, “Liquidation Proceeds” shall also include amounts realized in connection with such repurchase, substitution or sale.

“Loan Group”:  Any of Loan Group 1 or Loan Group 2, as the context requires.

“Loan Group Balance”:  As to each Loan Group, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans at the time of determination.

“Loan Group 1”:  At any time, the Group 1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Group 2”:  At any time, the Group 2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Rate”:  With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

“Loan Subgroup”:  Any of Loan Subgroup 1-A1, Loan Subgroup 1-A2, Loan Subgroup 2-A1 or Loan Subgroup 2-A2, as the context requires.

“Loan Subgroup Balance”:  As to each Loan Subgroup, the aggregate of the Stated Principal Balances of the Mortgage Loans in such Loan Subgroup that were Outstanding Mortgage Loans at the time of determination.

“Loan Subgroup 1-A1”:  At any time, the Subgroup 1-A1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Subgroup 1-A2”:  At any time, the Subgroup 1-A2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Subgroup 2-A1”:  At any time, the Subgroup 2-A1 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan Subgroup 2-A2”:  At any time, the Subgroup 2-A2 Mortgage Loans in the aggregate and any REO Properties acquired in respect thereof.

“Loan-to-Value Ratio”:  With respect to each Mortgage Loan and any date of determination, a fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan at such date of determination and the denominator of which is the Value of the related Mortgaged Property.

“Lost Note Affidavit”:  With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note) in the form of Exhibit H hereto.

“Lower-Tier Interest”:  Any one of the interests in the Lower-Tier-1 REMIC or the Lower-Tier-2 REMIC, as described in the Preliminary Statement.

“Lower-Tier REMIC”: As described in the Preliminary Statement.

“Majority Certificateholders”:  The Holders of Certificates evidencing at least 51% of the Voting Rights.

“Margin”:  On each Distribution Date, (i) with respect to the Class 1-A1A Certificates, 0.310% per annum, and on each Distribution Date after the Call Option Date, 0.620% per annum, (ii) with respect to the Class 1-A1B Certificates, 0.310% per annum, and on each Distribution Date after the Call Option Date, 0.620% per annum, (iii) with respect to the Class 1-A2A Certificates, 0.330% per annum, and on each Distribution Date after the Call Option Date, 0.660% per annum, (iv) with respect to the Class 1-A2B Certificates, 0.360% per annum, and on each Distribution Date after the Call Option Date, 0.720% per annum, (v) with respect to the Class 1-A2C Certificates, 0.330% per annum, and on each Distribution Date after the Call Option Date, 0.660% per annum, (vi) with respect to the Class 2-A1A Certificates, 1.550% per annum, (vii) with respect to the Class 2-A1B Certificates, 1.550% per annum, (viii) with respect to the Class 2-A2A Certificates, 1.500% per annum, (ix) with respect to the Class 2-A2B Certificates, 1.500% per annum, (x) with respect to the Class 2-A2 Certificates, 1.500% per annum, (xi) with respect to the Class 2-A3 Certificates, 1.900% per annum, (xii) with respect to the Class 1-B1 Certificates, 0.560% per annum, and on each Distribution Date after the Call Option Date, 0.840% per annum, (xiii) with respect to the Class 1-B2 Certificates, 0.600% per annum, and on each Distribution Date after the Call Option Date, 0.900% per annum, (xiv) with respect to the Class 1-B3 Certificates, 0.650% per annum, and on each Distribution Date after the Call Option Date, 0.975% per annum, (xv) with respect to the Class 1-B4 Certificates, 0.850% per annum, and on each Distribution Date after the Call Option Date, 1.275% per annum, (xvi) with respect to the Class 1-B5 Certificates, 0.950% per annum, and on each Distribution Date after the Call Option Date, 1.425% per annum, (xvii) with respect to the Class 1-B6 Certificates, 1.000% per annum, and on each Distribution Date after the Call Option Date, 1.500% per annum, (xviii) with respect to the Class 1-B7 Certificates, 1.550% per annum, and on each Distribution Date after the Call Option Date, 2.325% per annum, (xix) with respect to the Class 1-B8 Certificates, 1.700% per annum, and on each Distribution Date after the Call Option Date, 2.550% per annum, (xx) with respect to the Class 1-B9 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum, (xxi) with respect to the Class 1-B10, Class 1-B11 and Class 1-B12 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum, (xxii) with respect to the Class 2-B1 Certificates, 1.750% per annum, (xxiii) with respect to the Class 2-B2 Certificates, 1.950% per annum, (xxiv) with respect to the Class 2-B3 Certificates, 2.350% per annum, (xxv) with respect to the Class 2-B4 Certificates, 2.350% per annum and (xxvi) with respect to the Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, 1.750% per annum, and on each Distribution Date after the Call Option Date, 2.625% per annum.

“Maximum Loan Rate”:  With respect to each Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Loan Rate thereunder.

“MERS”:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS Mortgage Loan”:  Any Mortgage Loan registered with MERS on the MERS System.

“MERS® System”:  The system of recording transfers of mortgages electronically maintained by MERS.

“Middle-Tier Interest”:  Any one of the Interests in the Middle-Tier REMIC as described in the Preliminary Statement.

“Middle-Tier REMIC”:  As described in the Preliminary Statement.

“MIN”:  The Mortgage Identification Number for any MERS Mortgage Loan.

“MOM Loan”:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

“Monthly Interest Distributable Amount”:  With respect to each Class of Certificates (other than the Class A-R-II, Class 1-PO, Class 2-PO1, Class 2-PO2 and 2-POB Certificates) and any Distribution Date, the amount of interest accrued during the related Accrual Period at the lesser of the related Adjusted Cap Rate and the related Pass-Through Rate on the Class Certificate Principal Balance or Class Certificate Notional Balance, as applicable, immediately prior to that Distribution Date; provided, however, that for purposes of compliance with the REMIC Provisions, (A) the Monthly Interest Distributable Amount for each Class of Subordinate Certificates shall be calculated by reducing the related Pass-Through Rate by a per annum rate equal to (i) 12 times the Subordinate Class Expense Share for such Class divided by (ii) the Class Certificate Principal Balance of such Class as of the beginning of the related Accrual Period and (B) such Class shall be deemed to bear interest at such Pass-Through Rate as so reduced for federal income tax purposes.

“Monthly Payment”:  With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan that is payable by the related Mortgagor from time to time under the related Mortgage Note, determined, for the purposes of this Agreement: (a) after giving effect to any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Servicer pursuant to the applicable provisions of the Servicing Agreement; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

“Moody’s”:  Moody’s Investors Service, Inc. and its successors.

“Mortgage”:  The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

“Mortgage File”:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

“Mortgage Loan”:  Each mortgage loan (including Cooperative Loans) transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.03(d) hereof as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

“Mortgage Loan Purchase Agreement”:  The Mortgage Loan Purchase Agreement between the Seller and the Depositor, dated as of July 1, 2005, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

“Mortgage Loan Schedule”:  As of any date, the list of Mortgage Loans included in the Trust Fund on such date, attached hereto as Schedule I.  The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and five-digit ZIP code;

(iv)

a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

(v)

a code indicating whether the Residential Dwelling constituting the Mortgaged Property is (a) a detached single family dwelling, (b) a dwelling in a planned unit development, (c) a condominium unit, (d) a two- to four-unit residential property, (e) a townhouse or (f) other type of Residential Dwelling;

(vi)

if the related Mortgage Note permits the borrower to make Monthly Payments of interest only for a specified period of time, (a) the original number of such specified Monthly Payments and (b) the remaining number of such Monthly Payments as of the Cut-Off Date;

(vii)

the original months to maturity;

(viii)

the stated remaining months to maturity from the Cut-Off Date based on the original amortization schedule;

(ix)

the Loan-to-Value Ratio at origination;

(x)

the Loan Rate in effect immediately following the Cut-Off Date;

(xi)

the date on which the first Monthly Payment is or was due on the Mortgage Loan;

(xii)

the stated maturity date;

(xiii)

the Servicing Fee Rate, if any;

(xiv)

the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

(xv)

the original principal balance of the Mortgage Loan;

(xvi)

the Stated Principal Balance of the Mortgage Loan on the Cut-Off Date and  a code indicating the purpose of the Mortgage Loan (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

(xvii)

the Index and Gross Margin specified in related Mortgage Note;

(xviii)

the next Adjustment Date, if applicable;

(xix)

the Maximum Loan Rate, if applicable;

(xx)

the Value of the Mortgaged Property;

(xxi)

the sale price of the Mortgaged Property, if applicable;

(xxii)

the product code;

(xxiii)

whether the Mortgage Loan is a Lender-Paid Mortgage Insurance Loan;

(xxiv)

the Servicer that is servicing each Mortgage Loan and the Originator of each Mortgage Loan;

(xxv)

the respective Loan Group; and

(xxvi)

the Custodian’s name.

Information set forth in clauses (ii) and (iii) above regarding each Mortgagor and the related Mortgaged Property shall be confidential and the Trustee shall not disclose such information; provided that, notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, or information obtained by Trustee from sources other than the other parties hereto, (ii) disclosure of any and all information (A) if required to do so by any applicable, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of Trustee’s business or that of its affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which Trustee or any affiliate or an officer, director, employer or shareholder thereof is a party or (D) to any affiliate, independent or internal auditor, agent, employee or attorney of Trustee having a need to know the same, provided that Trustee advises such recipient of the confidential nature of the information being disclosed, or (iii) any other disclosure authorized by the Depositor.

The Mortgage Loan Schedule, as in effect from time to time, shall also set forth the following information with respect to the Mortgage Loans in the aggregate and by Loan Group as of the Cut-Off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Loan Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

“Mortgage Note”:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

“Mortgaged Property”:  Either of (x) the fee simple or leasehold interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

“Mortgagor”:  The obligor on a Mortgage Note.

“MTA”:  With respect to each Accrual Period, a per annum rate determined on each MTA Determination Date in the following manner by the Trustee on the basis of the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months.

(a) If on any MTA Determination Date, MTA is no longer available, the Trustee shall select a new index for the MTA Certificates that is based on comparable information.  When the Trustee selects a new index for the MTA Certificates, the Margin for the MTA Certificates will increase or decrease by the difference the average MTA for the final three years it was in effect and the average of the most recent three years for the replacement index.  The Margin for the MTA Certificates will be increased by that difference if the average MTA is greater than the average replacement index and the Margin for the MTA Certificates will be decreased by that difference if the average replacement index is greater than the average MTA.  The Trustee will have no liability for the selection of such alternative index (and shall be entitled to rely on such advice, if any, as it may deem appropriate in such selection), except that the Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel, which opinion shall be an expense reimbursed from the Distribution Account, that the selection of such index will not cause any REMIC created hereunder to lose its classification as a REMIC for federal income tax purposes.

(b) The establishment of MTA by the Trustee and the Trustee’s subsequent calculation of the Pass-Through Rate applicable to the MTA Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

“MTA Certificates”:  The Class 2-A1A, Class 2-A1B, Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, Class 2-B1, Class 2-B2, Class 2-B3 and Class 2-B4 Certificates.

“MTA Determination Date”:  The fifteenth calendar day immediately preceding the commencement of each Accrual Period for the MTA Certificates.

“MT1-YA1 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT1-ZA1 Interest immediately preceding such Distribution Date multiplied by (II) the Subgroup 1-A1 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Subgroup 1-A1 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MT1-ZA1 Interest immediately preceding such Distribution Date.

“MT1-ZA1 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT1-YA1 Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Subgroup 1-A1 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Subgroup 1-A1 Net WAC for such Distribution Date, over (ii) the principal balance of the MT1-YA1 Interest immediately preceding such Distribution Date.

“MT1-YA2 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT1-ZA2 Interest immediately preceding such Distribution Date multiplied by (II) the Subgroup 1-A2 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Subgroup 1-A2 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MT1-ZA2 Interest immediately preceding such Distribution Date.]

“MT1-ZA1 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT1-YA2 Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Subgroup 1-A2 Adjusted Cap Rate (computed assuming a 30-day accrual period) for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Subgroup 1-A2 Net WAC for such Distribution Date, over (ii) the principal balance of the MT1-YA2 Interest immediately preceding such Distribution Date.

“MT1-YAB Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT1-ZAB Interest immediately preceding such Distribution Date multiplied by (II) the Net WAC Cap applicable to the Group 1 Subordinate Certificates (computed assuming a 30-day accrual period) for such Distribution Date multiplied by (III) two, divided by (b) the Group 1 Subordinate Adjusted Cap Rate for such Distribution Date, over (ii) the principal balance of the MT1-ZAB Interest immediately preceding such Distribution Date.

“MT1-ZAB Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT1-YAB Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Group 1 Subordinate Adjusted Cap Rate for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Net WAC Cap applicable to the Group 1 Subordinate Certificates (computed assuming a 30-day accrual period) for such Distribution Date, over (ii) the principal balance of the MT1-YAB Interest immediately preceding such Distribution Date.

“MT2-YA1 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT2-ZA1 Interest immediately preceding such Distribution Date multiplied by (II) the Subgroup 2-A1 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Subgroup 2-A1 Adjusted Cap Rate for such Distribution Date, over (ii) the principal balance of the MT2-ZA1 Interest immediately preceding such Distribution Date.

“MT2-ZA1 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT2-YA1 Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Subgroup 2-A1 Adjusted Cap Rate for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Subgroup 2-A1 Net WAC for such Distribution Date, over (ii) the principal balance of the MT2-YA1 Interest immediately preceding such Distribution Date.

“MT2-YA2 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT2-ZA2 Interest immediately preceding such Distribution Date multiplied by (II) the Subgroup 2-A2 Net WAC for such Distribution Date multiplied by (III) two, divided by (b) the Subgroup 2-A2 Adjusted Cap Rate for such Distribution Date, over (ii) the principal balance of the MT2-ZA2 Interest immediately preceding such Distribution Date.]

“MT2-ZA1 Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT2-YA2 Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Subgroup 2-A2 Adjusted Cap Rate for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Subgroup 2-A2 Net WAC for such Distribution Date, over (ii) the principal balance of the MT2-YA2 Interest immediately preceding such Distribution Date.

“MT2-YAB Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the product of (I) the principal balance of the MT2-ZAB Interest immediately preceding such Distribution Date multiplied by (II) the Net WAC Cap applicable to the Class 2-B1, Class 2-B2, Class 2-B3, and Class 2-B4 Certificates for such Distribution Date multiplied by (III) two, divided by (b) the Group 2 Subordinate Adjusted Cap Rate for such Distribution Date, over (ii) the principal balance of the MT2-ZAB Interest immediately preceding such Distribution Date.

“MT2-ZAB Target Balance”:  For any Distribution Date, the excess, if any, of (i) the quotient of (a) the principal balance of the MT2-YAB Interest immediately preceding such Distribution Date divided by (b) the difference between (I) 100% minus (II) the quotient of (A) the Group 2 Subordinate Adjusted Cap Rate for such Distribution Date divided by (B) the product of (1) two multiplied by (2) the Net WAC Cap applicable to the Class 2-B1, Class 2-B2, Class 2-B3, and Class 2-B4 Certificates for such Distribution Date, over (ii) the principal balance of the MT2-YAB Interest immediately preceding such Distribution Date.

“Net Deferred Interest”:  With respect to each Loan Group or Loan Subgroup and any Distribution Date, the greater of (i) the excess, if any, of the Deferred Interest for the related Due Date over the aggregate amount of any principal prepayments in part or in full received during the related Prepayment Period and (ii) zero.

“Net Interest Shortfall”:  With respect to any Distribution Date, the excess of Interest Shortfalls, if any, for such Distribution Date over Interest Shortfalls paid by the Servicer under the Servicing Agreement with respect to such Distribution Date.

“Net Liquidation Proceeds”:  With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, the Expense Fee, and any other accrued and unpaid fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

“Net Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate, Trustee Fee Rate, and, if applicable, the Lender Paid Mortgage Insurance Rate.

“Net Maximum Loan Rate”:  With respect to any Mortgage Loan (or the related REO Property), as of any date of determination, a per annum rate of interest equal to the then applicable Maximum Loan Rate for such Mortgage Loan minus the related Servicing Fee Rate.

“Net Realized Losses”:  For any Class of Certificates and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class or PO Component over (ii) the amount of any increases to the Class Certificate Principal Balance of that Class or Component Principal Balance pursuant to Section 5.08 due to Recoveries.

“Net WAC”:  Any of the Group 1 Net WAC, Subgroup 1-A1 Net WAC, Subgroup 1-A2 Net WAC, Subgroup 2-A1 Net WAC or Subgroup 2-A2 Net WAC, as applicable.

“Net WAC Cap”:  For any Distribution Date and the Class 1-A1A Certificates, the product of (i) the Subgroup 1-A1 Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

For any Distribution Date and the Class 1-A1B Certificates, the product of (i) the excess of (a) the Subgroup 1-A1 Net WAC over (b) the Premium Rate attributable to the Class 1-A1B Certificates and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

For any Distribution Date and the Class 1-A2A and Class 1-A2B Certificates, the product of (i) the Subgroup 1-A2 Net WAC and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

For any Distribution Date and the Class 1-A2C Certificates, the product of (i) the excess of (a) the Subgroup 1-A2 Net WAC over (b) the Premium Rate attributable to the Class 1-A2C Certificates and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such certificates.

For any Distribution Date and the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates, (i) the weighted average of the Subgroup 1-A1 Net WAC and the Subgroup 1-A2 Net WAC for such Distribution Date, weighted on the basis of the Subgroup Subordinate Amounts for Subgroup 1-A1 and Subgroup 1-A2, multiplied by (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

For any Distribution Date and the Class 2-A1A Certificates, the Subgroup 2-A1 Net WAC.

For any Distribution Date and the Class 2-A1B Certificates, the excess of (a) the Subgroup 2-A1 Net WAC over (b) the Premium Rate attributable to the Class 2-A1B Certificates.

For any Distribution Date and the Class 2-A2A, Class 2-A2 and Class 2-A3 Certificates, the Subgroup 2-A2 Net WAC.

For any Distribution Date and the Class 2-A2B Certificates, the excess of (a) the Subgroup 2-A2 Net WAC over (b) the Premium Rate attributable to the Class 2-A2B Certificates.

For any Distribution Date and the Class 2-B1, Class 2-B2, Class 2-B3 and Class 2-B4 Certificates, the weighted average of the Subgroup 2-A1 Net WAC and the Subgroup 2-A2 Net WAC for such Distribution Date, weighted on the basis of the Subgroup Subordinate Amounts for Subgroup 2-A1 and Subgroup 2-A2.

For any Distribution Date and the Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, (i) the weighted average of the Subgroup 2-A1 Net WAC and the Subgroup 2-A2 Net WAC for such Distribution Date, weighted on the basis of the Subgroup Subordinate Amounts for Subgroup 2-A1 and Subgroup 2-A2, multiplied by (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period for such Certificates.

“Nonrecoverable”:  A determination by the Servicer in respect of a delinquent Mortgage Loan that if it were to make an Advance or an advance of a delinquent Monthly Payment, respectively, in respect thereof, such amount would not be recoverable from any collections or other recoveries (including Liquidation Proceeds) on such Mortgage Loan.

“Notice”:  As defined in the Certificate Insurance Policy.

“Officers’ Certificate”:  A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), or by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Seller or the Depositor, as applicable.

“One-Month MTA”:  The twelve-month average yields on United States Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15(519).

“One-Month MTA Indexed”:  Indicates a Mortgage Loan that has an adjustable Loan Rate calculated on the basis of the MTA index.

“Opinion of Counsel”:  A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Seller, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC created hereunder as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

“Original Applicable Credit Support Percentage”:  With respect to each Class of Subordinate Certificates, the corresponding percentage set forth below opposite its Class designation:

Class 1-B1	9.35%	Class 1-B10	2.30%
Class 1-B2	7.85%	Class 1-B11	1.15%
Class 1-B3	6.55%	Class 1-B12	0.50%
Class 1-B4	5.75%	Class 2-B1	9.35%
Class 1-B5	5.00%	Class 2-B2	6.55%
Class 1-B6	4.35%	Class 2-B3	4.35%
Class 1-B7	3.80%	Class 2-B4	2.75%
Class 1-B8	3.25%	Class 2-B5	2.30%
Class 1-B9	2.75%	Class 2-B6	1.15%
		Class 2-B7	0.45%

“Original Class Certificate Notional Balance”:  With respect to the Class 1-X Certificates, $1,250,027,456.  With respect to the Class 2-XA1 Certificates, $500,000,050.  With respect to the Class 2-XA2 Certificates, $666,345,050.  With respect to the Class 2-XB Certificates, $120,298,796.

“Original Class Certificate Principal Balance”:  With respect to each Class of Certificates, other than the Class 1-X, Class 2-XA1, Class 2-XA2, Class 2-XB and Class A-R-II Certificates, the corresponding aggregate amount set forth opposite the Class designation of such Class in the Preliminary Statement.

“Originator”:  Countrywide.

 “OTS”:  The Office of Thrift Supervision.

“Outstanding Mortgage Loan”:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, that was not the subject of a prepayment in full prior to such Due Date and that did not become a Liquidated Mortgage Loan prior to such Due Date.

“Ownership Interest”:  As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

“Pass-Through Rate”:  With respect to each Class of Certificates (other than the Class 1-PO, Class 2-PO1, Class 2-PO2, Class 2-POB and Class A-R-II Certificates) and any Distribution Date, the rate set forth below:

(i)

The Pass-Through Rate for the Class 1-A1A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(ii)

The Pass-Through Rate for the Class 1-A1B Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(iii)

The Pass-Through Rate for the Class 1-A2A Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(iv)

The Pass-Through Rate for the Class 1-A2B Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(v)

The Pass-Through Rate for the Class 1-A2C Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) 11.00% per annum;

(vi)

The Pass-Through Rate for the Class A-R Certificates shall be equal to the Net WAC of the Group 1 Mortgage Loans for that Distribution Date;

(vii)

The Pass-Through Rate for the Class 2-A1A Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Subgroup 2-A1 Net Maximum Rate Cap for that Distribution Date;

(viii)

The Pass-Through Rate for the Class 2-A1B Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Subgroup 2-A1 Net Maximum Rate Cap for that Distribution Date;

(ix)

The Pass-Through Rate for the Class 2-A2A Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Subgroup 2-A2 Net Maximum Rate Cap for that Distribution Date;

(x)

The Pass-Through Rate for the Class 2-A2B Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Subgroup 2-A2 Net Maximum Rate Cap for that Distribution Date;

(xi)

The Pass-Through Rate for the Class 2-A2 Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Subgroup 2-A2 Net Maximum Rate Cap for that Distribution Date;

(xii)

The Pass-Through Rate for the Class 2-A3 Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Subgroup 2-A2 Net Maximum Rate Cap for that Distribution Date;

(xiii)

The Pass-Through Rate for the Class 1-X Certificates on any Distribution Date shall be equal to the excess, if any, of (a) the Group 1 Net WAC over (b) a rate equal to the quotient of the (1) the product of (x) the sum of (i) the interest accrued at the applicable Pass-Through Rates on the Class A-R and Group 1 LIBOR Certificates for such Distribution Date and (ii) the Premium Amount on the Class 1-A1B and Class 1-A2C Certificates for such Distribution Date multiplied by (y) 12 divided by (2) the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the first day of the month prior to the month of that Distribution Date;

(xiv)

The Pass-Through Rate for the Class 2-XA1 Certificates on any Distribution Date shall be equal to the excess, if any, of (a) the Subgroup 2-A1 Net WAC over (b) a rate equal to the quotient of the (1) the product of (x) the sum of (i) the interest accrued at the applicable Pass-Through Rates on the Class 2-A1A and Class 2-A1B Certificates for such Distribution Date and (ii) the Premium Amount on the Class 2-A1B Certificates for such Distribution Date multiplied by (y) 12 divided by (2) the aggregate Class Certificate Principal Balance of the Class 2-A1A, Class 2-A1B and Class 2-PO1 Certificates as of the day immediately preceding such Distribution Date;

(xv)

The Pass-Through Rate for the Class 2-XA2 Certificates on any Distribution Date shall be equal to the excess, if any, of (a) the Group 2-A2 Net WAC over (b) a rate equal to the quotient of the (1) the product of (x) the sum of (i) the interest accrued at the applicable Pass-Through Rates on the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates for such Distribution Date and (ii) the Premium Amount on the Class 2-A2B Certificates for such Distribution Date multiplied by (y) 12 divided by (2) the aggregate Class Certificate Principal Balance of the Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3 and Class 2-PO2 Certificates as of the day immediately preceding such Distribution Date;

(xvi)

The Pass-Through Rate for the Class 2-XB Certificates on any Distribution Date shall be equal to the excess, if any, of (a) the weighted average of the Subgroup 2-A1 Net WAC and the Subgroup 2-A2 Net WAC for such Distribution Date, weighted on the basis of the Subgroup Subordinate Amounts for Subgroup 2-A1 and Subgroup 2-A2 over a rate equal to the quotient of the (1) the product of (x) the interest accrued at the applicable Pass-Through Rates on the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates for such Distribution Date multiplied by (y) 12 divided by (2) the aggregate Class Certificate Principal Balance of the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6, Class 2-B7 and Class 2-POB Certificates as of the day immediately preceding such Distribution Date;

(xvii)

The Pass-Through Rate for the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Group 1 Subordinate Net Maximum Rate Cap for that Distribution Date;

(xviii)

The Pass-Through Rate for the Class 2-B1, Class 2-B2, Class 2-B3 and Class 2-B4 Certificates shall be equal to the least of (a) MTA plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Group 2 Subordinate Net Maximum Rate Cap for that Distribution Date; and

(xix)

The Pass-Through Rate for the Class 2-B5, Class 2-B6 and Class 2-B7 Certificates shall be equal to the least of (a) LIBOR plus the applicable Margin, (b) the applicable Net WAC Cap for that Distribution Date and (c) the Group 2 Subordinate Net Maximum Rate Cap for that Distribution Date;

“Percentage Interest”:  With respect to any Certificate other than a Class A-R or Class A-R-II Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance or Initial Certificate Notional Balance, as applicable, represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance or Original Class Certificate Notional Balance, as applicable, of the related Class.  With respect to the Class A-R and Class A-R-II Certificates, 100%.

“Permitted Investments”:  Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

(i)

direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii)

(A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agents acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of the Rating Agency and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

(iii)

repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by the Rating Agency;

(iv)

securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by the Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) that is rated by the Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

(vi)

units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having the highest applicable rating from the Rating Agency; and

(vii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

“Permitted Transferee”:  Any Transferee of a Residual Certificate other than a Disqualified Organization or a non-U.S. Person.

“Person”:  Any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Physical Certificates”:  The Class A-R and Class A-R-II Certificates.

“PO Component”:  The 1-PO-1 Component, the 1-PO-2 Component, the 2-POB-1 Component and the 2-POB-2 Component as applicable.

“PO Component Balance”:  As of any Closing Date and each of the 1-PO-1 Component and the 1-PO-2 Component, $50 and each of the 2-POB-1 Component and the 2-POB-2 Component, $25; in each case thereafter, as increased by amounts of Net Deferred Interest allocated to the Class 1-X or Class 2-XB Certificates, as applicable, in respect of the Mortgage Loans as set forth in Section 5.02 herein.

“Policy Account”:  The trust account or accounts created and maintained by the Trustee pursuant to Section 4.05 hereof in the name of the Trustee for the benefit of the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificateholders and designated “Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Policy Account, U.S. Bank National Association, as Trustee, in trust for the registered Certificateholders of HarborView Mortgage Loan Trust 2005-8, Mortgage Loan Pass-Through Certificates, Series 2005-8, Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates.”

“Pool Balance”:  As to any Distribution Date and each Loan Group or Loan Subgroup, the aggregate of the Stated Principal Balances, as of the Close of Business on the first day of the month preceding the month in which such Distribution Date occurs, of the Mortgage Loans in such Loan Group that were Outstanding Mortgage Loans on that day.

“Premium Amount”:  Each of the Class 1-A1B Premium Amount, Class 1-A2C Premium Amount, Class 2-A1B Premium Amount or Class 2-A2B Premium Amount, as applicable.

“Premium Proceeds”:  The amount by which the Termination Price paid in connection with the termination pursuant to Section 10.01 exceeds the sum of unpaid principal and accrued and unpaid interest on the Certificates and unreimbursed Advances and Servicing Advances.

“Premium Rate”:  0.09% per annum.

“Prepayment Penalty Amount”:  With respect to any Mortgage Loan and each Distribution Date, all premiums or charges, if any, paid by Mortgagors under the related Mortgage Notes as a result of full or partial Principal Prepayments collected and retained by the Servicer during the immediately preceding Prepayment Period, under the terms of the Servicing Agreement.

“Prepayment Period”:  With respect to any Distribution Date the calendar month preceding the month in which such Distribution Date occurs.

“Primary Insurance Policy”:  Mortgage guaranty insurance, if any, on an individual Mortgage Loan, as evidenced by a policy or certificate.

“Principal Balance”:  As to any Mortgage Loan, other than a Liquidated Mortgage Loan, and any day, the related Cut-Off Date Principal Balance, minus all collections credited against the Principal Balance of such Mortgage Loan after the Cut-Off Date, as increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter.  As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property.

“Principal Deficiency Amount”:  For any Distribution Date and for any Undercollateralized Group, the excess, if any, of the aggregate Class Certificate Principal Balance and Component Principal Balance of such Undercollateralized Group immediately prior to such Distribution Date over the sum of the Principal Balances of the Mortgage Loans in the related Loan Group immediately prior to such Distribution Date.

“Principal Distribution Amount”:  With respect to each Loan Group and any Distribution Date, the sum of (a) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the Servicer in respect of the related Due Period, (b) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in that Loan Group, deposited to the Distribution Account during the related Prepayment Period, (c) the principal portion of any related Substitution Adjustments with respect to that Loan Group deposited in the Distribution Account during the related Prepayment Period, (d) the principal portion of all Insurance Proceeds received during the related Prepayment Period with respect to Mortgage Loans in that Loan Group that are not yet Liquidated Mortgage Loans, (e) the principal portion of all Net Liquidation Proceeds received during the related Prepayment Period with respect to Liquidated Mortgage Loans in that Loan Group, (f) all Principal Prepayments in part or in full on Mortgage Loans in that Loan Group applied by the Servicer during the related Prepayment Period, (g) all Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date and (h) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01 hereof, that portion of the Termination Price in respect of principal for that Loan Group.

“Principal-Only Component”:  Any of the 1-PO-1 Component, 1-PO-2 Component, 2-POB-1 Component and 2-POB-2 Component, as applicable.

“Principal Prepayment”:  Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

“Private Certificates”:  The Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B5, Class 2-B6, Class 2-B7 and Class A-R-II Certificates.

“Private Placement Memorandum”:  The Private Placement Memorandum dated July 29, 2005 relating to the initial sale of the Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates.

“Pro Rata Share”:  As to any Distribution Date and any Class of Subordinate Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the (a) Subordinate Principal Distribution Amount on such date and (b) a fraction, the numerator of which is the related Class Certificate Principal Balance of that Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of all the Classes of Subordinate Certificates.

“Proprietary Lease”:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

“Prospectus”:  The Prospectus Supplement, together with the accompanying prospectus dated February 22, 2005, relating to the Senior Certificates and the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 2-B1, Class 2-B2, Class 2-B3 and Class 2-B4 Certificates.

“Prospectus Supplement”:  The Prospectus Supplement dated July 27, 2005 relating to the initial sale of the Senior Certificates and the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 2-B1, Class 2-B2, Class 2-B3 and Class 2-B4 Certificates.

“Purchase Agreement”:  The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, as amended by that certain amendment dated November 1, 2004, between GCFP, as purchaser, and Countrywide, as seller, as reconstituted by the Countrywide Reconstituted Servicing Agreement, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

“Purchase Price”:  With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 hereof, and as confirmed by an Officers’ Certificate from the Seller to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), plus (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Loan Rate (or if the servicer is repurchasing such Mortgage Loan, the Loan Rate minus the Servicing Fee Rate) from the Due Date as to which interest was last covered by a payment by the Mortgagor plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds and Liquidation Proceeds that as of the date of purchase had been distributed as or to cover REO Imputed Interest, plus (iii) any unreimbursed Servicing Advances and any unpaid Expense Fees allocable to such Mortgage Loan or REO Property, plus (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03 hereof, expenses reasonably incurred or to be incurred by the Trustee in respect of the breach or defect giving rise to the purchase obligation and plus (v) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending laws.

“Qualified Insurer”:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae-approved mortgage insurer and having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

“Qualified Substitute Mortgage Loan”:  A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) have a maximum loan rate not less than the Maximum Loan Rate of the Deleted Mortgage Loan, (iii)  have a gross margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (iv) have the same Index as the Deleted Mortgage Loan, (v) have its next adjustment date not more than two months after the next Adjustment Date of the Deleted Mortgage Loan, (vi) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (vii) be current as of the date of substitution, (viii) have a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (ix) have been underwritten or re-underwritten in accordance with the same or substantially similar underwriting criteria and guidelines as the Deleted Mortgage Loan, (x) is of the same or better credit quality as the Deleted Mortgage Loan and (xi) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan.  In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the terms described in clause (vi) hereof shall be determined on the basis of weighted average remaining term to maturity and the Loan-to-Value Ratio described in clause (viii) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (x) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

“Rating Agency”:  S&P and Moody’s.  If any rating agency or its successor shall no longer be in existence, “Rating Agency” shall include such nationally recognized statistical rating agency, or other comparable Person, as shall have been designated by the Depositor, notice of which designation shall be given to the Trustee.

“Realized Loss”:  With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Liquidated Mortgage Loan.

“Recognition Agreement”:  With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

“Reconstituted Servicing Agreement”:  The reconstituted servicing agreement dated as of July 1, 2005 among the Seller, Countrywide and Countrywide Servicing, and acknowledged by the Trustee.

“Record Date”:  With respect to each Distribution Date (other than the initial Distribution Date) and the Certificates (other than the LIBOR Certificates), the last Business Day of the calendar month preceding the month in which such Distribution Date occurs.  With respect to each Distribution Date (other than the initial Distribution Date) and the LIBOR Certificates, the last Business Day preceding that Distribution Date, unless any Class of LIBOR Certificates are no longer Book-Entry Certificates, in which case the Record Date for such Class of LIBOR Certificates shall be the last Business Day of the calendar month preceding the month in which that Distribution Date occurs.  With respect to the initial Distribution Date and all Classes of Certificates, the Closing Date.

“Recovery”:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date and with respect to which the related Realized Loss was allocated to one or more Classes of Certificates or Principal-Only Components, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month, net of any reimbursable expenses.

“Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, which shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London.  Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date.  The Trustee initially shall designate the Reference Banks (after consultation with the Depositor).  If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor).  The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

“Refinancing Mortgage Loan”:  Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

“Regular Certificate”:  Any Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C, Class 2-A1A, Class 2-A1B, Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3,  Class 1-X, Class 2-XA1, Class 2-XA2, Class 2-XB, Class 1-PO, Class 2-PO1, Class 2-PO2, Class 2-POB, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificate.

“Regulation S”:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Global Security”:  The meaning specified in Section 6.01.

“Relief Act”:  The Servicemembers Civil Relief Act, or any similar state or local law.

“Relief Act Reductions”:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on that Mortgage Loan during such Due Period is less than (ii) one month’s interest on the Stated Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

“REMIC”:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

“REMIC Opinion”:  An Independent Opinion of Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause any REMIC created hereunder to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions with respect to any REMIC created hereunder or (iii) constitute a taxable contribution to any REMIC created hereunder after the Startup Day.

“REMIC Provisions”:  Provisions of the federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.

“Remittance Report”:  The Servicer’s Remittance Report to the Trustee pursuant to the Servicing Agreement providing information with respect to each Mortgage Loan which is provided no later than the 10th calendar day of each month and which shall contain such information as may be agreed upon by the Trustee and which shall be sufficient to enable the Trustee to prepare the related Distribution Date Statement.

“Rents from Real Property”:  With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

“REO Account”:  The account or accounts maintained by the Servicer in respect of an REO Property pursuant to the Servicing Agreement.

“REO Disposition”:  The sale or other disposition of an REO Property on behalf of the Trust.

“REO Imputed Interest”:  As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month’s interest at the applicable Net Loan Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Due Date in such calendar month.

“REO Principal Amortization”:  With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 hereof that is allocable to such REO Property) or otherwise, net of any portion of such amounts (i) payable pursuant to the applicable provisions of the Servicing Agreement in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Servicer pursuant to the applicable provisions of the Servicing Agreement for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

“REO Property”:  A Mortgaged Property acquired by the Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in accordance with the applicable provisions of the Servicing Agreement.

“Request for Release”:  A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

“Residential Dwelling”:  Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, (v) a cooperative unit or (vi) a detached one-family dwelling in a planned unit development, none of which is a mobile home.

“Residual Certificate”:  Each of the Class A-R and the Class A-R-II Certificate.

“Responsible Officer”:  When used with respect to the Trustee or any director, the President, any vice president, any assistant vice president, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Classes”:  As defined in Section 5.01(d).

“Restricted Global Security”:  As defined in Section 6.01.

“Sarbanes-Oxley Certification”:  A written certification covering, among other things, servicing of the Mortgage Loans by the Servicer and signed by an officer of the Depositor that complies with (i) the Sarbanes-Oxley Act of 2002, as amended from time to time, and (ii) the February 21, 2003 Statement by the Staff of the Division of Corporation Finance of the Securities and Exchange Commission Regarding Compliance by Asset-Backed Issuers with Exchange Act Rules 13a-14 and 15d-14, as in effect from time to time; provided that if, after the Closing Date (a) the Sarbanes-Oxley Act of 2002 is amended, (b) the Statement referred to in clause (ii) is modified or superseded by any subsequent statement, rule or regulation of the Securities and Exchange Commission or any statement of a division thereof, or (c) any future releases, rules and regulations are published by the Securities and Exchange Commission from time to time pursuant to the Sarbanes-Oxley Act of 2002, which in any such case affects the form or substance of the required certification and results in the required certification being, in the reasonable judgment of the Depositor, materially more onerous than the form of the required certification as of the Closing Date, the Sarbanes-Oxley Certification shall be as agreed to by the Depositor and the Seller following a negotiation in good faith to determine how to comply with any such new requirements.

“S&P”:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Security Agreement”:  With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

“Seller”:  GCFP, in its capacity as seller under this Agreement.

“Senior Certificate”:  Any one of the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C, Class A-R, Class 1-X, Class 1-PO, Class 2-A1A, Class 2-A1B, Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, Class 2-XA1, Class 2-XA2, Class 2-XB, Class 2-PO1, Class 2-PO2 and Class 2-POB Certificates.

“Senior Certificate Group”:  Any of (a) Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C, Class A-R, Class 1-X, Class 1-PO Certificates with respect to Loan Group 1 and (b) the Class 2-A1A, Class 2-A1B, Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, Class 2-XA1, Class 2-XA2, Class 2-XB, Class 2-PO1, Class 2-PO2 and Class 2-POB Certificates with respect to Loan Group 2.

“Senior Certificateholder”:  Any Holder of a Senior Certificate.

“Senior Credit Support Depletion Date”:  The date on which the Class Certificate Principal Balance of each Class of Group 1 or Group 2 Subordinate Certificates has been reduced to zero.

“Senior Percentage”:  With respect to each Loan Subgroup and any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Principal Balances and Component Principal Balances of the Classes of Senior Certificates and Principal-Only Components relating to that Loan Subgroup immediately prior to such Distribution Date and the denominator of which is the aggregated Stated Principal Balance of the Mortgage Loans the related Loan Subgroup for such Distribution Date; provided, however, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Subgroup, the Senior Percentage for the related Loan Subgroup will be equal to 0% and; provided, further, that on any Distribution Date after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Component related to a Loan Subgroup, the Senior Percentage of the remaining Senior Certificates and Principal-Only Component of the other Loan Subgroup related to the same Loan Group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Certificate Principal Balances of each remaining Class of Senior Certificates and Principal-Only Components related to such Loan Group immediately prior to such date and the denominator of which is the aggregate of the Certificate Principal Balances of all Classes of Certificates and Principal-Only Components related to the same Loan Group, immediately prior to such date.

 “Senior Prepayment Percentage”:  With respect to each Loan Subgroup and any Distribution Date before the Distribution Date in August 2015, 100%.  Except as provided herein, the Senior Prepayment Percentage for each Loan Subgroup for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will be as follows:  (i) from August 2015 through July 2016, the related Senior Percentage plus 70% of the related Subordinate Percentage for that Distribution Date; (ii) from August 2016 through July 2017, the related Senior Percentage plus 60% of the related Subordinate Percentage for that Distribution Date; (iii) from August 2017 through July 2018, the related Senior Percentage plus 40% of the related Subordinate Percentage for that Distribution Date; (iv) from August 2018 through July 2019, the related Senior Percentage plus 20% of the related Subordinate Percentage for that Distribution Date; and (v) from and after August 2019, the related Senior Percentage for that Distribution Date; provided, however, that there shall be no reduction in the Senior Prepayment Percentage for any Loan Group unless the Step Down Conditions are satisfied; and provided, further, that if on any Distribution Date occurring on or after the Distribution Date in August 2019, the Senior Percentage for any Loan Subgroup exceeds the initial Senior Percentage for such Loan Subgroup, the related Senior Prepayment Percentage for that Distribution Date will again equal 100%.

Notwithstanding the above, (i) if on any Distribution Date prior to August 2008 the applicable Two Times Test for such Loan Subgroup is satisfied, the Senior Prepayment Percentage for each Loan Subgroup will equal the related Senior Percentage for such Distribution Date plus 50% of an amount equal to 100% minus the related Senior Percentage for such Distribution Date and (ii) if on any Distribution Date in or after August 2008 the applicable Two Times Test is satisfied, the Senior Prepayment Percentage for each Loan Subgroup will equal the related Senior Percentage for such Distribution Date.

“Senior Principal Distribution Amount”:  With respect to each Loan Subgroup and any Distribution Date, the sum of:

(1)

the related Senior Percentage of all amounts described in clauses (a) through (d) of the definition of “Principal Distribution Amount” with respect to such Loan Subgroup for that Distribution Date;

(2)

with respect to each Mortgage Loan in that Loan Subgroup which became a Liquidated Mortgage Loan during the related Prepayment Period, the lesser of

(x)

the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan; and

(y)

the related Senior Prepayment Percentage of the amount of the Net Liquidation Proceeds allocable to principal received with respect to that Mortgage Loan

(3)

the related Senior Prepayment Percentage of the amounts described in clauses (f) and (g) of the definition of “Principal Distribution Amount” with respect to such Loan Subgroup.

“Senior Termination Date”:  For each Senior Certificate Group and Principal-Only Component, the Distribution Date on which the aggregate of the Class Certificate Principal Balances of the related Senior Certificates and Component Principal Balances of the related Principal-Only Components is reduced to zero.

“Servicer”:  Countrywide Home Loans Servicing LP, as primary servicer of the Mortgage Loans as set forth and as individually defined in the Mortgage Loan Schedule hereto and any successors thereto.

“Servicer Remittance Date”:  The “Remittance Date” defined in the Servicing Agreement.

“Servicing Account”:  Any account established and maintained by the Servicer with respect to the related Mortgage Loans and any REO Property, pursuant to the terms of the  Servicing Agreement.

“Servicing Addendum”: As defined in the Servicing Agreement.

“Servicing Advances”:  With respect to the Servicer, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Servicer in the performance of its servicing obligations hereunder, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Article III hereof or the Servicing Agreement.

 “Servicing Agreement”:  The Master Mortgage Loan Purchase and Servicing Agreement, dated as of April 1, 2003, as amended by that certain amendment dated November 1, 2004, between GCFP, as purchaser, and Countrywide, as seller, as reconstituted by the Reconstituted Servicing Agreement, as the same may be amended from time to time, and any assignments and conveyances related to the Mortgage Loans.

“Servicing Fee”:  With respect to the Servicer and each Mortgage Loan and for any calendar month, the fee payable to the Servicer determined pursuant to the Servicing Agreement.

“Servicing Fee Rate”:  With respect to each Mortgage Loan, the per annum servicing fee rate set forth on the Mortgage Loan Schedule.

“Servicing Officer”:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

 “Startup Day”:  As defined in Section 9.01(b) hereof.

“Stated Principal Balance”:  With respect to any Mortgage Loan: (a) as of the Distribution Date in August 2005, the Cut-Off Date Principal Balance of such Mortgage Loan,  (b) thereafter as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the Cut-Off Date Principal Balance of such Mortgage Loan minus, in the case of each Mortgage Loan, the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-Off Date, whether or not received, (ii) all Principal Prepayments received after the Cut-Off Date, to the extent distributed pursuant to Section 5.01 before such date of determination and (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Servicer as recoveries of principal in accordance with the applicable provisions of the Servicing Agreement, to the extent distributed pursuant to Section 5.01 such date of determination; and (c) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero; provided that, such Stated Principal Balance shall be increased by the amount of any Deferred Interest added to the outstanding Principal Balance of such Mortgage Loan pursuant to the terms of the related Mortgage Note.  With respect to any REO Property: (x) as of any date of determination up to and including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 5.01 before such date of determination; and (y) as of any date of determination subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

“Step Down Conditions”: As of the first Distribution Date as to which any decrease in any Senior Prepayment Percentage applies and each Loan Group, (i) the outstanding Principal Balance of all Mortgage Loans in such Loan Group 60 days or more Delinquent (including related Mortgage Loans in REO and foreclosure) (averaged over the preceding six month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Classes of Subordinate Certificates related to such Loan Group on such Distribution Date, does not equal or exceed 50% and (ii) cumulative Realized Losses with respect to all of the Mortgage Loans in such Loan Group do not exceed:

·

for any Distribution Date on or after the tenth anniversary of the first Distribution Date, 30% of the aggregate Certificate Principal Balance of the related Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the eleventh anniversary of the first Distribution Date, 35% of the aggregate Certificate Principal Balance of the related Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the twelfth anniversary of the first Distribution Date, 40% of the aggregate Certificate Principal Balance of the related Subordinate Certificates as of the Closing Date,

·

for any Distribution Date on or after the thirteenth anniversary of the first Distribution Date, 45% of the aggregate Certificate Principal Balance of the related Subordinate Certificates as of the Closing Date, and

·

for any Distribution Date on or after the fourteenth anniversary of the first Distribution Date, 50% of the aggregate Certificate Principal Balance of the related Subordinate Certificates as of the Closing Date.

“Strike Rate”:  With respect to any Distribution Date and the Yield Maintenance Agreement, the strike rate listed on Schedule III hereto.

“Subgroup 1-A1 Adjusted Cap Rate”:  For any Distribution Date and any Class of Class 1-A1A and Class 1-A1B Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purpose by first reducing the Subgroup 1-A1 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 1-A1 Mortgage Loans for the Distribution Date multiplied by (b) 12, and (ii) the aggregate Stated Principal Balance of the Subgroup 1-A1 Mortgage Loans as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-Off Date).

“Subgroup 1-A1 Class 1-X Apportionment Rule”:  For purposes of calculating the interest distributable to the Class 1-X Certificates from Loan Subgroup 1-A1 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class 1-X Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup 1-A1 and the denominator of which is the aggregate Stated Principal Balance of all of the Group 1 Mortgage Loans, in each case, as of the first day of the related Due Period.

“Subgroup 1-A1 Net WAC”:  With respect to any Distribution Date and Loan Subgroup 1-A1, the weighted average of the Net Loan Rates of the Subgroup 1-A1 Mortgage Loans of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Subgroup 1-A1 Net Maximum Rate Cap”:  For any Distribution Date and the Class 1-A1A and Class 1-A1B Certificates, the weighted average of the Net Maximum Loan Rates of the Subgroup 1-A1 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of the Class 1-A1B Certificates, such rate shall be reduced by the Premium Rate applicable to such class.

“Subgroup 1-A2 Adjusted Cap Rate”:  For any Distribution Date and any Class of Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purpose by first reducing the Subgroup 1-A2 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 1-A2 Mortgage Loans for the Distribution Date multiplied by (b) 12, and (ii) the aggregate Stated Principal Balance of the Subgroup 1-A2 Mortgage Loans as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-Off Date).

“Subgroup 1-A2 Class 1-X Apportionment Rule”:  For purposes of calculating the interest distributable to the Class 1-X Certificates from Loan Subgroup 1-A2 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class 1-X Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup 1-A2 and the denominator of which is the aggregate Stated Principal Balance of all of the Group 1 Mortgage Loans, in each case, as of the first day of the related Due Period.

“Subgroup 1-A2 Net Maximum Rate Cap”:  For any Distribution Date and the Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, the weighted average of the Net Maximum Loan Rates of the Subgroup 1-A2 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of the Class 1-A2C Certificates, such rate shall be reduced by the Premium Rate applicable to such class.

“Subgroup 1-A2 Net WAC”:  With respect to any Distribution Date and Loan Subgroup 1-A2, the weighted average of the Net Loan Rates of the Subgroup 1-A2 Mortgage Loans of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Subgroup 2-A1 Adjusted Cap Rate”:  For any Distribution Date and any Class of Class 2-A1A and Class 2-A1B Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purpose by first reducing the Subgroup 2-A1 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 2-A1 Mortgage Loans for the Distribution Date multiplied by (b) 12, and (ii) the aggregate Stated Principal Balance of the Subgroup 2-A1 Mortgage Loans as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-Off Date).

“Subgroup 2-A1 Adjusted Middle-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-A1A, MT2-A1B, MT2-QA1, MT2-ZA1, and MT2-YA1 Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT2-QB, MT2-ZB, and MT2-YB Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the MT2-A1A and MT2-A1B Interests to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates and a floor equal to the Subgroup 2-A1 Adjusted Cap Rate.

“Subroup 2-A1 Adjusted Middle-Tier WAC”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-A1A, MT2-A1B, MT2-QA1, MT2-ZA1, and MT2-YA1 Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT2-QA1, MT2-ZA1, and MT2-YA1 Interests to a cap of 0.00%, and (b) first subjecting each of the MT2-A1A and MT2-A1B Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates and (II) the Subgrouproup 2-A1 Adjusted Net WAC.

“Subgroup 2-A1 Class 2-XB Apportionment Rule”:  For purposes of calculating the interest distributable to the Class 2-XB Certificates from Loan Subgroup 2-A1 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class 2-XB Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup 2-A1 and the denominator of which is the aggregate Stated Principal Balance of all of the Group 2 Mortgage Loans, in each case, as of the first day of the related Due Period.

“Subgroup 2-A1 Net Maximum Rate Cap”:  For any Distribution Date and the Class 2-A1A and Class 2-A1B Certificates, the weighted average of the Net Maximum Loan Rates of the Subgroup 2-A1 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of the Class 2-A1B Certificates, such rate shall be reduced by the Premium Rate applicable to such class.

“Subgroup 2-A1 Net WAC”:  With respect to any Distribution Date and Loan Subgroup 2-A1, the weighted average of the Net Loan Rates of the Subgroup 2-A1 Mortgage Loans of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Subgroup 2-A2 Adjusted Cap Rate”:  For any Distribution Date and any Class of Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, the applicable Net WAC Cap for that Distribution Date, computed for this purpose by first reducing the Subgroup 2-A2 Net WAC by a per annum rate equal to the quotient of (i) the product of (a) the Net Deferred Interest, if any, on the Subgroup 2-A2 Mortgage Loans for the Distribution Date multiplied by (b) 12, and (ii) the aggregate Stated Principal Balance of the Subgroup 2-A2 Mortgage Loans as of the first day of the month before such Distribution Date (or in the case of the first Distribution Date, as of the Cut-Off Date).

“Subgroup 2-A2 Adjusted Middle-Tier Pay Rate”: For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-A2A, MT2-A2B, MT2-A2, MT2-A3, MT2-QA2, MT2-ZA2, and MT2-YA2 Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT2-QA2, MT2-ZA2, and MT2-YA2 Interests to a cap of 0.00%, and (b) first subjecting the interest rate on each of the MT2-A2A, MT2-A2B, MT2-A2, and MT2-A3 Interests to a cap equal to the Pass-Through Rate for the Corresponding Class of Certificates and a floor equal to the Subgroup 2-A2 Adjusted Cap Rate.

“Subgroup 2-A2 Adjusted Middle-Tier WAC”:  For any Distribution Date (and the related Accrual Period), the product of (i) 2 multiplied by (ii) the weighted average of the interest rates on the MT2-A2A, MT2-A2B, MT2-A3, MT2-QA2, MT2-ZA2, and MT2-YA2 Interests, weighted on the basis of their principal balances as of the first day of the related Accrual Period and computed for this purpose by (a) first subjecting the interest rate on the MT2-QA2, MT2-ZA2, and MT2-YA2 Interests to a cap of 0.00%, and (b) first subjecting each of the MT2-A2A, MT2-A2B, MT2-A2, and  MT2-A3 Interests to a cap equal to the lesser of (I) the Pass-Through Rate for the Corresponding Class of Certificates and (II) the Subgroup 2-A2 Adjusted Net WAC.

“Subgroup 2-A2 Class 2-XB Apportionment Rule”:  For purposes of calculating the interest distributable to the Class 2-XB Certificates from Loan Subgroup 2-A2 for any Accrual Period, an amount equal to the product of (a) the Monthly Interest Distributable Amount for the Class 2-XB Certificates for such Distribution Date and (b) a fraction, the numerator of which is the aggregate Stated Principal Balance of the Mortgage Loans in Loan Subgroup 2-A2 and the denominator of which is the aggregate Stated Principal Balance of all of the Group 2 Mortgage Loans, in each case, as of the first day of the related Due Period.

“Subgroup 2-A2 Net Maximum Rate Cap”:  For any Distribution Date and the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, the weighted average of the Net Maximum Loan Rates of the Subgroup 2-A2 Mortgage Loans as of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of their related Stated Principal Balances as of the first day of the related Due Period, provided, however, that in the case of the Class 2-A2B Certificates, such rate shall be reduced by the Premium Rate applicable to such class.

“Subgroup 2-A2 Net WAC”:  With respect to any Distribution Date and Loan Subgroup 2-A2, the weighted average of the Net Loan Rates of the Subgroup 2-A2 Mortgage Loans of the first day of the related Due Period (or, in the case of the first Distribution Date, as of the Cut-Off Date), weighted on the basis of the related Stated Principal Balances at the beginning of the related Due Period.

“Subgroup Subordinate Amount”:  For each of Subgroup 1-A1, Subgroup 1-A2, Subgroup 2-A1 and Subgroup 2-A2 and any Distribution Date, the excess, if any, of (i) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Subgroup as of the first day of the month prior to such Distribution Date, over the aggregate of the Class Certificate Principal Balances of the Senior Certificates related to such Loan Subgroup immediately prior to such Distribution Date.

“Subordinate Certificate”:  Any one of the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 or Class 2-B7 Certificates.

“Subordinate Class Expense Share”:  For each Class of Subordinate Certificates, each Loan Group and each Accrual Period, the Subordinate Class Expense Share shall be allocated in reverse order of their respective numerical Class designations (beginning with the Class of Subordinate Certificates related to a Loan Group with the highest numerical Class designation) and will be an amount equal to (i) the sum of, without duplication, (a) the amounts paid to the Trustee from the Trust Fund during such Accrual Period pursuant to Section 8.05 hereof to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Loan Rate of any Mortgage Loan in such Loan Group and (b) amounts described in clause (y) of the definition of Available Funds herein to the extent such amounts were paid for ordinary or routine expenses and were not taken into account in computing the Net Mortgage Rate of any Mortgage Loan in such Loan Group minus (ii) amounts taken into account under clause (i) of this definition in determining the Subordinate Class Expense Share of any Class of related Subordinate Certificates having a higher numeric designation.  In no event, however, shall the Subordinate Class Expense Share for any Class of Subordinate Certificates and any Accrual Period exceed the product of (i) (a) the lesser of the Pass-Through Rate for such Class or the Group 1 Subordinate Adjusted Cap Rate or the Group 2 Subordinate Adjusted Cap Rate, in the case of each Class of Group 1 Subordinate Certificates and Group 2 Subordinate Certificates, respectively, divided by (b) 12 and (ii) the Class Certificate Principal Amount of such Class of Subordinate Certificates as of the beginning of the related Accrual Period.

“Subordinate Component”:  With respect to each Loan Group and any Distribution Date, the excess of the related Loan Group Balance for such Distribution Date over the aggregate Class Certificate Principal Balance and Component Principal Balance of the related Senior Certificates and Principal-Only Component immediately preceding such Distribution Date.  The designation “1” and “2” appearing after the corresponding Loan Group designation is used to indicate a Subordinate Component allocable to Loan Group 1 and Loan Group 2, respectively.

“Subordinate Percentage”:  With respect to each Loan Subgroup and any Distribution Date, the difference between 100% and the related Senior Percentage for such Loan Subgroup and Distribution Date; provided, however, that on any Distribution Date occurring after a Senior Termination Date has occurred with respect to the Senior Certificates and Principal-Only Components related to a Loan Subgroup, the Subordinate Percentage will represent the entire interest of the related Subordinate Certificates in the related Mortgage Loans and will equal the difference between 100% and the related Senior Percentage for such Distribution Date.

“Subordinate Prepayment Percentage”:  With respect to each Loan Subgroup and any Distribution Date, the difference between 100% and the related Senior Prepayment Percentage for such Distribution Date.

“Substitution Adjustment”:  As defined in Section 2.03(d) hereof.

“Tax Returns”:  The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of every REMIC created hereunder under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

“Termination Price”:  As defined in Section 10.01(a) hereof.

“Transfer”:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

“Transfer Affidavit”:  As defined in Section 6.02(e)(ii) hereof.

“Transferee”:  Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

“Trust”:  HarborView Mortgage Loan Trust 2005-8, the trust created hereunder.

“Trust Fund”:  The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, such Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, excluding Prepayment Penalty Amounts, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor’s rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Distribution Account (subject to the last sentence of this definition), any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto; (vi) all right, title and interest of the Seller in and to the Servicing Agreement; (vii) the Group 1 Basis Risk Reserve Fund, Group 2-A1 Basis Risk Reserve Fund, the Group 2-A2 Basis Risk Reserve Fund, the Group 2-B Basis Risk Reserve Fund and the Yield Maintenance Account; (viii) the rights of the Trust under the Yield Maintenance Agreements; and (ix) the Certificate Insurance Policy.  Notwithstanding the foregoing, however, the Trust Fund specifically excludes (1) all payments and other collections of interest and principal due on the Mortgage Loans on or before the Cut-Off Date and principal received before the Cut-Off Date (except any principal collected as part of a payment due after the Cut-Off Date) and (2) all income and gain realized from Permitted Investments of funds on deposit in the Distribution Account.

“Trustee”:  U.S. Bank National Association, its successors and assigns, or any successor trustee appointed as provided herein.

“Trustee Certification”:  A certification of the Trustee substantially in the form of Exhibit P.

“Trustee Fee”:  The monthly fee paid to the Trustee for its services rendered under this Agreement calculated at the Trustee Fee Rate of the outstanding Principal Balance of each Mortgage Loan as of the first day of the related Due Period.

“Trustee Fee Rate”:  0.0022% per annum.

“Two Times Test”:  As to any Distribution Date and Loan Group 1, (i) the Group 1 Aggregate Subordinate Percentage is at least two times the Group 1 Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Group 1 Mortgage Loans Delinquent 60 days or more (including Group 1 Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Group 1 Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in August 2008, cumulative Realized Losses on the Group 1 Mortgage Loans do not exceed 30% of the Group 1 Original Subordinated Principal Balance or prior to the Distribution Date in August 2008, cumulative Realized Losses on the Group 1 Mortgage Loans do not exceed 20% of the Group 1 Original Subordinated Principal Balance.

As to any Distribution Date and Loan Group 2, (i) the Group 2 Aggregate Subordinate Percentage is at least two times the Group 2 Aggregate Subordinate Percentage as of the Closing Date; (ii) the aggregate of the Principal Balances of all Group 2 Mortgage Loans Delinquent 60 days or more (including Group 2 Mortgage Loans in REO and foreclosure) (averaged over the preceding six-month period), as a percentage of the aggregate of the Class Certificate Principal Balances of the Group 2 Subordinate Certificates, does not equal or exceed 50%; and (iii) on or after the Distribution Date in August 2008, cumulative Realized Losses on the Group 2 Mortgage Loans do not exceed 30% of the Group 2 Original Subordinated Principal Balance or prior to the Distribution Date in August 2008, cumulative Realized Losses on the Group 2 Mortgage Loans do not exceed 20% of the Group 2 Original Subordinated Principal Balance.

“Undercollateralized Group”:  With respect to any Distribution Date and Loan Subgroup as to which the aggregate Class Certificate Principal Balance and Component Principal Balance of the related classes of Senior Certificates and Principal-Only Component, after giving effect to distributions pursuant to Section 5.01(a) on such date, is greater than the Loan Subgroup Balance of the related Loan Subgroup for such Distribution Date.

“Underwriter’s Exemption”: Prohibited Transaction Exemption 90-59 (Exemption Application No. D-8374), as amended by Prohibited Transaction Exemption 97-34 (Exemption Application Nos. D-10245 and D-10246), as amended by Prohibited Transaction Exemption 2000-58 (Exemption Application No. D-10829) and as amended by Prohibited Transaction Exemption 2002-41 (Exemption Application No. D-11077) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

“Uninsured Cause”:  Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained on such Mortgaged Property.

“United States Person” or “U.S. Person”:  A “United States person” within the meaning set forth in Section 7701(a)(30) of the Code or successor provisions.

“Unpaid Interest Shortfall Amount”:  With respect to each Class of Certificates (other than the Class 1-PO, Class 2-PO1, Class 2-PO2 and Class 2-POB Certificates), and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (1)(a) the Monthly Interest Distributable Amount for that Class for the immediately preceding Distribution Date exceeds (b) the aggregate amount distributed on that Class in respect of such Monthly Interest Distributable Amount on the preceding Distribution Date plus (2) any such shortfalls remaining unpaid from prior Distribution Dates.

“Upper Tier REMIC”:  As described in the Preliminary Statement.

“Value”:  With respect to any Mortgage Loan and the related Mortgaged Property, the lesser of:

(i)

the value of such Mortgaged Property as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac; and

(ii)

the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that in the case of a Refinancing Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinancing Mortgage Loan at the time of origination by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

“Voting Rights”:  The portion of the voting rights of all of the Certificates which is allocated to any Certificate.  98% of the voting rights for Loan Group 1 shall be allocated among the Classes of Regular Certificates related to Loan Group 1 (other than the Class 1-X, Class A-R and Class A-R-II Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of the Group 1 Certificates then outstanding, 1% of the voting rights shall be allocated to the Class 1-X Certificates and 1% of the voting rights shall be allocated to the Class A-R Certificate, provided, however, that when none of the Regular Certificates related to Loan Group 1 is outstanding, 100% of the voting rights for Loan Group 1 shall be allocated to the Holder of the Class A-R Certificate.  96% of the voting rights for Loan Group 2 shall be allocated among the Classes of Regular Certificates related to Loan Group 2 (other than the Class 2-XA1, Class 2-XA2, Class 2-XB, Class A-R and Class A-R-II Certificates), pro rata, based on a fraction, expressed as a percentage, the numerator of which is the Class Certificate Principal Balance of such Class and the denominator of which is the aggregate of the Class Certificate Principal Balances of the Group 2 Certificates then outstanding, 1% of the voting rights shall be allocated to the Class 2-XA1 Certificates, 1% of the voting rights shall be allocated to the Class 2-XA2 Certificates, 1% of the voting rights shall be allocated to the Class 2-XB Certificate and 1% of the voting rights shall be allocated to the Class A-R Certificate; provided, however, that when none of the Regular Certificates related to Loan Group 2 is outstanding, 100% of the voting rights for Loan Group 2 shall be allocated to the Holder of the Class A-R Certificate.  The voting rights allocated to a Class of Certificates shall be allocated among all Holders of such Class, pro rata, based on a fraction the numerator of which is the Certificate Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of such Class and the denominator of which is the Class Certificate Principal Balance or Class Certificate Notional Balance, as applicable, of such Class; provided, however, that any Certificate registered in the name of the Trustee or any of its affiliates shall not be included in the calculation of Voting Rights.  No voting rights shall be allocated to the Class A-R-II Certificate.

“Writedown Amount”:  The reduction described in Section 5.03(c).

“Yield Maintenance Account”:  The separate trust account maintained and held by the Trustee pursuant to Section 4.04, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust on behalf of the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C and Class 1-X Certificateholders, and which account provides that the Trustee may make, or cause to be made, withdrawals therefrom in accordance with Section 4.04.

“Yield Maintenance Agreement”:  Each of the Class 1-A1A Yield Maintenance Agreement, Class 1-A1B Yield Maintenance Agreement, Class 1-A2A and Class 1-A2B Yield Maintenance Agreement and Class 1-A2C Yield Maintenance Agreement

“Yield Maintenance Distributable Amount”:  With respect to each Distribution Date and each of the Yield Maintenance Agreements, an amount equal to the product of (i) the excess, if any, of (x) LIBOR, subject to a maximum of 11.00%, over (y) the applicable Strike Rate, (ii) the related Yield Maintenance Notional Balance and (iii) a fraction, the numerator of which is the actual number days in the related interest Accrual Period and the denominator of which is 360.

“Yield Maintenance Notional Balance”:  For the Class 1-A1A Yield Maintenance Agreement and any Distribution Date, the lesser of (i) the amount set forth on Schedule III hereto and (ii) the Class Certificate Principal Balance of the Class 1-A1 Certificates.  For the Class 1-A1B Yield Maintenance Agreement and any Distribution Date, the lesser of (i) the amount set forth on Schedule III hereto and (ii) the Class Certificate Principal Balance of the Class 1-A1B Certificates.  For the Class 1-A2A and Class 1-A2B Yield Maintenance Agreement and any Distribution Date, the lesser of (i) the amount set forth on Schedule III hereto and (ii) the aggregate Class Certificate Principal Balance of the Class 1-A2A and Class 1-A2B Certificates.  For the Class 1-A2C Yield Maintenance Agreement and any Distribution Date, the lesser of (i) the amount set forth on Schedule III hereto and (ii) the Class Certificate Principal Balance of the Class 1-A2C Certificates.

“Yield Maintenance Payment”:  The payment remitted to the Trustee by the Yield Maintenance Provider under the related Yield Maintenance Agreement.

“Yield Maintenance Provider”:  The Bank of New York.

SECTION 1.02.  Accounting.

Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.  Conveyance of Mortgage Loans.

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-Off Date Principal Balance, all interest due thereon after the Cut-Off Date and all collections in respect of interest and principal due after the Cut-Off Date; (ii) all the Depositor’s right, title and interest in and to the Distribution Account and all amounts from time to time credited to and the proceeds of the Distribution Account; (iii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iv) the Depositor’s interest in any insurance policies in respect of the Mortgage Loans; (v) all proceeds of any of the foregoing; and (vi) all other assets included or to be included in the Trust Fund.  Such assignment includes all interest and principal due to the Depositor after the Cut-Off Date with respect to the Mortgage Loans.  In exchange for such transfer and assignment, the Depositor shall receive the Certificates.  The Depositor hereby directs the Trustee to execute, not in its individual capacity, but solely as Trustee on behalf of the Trust, and deliver the Yield Maintenance Agreements.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Purchase Agreement, including all rights of the Seller under the Servicing Agreement to the extent assigned in the Mortgage Loan Purchase Agreement.  The Trustee hereby accepts such assignment, and shall be entitled to exercise all rights of the Depositor under the Mortgage Loan Purchase Agreement and all rights of the Seller under the Servicing Agreement as if, for such purpose, it were the Depositor or the Seller, as applicable, including the Seller’s right to enforce remedies for breaches of representations and warranties and delivery of Mortgage Loan documents.  The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

In connection with such transfer and assignment, (i) the Depositor directs the Trustee to appoint The Bank of New York, as Custodian, and (ii) the Seller, on behalf of the Depositor, does hereby deliver on the Closing Date, unless otherwise specified in this Section 2.01 or the BONY Custodial Agreement, to, and deposit with the Trustee, or the Custodian as its designated agent, the following documents or instruments with respect to each Mortgage Loan (a “Mortgage File”) so transferred and assigned:

(i)

the original Mortgage Note, endorsed either on its face or by allonge attached thereto in blank or in the following form: “Pay to the order of U.S. Bank National Association, as Trustee for HarborView Mortgage Loan Trust 2005-8, Mortgage Loan Pass-Through Certificates, Series 2005-8, without recourse”, or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note; provided, however, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans the aggregate Cut-Off Date Principal Balance of which is less than or equal to 2% of the Cut-Off Date Aggregate Principal Balance;

(ii)

except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iii)

the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Seller, title company, escrow agent or closing attorney certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or its Custodian) on behalf of the Trust is a true copy and that the original of such agreement has been forwarded to the public recording office;

(iv)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned to “U.S. Bank National Association, as Trustee for HarborView Mortgage Loan Trust 2005-8, Mortgage Loan Pass-Through Certificates, Series 2005-8, without recourse;”

(v)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vi)

the original Primary Insurance Policy, if any, or certificate, if any;

(vii)

the original or a certified copy of lender’s title insurance policy; and

(viii)

with respect to any Cooperative Loan, the Cooperative Loan Documents.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee, such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the HarborView Mortgage Loan Trust 2005-8.

With respect to each Cooperative Loan the Seller, on behalf of the Depositor does hereby deliver to the Trustee the related Cooperative Loan Documents and the Seller will take (or cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee, such actions as are necessary under applicable law (including but not limited to the relevant UCC) in order to perfect the interest of the Trustee in the related Mortgaged Property.

Assignments of each Mortgage with respect to each Mortgage Loan that is not a MERS Mortgage Loan (other than a Cooperative Loan) shall be recorded; provided, however, that such assignments need not be recorded if, in the Opinion of Counsel (which must be from Independent Counsel and not at the expense of the Trust or the Trustee) acceptable to the Trustee and the Rating Agency, recording in such states is not required to protect the Trustee’s interest in the related Mortgage Loans; provided, further, notwithstanding the delivery of any Opinion of Counsel, each assignment of Mortgage shall be submitted for recording by the Seller (or the Seller will cause the Servicer to submit each such assignment for recording), at the cost and expense of the Seller, in the manner described above, at no expense to the Trust or Trustee, upon the earliest to occur of (1) reasonable direction by the Majority Certificateholders, (2) the occurrence of a bankruptcy or insolvency relating to the Seller or the Depositor, or (3) with respect to any one Assignment of Mortgage, the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage.  Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Seller shall properly record (or the Seller will cause the Servicer to properly record), at the expense of the Seller (with the cooperation of the Depositor and the Trustee (or the Custodian on behalf of the Trustee), in each public recording office where the related Mortgages are recorded, each assignment referred to in Section 2.01(v) above with respect to a Mortgage Loan that is not a MERS Mortgage Loan.

The Trustee (or the Custodian, on behalf of the Trustee) agrees to execute and deliver to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-1 hereto.

If the original lender’s title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(x) above, the Seller shall deliver or cause to be delivered to the Trustee the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee, promptly upon receipt thereof, but in any case within 175 days of the Closing Date.  The Seller shall deliver or cause to be delivered to the Trustee, promptly upon receipt thereof, any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan sold to the Depositor by the Seller, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

All original documents that are not delivered to the Custodian on behalf of the Trust shall be held by the Servicer in trust for the Trustee, for the benefit of the Trust and the Certificateholders.

The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

SECTION 2.02.  Acceptance by Trustee.

The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Custodian on behalf of the Trustee and declares that it holds or will hold all other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee or the Custodian on behalf of the Trustee agrees, for the benefit of the Certificateholders, to review each Mortgage File delivered to it and to certify and deliver to the Depositor, the Seller and the Rating Agency an interim certification in substantially the form attached hereto as Exhibit G-2, within 90 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within five Business Days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant to Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i), (ii) and (iii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File.  It is herein acknowledged that, in conducting such review, the Trustee and the Custodian on its behalf are under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

No later than 180 days after the Closing Date, the Trustee or the Custodian on behalf of the Trustee shall deliver to the Depositor and the Seller a final certification in the form annexed hereto as Exhibit G-3 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

Upon the discovery by the Seller or the Depositor (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan that materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement.

The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor’s estate or property of the Depositor in the event of any insolvency by the Depositor.  In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

SECTION 2.03.  Repurchase or Substitution of Mortgage Loans by the Originator and the Seller.

(a)

Upon its discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Originator of any representation, warranty or covenant under the Purchase Agreement in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall promptly notify the Originator of such defect, missing document or breach and request that the Originator deliver such missing document or cure such defect or breach within 90 days from the date that the Seller was notified of such missing document, defect or breach, and if the Originator does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Originator’s obligation under the Purchase Agreement and cause the Originator to repurchase that Mortgage Loan from the Trust Fund at the Repurchase Price (as defined in the Purchase Agreement) on or prior to the Determination Date following the expiration of such 90 day period.  It is understood and agreed that the obligation of the Originator to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Originator respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(b)

Upon discovery or receipt of written notice of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 or Section 2.08 hereof in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders, the Trustee (or the Custodian on behalf of the Trustee) shall promptly notify the Seller of such breach and request that the Seller cure such breach within 90 days from the date that the Seller was notified of such breach, and if the Seller does not cure such breach in all material respects during such period, the Trustee shall enforce the Seller’s obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement; and, provided further, that, in the case of the breach of any representation, warranty or covenant made by the Seller in Section 2.04 hereof, the Seller shall be obligated to cure such breach or purchase the affected Mortgage Loans for the Purchase Price or, if the Mortgage Loan or the related Mortgaged Property acquired with respect thereto has been sold, then the Seller shall pay, in lieu of the Purchase Price, any excess of the Purchase Price over the Net Liquidation Proceeds received upon such sale.

(c)

The Purchase Price or Repurchase Price (as defined in the Servicing Agreement) for a Mortgage Loan repurchased hereunder or such other amount due shall be deposited in the Distribution Account on or prior to the next Determination Date after the Originator’s or Seller’s obligation to repurchase such Mortgage Loan arises.  Upon receipt of the related deposit in the Distribution Account, the Trustee shall cause the Custodian to release to the Originator or Seller, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Originator or Seller, as applicable, shall furnish to it and as shall be necessary to vest in the Originator or Seller, as applicable, any Mortgage Loan released pursuant hereto and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee and Custodian shall have no responsibility for determining the sufficiency of such assignment for its intended purpose).

(d)

Notwithstanding anything to the contrary set forth above, with respect to any breach by the Seller of a representation or warranty made by the Seller herein or in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans or the interest therein of the Certificateholders, if the Seller would not be in breach of such representation or warranty but for a breach by the Originator of a representation and warranty made by the Originator in the Servicing Agreement, then the Originator thereunder, in the manner and to the extent set forth therein, and not the Seller, hereunder shall be required to remedy such breach.

The Trustee shall enforce the obligations of the Seller under the Mortgage Loan Purchase Agreement including, without limitation, any obligation of the Seller to purchase a Mortgage Loan on account of a breach of a representation, warranty or covenant as described in this Section 2.03(b).

(e)

If pursuant to the provisions of Section 2.03(b), the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

(f)

[Reserved].

(g)

Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) above must be effected prior to the last Business Day that is within two years after the Closing Date.  As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Custodian, on behalf of the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01 hereof, together with an Officers’ Certificate stating that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof.  The Custodian, on behalf of the Trustee, shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within five Business Days thereafter, shall review such documents as specified in Section 2.02 hereof and deliver to the Servicer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-2, with any exceptions noted thereon.  Within 180 days of the date of substitution, the Custodian, on behalf of the Trustee, shall deliver to the Seller a certification substantially in the form of Exhibit G-3 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any exceptions noted thereon.  Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan.  The Seller shall give or cause to be given written notice to the Certificateholders that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee.  Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all representations and warranties thereof set forth in Section 2.04 hereof, in each case as of the date of substitution.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Seller shall determine, and provide written certification to the Trustee and the Seller as to the amount (each, a “Substitution Adjustment”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month’s interest on such principal balance at the applicable Net Loan Rate.  On or prior to the next Determination Date after the Seller’s obligation to repurchase the related Deleted Mortgage Loan arises, the Seller will deliver or cause to be delivered to the Trustee for deposit in the Distribution Account an amount equal to the related Substitution Adjustment, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the Seller shall obtain at its own expense and deliver to the Trustee an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) will not cause an Adverse REMIC Event.  If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(h)

Upon discovery by the Seller, the Depositor or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties.  In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(e), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan.  Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(b) above, if made by the Seller.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

(i)

Notwithstanding the foregoing, to the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the Originator under the applicable Purchase Agreement and (ii) a representation or warranty of the Seller under this Agreement, in each case, which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, the Trustee shall first request that the Originator cure such breach or repurchase such Mortgage Loan and if the Originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the Trustee, the Trustee shall then request that the Seller cure such breach or repurchase such Mortgage Loans.

In addition to the foregoing, within 120 days of the earlier of discovery by the Seller or receipt of notice by the Seller of (i) the breach of any representation or warranty of the Originator under the Purchase Agreement which materially and adversely affects the interests of the Certificateholders in any of the Mortgage Loans and for which the Originator has failed to cure such breach in accordance with the terms of the Purchase Agreement and (ii)(a) the fact that the Originator  is no longer an operating company or (b) an Officers’ Certificate certifying to the fact that the Originator is financially unable to cure such breach pursuant to the terms of the Purchase Agreement, the Seller shall repurchase or substitute for such Mortgage Loan in accordance with this Section 2.03 of this Agreement.  Such obligation of the Seller shall continue until such time that the Rating Agencies inform the Depositor and the Seller in writing that such obligation is no longer required in order for the Rating Agencies to maintain their then-current ratings on the Certificates.

SECTION 2.04.  Representations and Warranties of the Seller with Respect to the Mortgage Loans.

The Seller hereby makes the following representations and warranties to the Trustee on behalf of the Certificateholders and the Certificate Insurer as of the Closing Date with respect to the Mortgage Loans:

(i)

Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(ii)

No Mortgage Loan is a “High Cost Loan” or “Covered Loan,” as applicable, (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date) and no Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act;

(iii)

With respect to each representation and warranty with respect to any Mortgage Loan made by the Originator in the Purchase Agreement that is made as of the related Closing Date (as defined in the Purchase Agreement), to the Seller’s knowledge, no event has occurred since the related Closing Date (as defined in the Purchase Agreement) that would render such representations and warranties to be untrue in any material respect; and

(iv)

Each Loan Subgroup 1-A1 and Loan Subgroup 2-A1 Mortgage Loan has an original principal balance that conforms to Freddie Mac guidelines in effect as of the Closing Date.

With respect to the representations and warranties in this Section 2.04 that are made to the best of the Seller’s knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders then, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

It is understood and agreed that the representations and warranties in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders notwithstanding any restrictive or qualified endorsement or assignment.  Upon discovery by any of the Depositor, the Seller, the Certificate Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, the party discovering such breach shall give prompt written notice to the other parties, and in no event later than two Business Days from the date of such discovery.  It is understood and agreed that the obligations of the Seller set forth in Section 2.03(b) hereof to cure, substitute for or repurchase a related Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this Section 2.04.

SECTION 2.05.  [Reserved].

SECTION 2.06.  Representations and Warranties of the Depositor.

The Depositor represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer as follows:

(i)

this agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

(ii)

immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

(iii)

as of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust;

(iv)

the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

(v)

the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

(vi)

the Depositor is not in violation of its certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

(vii)

the execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated hereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws of the Depositor or, to the best of the Depositor’s knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

(viii)

to the best of the Depositor’s knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or “blue sky” laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

(ix)

there are no actions, proceedings or investigations pending before or, to the Depositor’s knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor; (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

SECTION 2.07.  Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it or to the Custodian of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02 hereof, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations.  The interests evidenced by the Certificates constitute the entire beneficial ownership interest in the Trust Fund.

SECTION 2.08.  Representations and Warranties of the Seller.

The Seller hereby represents and warrants to the Trustee on behalf of the Certificateholders and the Certificate Insurer that, as of the Closing Date or as of such date specifically provided herein:

(i)

The Seller is duly organized, validly existing and in good standing and has the power and authority to own its assets and to transact the business in which it is currently engaged.  The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, or (c) the value or marketability of the Mortgage Loans.

(ii)

The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement which is part of its official records.  When executed and delivered, this Agreement will constitute the Seller’s legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors’ rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

(iii)

The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is currently conducted.  It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

(iv)

The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation, charter or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

(v)

No certificate of an officer, written statement or written report delivered pursuant to the terms hereof of the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

(vi)

The transactions contemplated by this Agreement are in the ordinary course of the Seller’s business.

(vii)

The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

(viii)

The Seller is not in violation of, and the execution and delivery of this Agreement by the Seller and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller’s financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

(ix)

There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to the Seller’s knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller’s ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

(x)

The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

(xi)

The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

(xii)

The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

SECTION 2.09.  Covenants of the Seller.

The Seller hereby covenants that, except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trustee, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

ARTICLE III

ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 3.01.  Servicing of the Mortgage Loans.

The Servicer will service the Mortgage Loans pursuant to the terms of the Servicing Agreement.  The Trustee shall enforce the provisions of the Servicing Agreement in respect of the Servicer (including any reference to any obligation of the Servicer in this Agreement that is incorporated into or by which the Servicer is bound under, the Servicing Agreement).

SECTION 3.02.  REMIC-Related Covenants.

For as long as any REMIC created hereunder shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of such REMIC as a REMIC, and the Trustee shall comply with any directions of the Depositor or the Servicer to assure such continuing treatment.  In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans or of any investment of deposits in an Account unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust; and (b) other than with respect to a substitution pursuant to the Mortgage Loan Purchase Agreement or Section 2.04 of this Agreement, as applicable, accept any contribution to any REMIC after the Startup Day without receipt of a REMIC Opinion.

SECTION 3.03.  Release of Mortgage Files.

(a)

Upon becoming aware of the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full has been escrowed in a manner customary for such purposes for payment to Certificateholders on the next Distribution Date, the Servicer will, if required under the Servicing Agreement, promptly furnish to the Custodian, on behalf of the Trustee, two copies of a certification substantially in the form of Exhibit F hereto signed by a Servicing Officer or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Servicing Account maintained by the Servicer the Servicing Agreement have been or will be so deposited) and shall request that the Trustee or the Custodian on behalf of the Trustee deliver to the Servicer the related Mortgage File.  Upon receipt of such certification and request, the Trustee shall cause the Custodian to promptly release the related Mortgage File to the Servicer and the Trustee and the Custodian shall have no further responsibility with regard to such Mortgage File.  Upon any such payment in full, the Servicer is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicing Account.

(b)

From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with the Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings.  The Trustee shall cause the Custodian, upon the request of the Servicer, and upon delivery to the Trustee (or the Custodian, on behalf of the Trustee) of two copies of a request for release signed by a Servicing Officer substantially in the form of Exhibit F (or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer), release the related Mortgage File held in its possession or control to the Servicer.  Such trust receipt shall obligate the Servicer to return the Mortgage File to the Custodian when the need therefor by the Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the Mortgage File shall be released by the Custodian, to the Servicer.

SECTION 3.04.  REO Property.

(a)

In the event the Trust (or the Trustee, on behalf of the Trust), acquires ownership of any REO Property in respect of any related Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, or if required under applicable law, to the Trustee, or to its nominee, on behalf of the Trust.  The Servicer shall, to the extent provided in the Servicing Agreement, sell any REO Property as expeditiously as possible (and in no event later than three years after acquisition) and in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable.  Pursuant to its efforts to sell such REO Property, the Servicer shall protect and conserve such REO Property in the manner and to the extent required by the Servicing Agreement, in accordance with the REMIC Provisions and in a manner that does not result in a tax on “net income from foreclosure property” or cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code.

(b)

The Servicer shall, to the extent required by the Servicing Agreement, deposit all funds collected and received in connection with the operation of any REO Property in the Servicing Account.

(c)

To the extent provided in the Servicing Agreement, the Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Servicer as provided above shall be deposited in the Servicing Account on or prior to the applicable Determination Date in the month following receipt thereof and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Distribution Account on the next succeeding Servicer Remittance Date.

SECTION 3.05.  Reports Filed with Securities and Exchange Commission.

(a)

Within 10 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System (“EDGAR”), a Form 8-K and shall furnish a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto.  Prior to January 30, 2006, the Trustee shall, in accordance with industry standards, file a Form 15 Suspension Notice with respect to the Trust, if applicable.  On or before (i) March 15, 2006, or such earlier date as such filing may be required under the rules of the Commission, and (ii) unless and until a Form 15 Suspension Notice shall have been filed, February 27 of each year thereafter, or such earlier date as such filing may be required under the rules of the Commission, the Servicer will provide the Depositor with a servicer’s back-up certification pursuant to the Countrywide Purchase Agreement, together with a copy of the annual independent accountant’s servicing report and annual statement of compliance of the Servicer, in each case, required to be delivered pursuant to the Servicing Agreement.  Prior to (i) March 31, 2006 and (ii) unless and until a Form 15 Suspension Notice shall have been filed, March 31 of each year thereafter, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust.  Such Form 10-K shall include the Sarbanes-Oxley Certification and any other documentation provided by the Servicer pursuant to the Servicing Agreement which is required to be filed with such Form 10-K, to the extent they have been timely delivered to the Trustee and the Depositor; provided that, with respect to the accountant’s report attached as an exhibit to such Form 10-K, the Trustee shall have no obligation to undertake any independent analysis of such accountant’s report.  Notwithstanding any term to the contrary, an appropriate officer of the Depositor shall be responsible for signing, and shall sign, any such Form 10-K and the related Sarbanes-Oxley Certification that may be required to be filed with the Commission in connection therewith.  The Trustee shall prepare such Form 10-K and provide the Depositor with such Form 10-K not later than March 20th of the applicable year.  Following its receipt thereof, the Depositor shall execute such Form 10-K and all related certifications to be signed by it and provide the original of such Form 10-K and all related certifications to the Trustee not later than March 25th of that year (or if March 25th is not a Business Day, then the next succeeding Business Day); provided, however, that if the filing of such Form 10-K shall be required to occur on a date earlier than March 30th of the applicable year as may be required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rules and Regulations of the Commission, then the time periods for preparation and execution of such Form 10-K set forth in this section shall be adjusted accordingly.  The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from the Trustee’s own negligence or willful misconduct.  The Depositor hereby grants to the Trustee a limited power of attorney to execute and file the Form 15 Suspension Notice and each Form 8-K on behalf of the Depositor; provided that the Trustee shall have no responsibility to execute any Form 10-K described herein or to execute any Depositor Certification (or other documents other than a Form 15 Suspension Notice or Form 8-K) described herein, or to file any items other than those specified in this Section 3.05; provided, however, the Trustee will cooperate with the Depositor in connection with any additional filings with respect to the Trust as the Depositor deems necessary under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney or (ii) the termination of the Trust.  Copies of all reports filed by the Trustee under the Exchange Act shall be sent to the Depositor.  Fees and expenses incurred by the Trustee in connection with this Section 3.05 shall not be reimbursable from the Trust.

(b)

Not later than March 15 of each year (beginning in 2006) (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign the Trustee Certification for the benefit of the Depositor and its officers, directors and affiliates.

SECTION 3.06.  [Reserved].

SECTION 3.07.  Indemnification by the Trustee.

The Trustee agrees to indemnify the Depositor, its officers, directors, agents and employees for, and to hold them harmless against, any loss, liability or expense (except as otherwise provided herein with respect to expenses) (including reasonable legal fees and disbursements of counsel) incurred on their part (i) in connection with, arising out of, or relating to the Trustee’s failure to file a Form 8-K or Form 10-K in accordance with Section 3.05, (ii) by reason of the Trustee’s willful misfeasance, bad faith or negligence in the performance of such obligations pursuant to Section 3.05, (iii) by reason of the Trustee’s reckless disregard of such obligations pursuant to Section 3.05 or (iv) any material misstatement or omission made in the Trustee Certification; provided, in each case, that with respect to any such claim or legal action (or pending or threatened claim or legal action), such indemnified Person shall have given the Trustee written notice thereof promptly after such indemnified Person shall have with respect to such claim or legal action knowledge thereof; provide, however, that such agreement by the Trustee to indemnify and hold harmless such Person shall not include or apply to any such loss, liability or expense arising from, caused by or resulting from the actions or omissions of any Person other than the Trustee, including without limitation the negligence, willful misfeasance, bad faith or reckless disregard of duties or obligations under or pursuant to this Agreement, the Servicing Agreement or other applicable agreement by the Depositor or the Servicer, including without limitation any erroneous, inaccurate or incomplete information or certification provided to the Trustee by the Depositor or the Servicer in connection with, or any failure or delay on the part of the Depositor or the Servicer to provide any information or certification necessary to, the Trustee’s performance under Section 3.05.  If the indemnification provided for in this Section 3.07 is unavailable or insufficient to hold harmless such indemnified Persons, then the Trustee shall contribute to the amount paid or payable by such indemnified Persons as a result of the losses, claims, damages or liabilities of such indemnified Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other.  This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement.

ARTICLE IV

ACCOUNTS

SECTION 4.01.  Servicing Accounts

(a)

The Servicer will establish and maintain one or more custodial accounts (the “Servicing Accounts”) in accordance with the Servicing Agreement, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within 48 hours (or as of such other time specified in the Servicing Agreement) of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries and advances made from the Servicer’s own funds (less, in the case of the Servicer, the Servicing compensation, in whatever form and amounts as permitted by the Servicing Agreement) and all other amounts to be deposited in the Servicing Account.  The Servicer is hereby authorized to make withdrawals from and deposits to the Servicing Account for purposes required or permitted by this Agreement and the Servicing Agreement.  For the purposes of this Agreement, Servicing Accounts shall also include such other accounts as the Servicer maintains for the escrow of certain payments, such as taxes and insurance, with respect to certain Mortgaged Properties. The Servicing Agreement sets forth the criteria for the segregation, maintenance and investment of each related Servicing Account, the contents of which are acceptable to the parties hereto as of the date hereof and changes to which shall not be made unless such changes are made in accordance with the provisions of Section 12.01 hereof.

(b)

[Reserved];

(c)

To the extent provided in the Servicing Agreement and subject to this Article IV, on or before each Servicer Remittance Date, the Servicer shall withdraw or shall cause to be withdrawn from the related Servicing Account and shall immediately remit or cause to be remitted to the Trustee for deposit into the Distribution Account, amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date) with respect to each of the Mortgage Loans it is servicing:

(i)

Monthly Payments on the Mortgage Loans received or any related portion thereof advanced by the Servicer pursuant to the Servicing Agreement which were due on or before the related Due Date, net of the amount thereof comprising the Servicing Fees and Lender-Paid Mortgage Insurance Fees, if any;

(ii)

Principal Prepayments in full and any Liquidation Proceeds received by the Servicer with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Servicing Fees;

(iii)

Principal Prepayments in part received by the Servicer for such Mortgage Loans in the related Prepayment Period;

(iv)

Recoveries received by the Servicer with respect to such Mortgage Loans; and

(v)

any amount to be used as a delinquency advance or to pay any Interest Shortfalls, in each case, as required to be paid under the Servicing Agreement.

(d)

Withdrawals may be made from a Servicing Account only to make remittances as provided in Section 4.01(c), to reimburse the Servicer for advances which have been recovered by subsequent collection from the related Mortgagor, to remove amounts deposited in error, to remove fees, charges or other such amounts deposited on a temporary basis, or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01.  As provided in Section 4.01(c), certain amounts otherwise due to the Servicer may be retained by them and need not be remitted to the Trustee.

SECTION 4.02.  Distribution Account.

(a)

The Trustee shall establish and maintain an account, for the benefit of the Certificateholders, as a segregated account which shall be an Eligible Account (the “Distribution Account”).  The Trustee shall, promptly upon receipt from the Servicer on the Servicer Remittance Date or, with respect to clause (v) below, upon withdrawal from the Policy Account, deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i)

any amounts withdrawn from a Servicing Account pursuant to Section 4.01(c);

(ii)

any amounts required to be deposited by the Trustee with respect to the Mortgage Loans pursuant to this Agreement;

(iii)

the Purchase Price with respect to any Mortgage Loans purchased by the Seller or the Originator under this Agreement or the Purchase Agreement, as applicable, any Substitution Adjustments pursuant to Section 2.03 of this Agreement and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Servicer pursuant to Section 10.01 and the Servicing Agreement;

(iv)

any amounts required to be deposited by the Trustee with respect to losses on investments of deposits in the Distribution Account;

(v)

any amounts on deposit in the Policy Account received in accordance with the Certificate Insurance Policy; and

(vi)

any other amounts so required to be deposited in the Distribution Account pursuant to this Agreement.

(b)

All amounts deposited to the Distribution Account shall be held by the Trustee in trust for the benefit of the Certificateholders in accordance with the terms and provisions of this Agreement.  The requirements for crediting the Distribution Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) late payment charges or assumption fees, tax service fees, statement account charges or payoff charges, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(i), (ii), (iii), (iv), (vi), (vii), (x) and (xi) with respect to the Servicer, need not be remitted by the Servicer to the Trustee.  In the event that the Servicer has remitted to the Trustee any amount not required to be credited to the Distribution Account, the Servicer may at any time, by delivery of a written request signed by a Servicing Officer of the deposited in error, direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer.  In the event that the Trustee has deposited to the Distribution Account any amount not required to be credited thereto, it may at any time, withdraw such amount from the Distribution Account.

(c)

Funds in the Distribution Account shall, if invested, be invested by in Permitted Investments; provided, however, that the Trustee shall be under no obligation or duty to invest (or otherwise pay interest on) amounts held in the Distribution Account.  All Permitted Investments shall mature or be subject to redemption or withdrawal no later than one Business Day prior to the next succeeding Distribution Date (except that if such Permitted Investment is an obligation of the Trustee, then such Permitted Investment shall mature not later than such applicable Distribution Date).  Any and all investment earnings from any such Permitted Investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund.  The risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Trustee.  The Trustee shall deposit the amount of any such loss in the Distribution Account immediately as realized, but in no event later than the related Distribution Date.

SECTION 4.03.  Permitted Withdrawals and Transfers from the Distribution Account.

(a)

The Trustee shall, from time to time, withdraw or transfer funds from the Distribution Account to the Servicer or to itself for the following purposes:

(i)

to reimburse the Servicer for any Advance of its own funds the right of the Servicer to reimbursement pursuant to this subclause (i) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Advance was made;

(ii)

to reimburse the Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Servicer in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

(iii)

to reimburse the Servicer from Insurance Proceeds relating to a particular Mortgage Loan for insured expenses incurred with respect to such Mortgage Loan and to reimburse the Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan;

(iv)

to pay the Servicer, as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor;

(v)

to pay the Servicer from the Purchase Price for any Mortgage Loan, the amount which the Servicer would have been entitled to receive under subclause (xii) of this Subsection 4.03(a) as servicing compensation;

(vi)

to reimburse the Servicer for servicing related advances of funds, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Purchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such servicing advances were made;

(vii)

to reimburse the Servicer for any Advance after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance has not been reimbursed pursuant to clauses (i) and (vi);

(viii)

to pay the Servicer its monthly Servicing Fee and any other servicing compensation payable pursuant to the Servicing Agreement;

(ix)

to pay the Trustee any investment income;

(x)

[reserved];

(xi)

to reimburse or pay the Servicer any such amounts as are due thereto under the Servicing Agreement and have not been retained by or paid to the Servicer, to the extent provided in the Servicing Agreement;

(xii)

to reimburse the Trustee for expenses, costs and liabilities incurred by or reimbursable to it pursuant to Sections 7.02(d), 8.05, 8.10 or 8.17 (including those related the BONY Custodial Agreement, to pay any fees, expenses or other amounts payable to the Bank of New York as Custodian);

(xiii)

to pay to the Certificate Insurer its Aggregate Premium Amount;

(xiv)

to remove amounts deposited in error; and

(xv)

to clear and terminate the Distribution Account pursuant to Section 10.01.

(b)

The Trustee shall keep and maintain separate accounting, for the purpose of accounting for any payments or reimbursements from the Distribution Account pursuant to subclauses (i) through (vii), inclusive and subclause (x) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Trustee without being deposited in the Distribution Account under Section 4.02(b).

(c)

On each Distribution Date, the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of the aggregate Available Funds and distribute such funds to the Holders of the Certificates and any other parties entitled thereto, in accordance with Section 5.01.

SECTION 4.04.  Yield Maintenance Account.

On or prior to the Closing Date, the Trustee shall cause to be established and maintained the Yield Maintenance Account, into which Yield Maintenance Payments received by the Trustee pursuant to the Yield Maintenance Agreements shall be deposited for the benefit of the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C and Class 1-X Certificates.  Amounts on deposit in the Yield Maintenance Account shall not be invested and shall not be held in an interest-bearing account.

The Trustee shall deposit all amounts received from the Yield Maintenance Provider under the Yield Maintenance Agreements into the Yield Maintenance Account immediately upon receipt.  On each Distribution Date, the Trustee shall withdraw from the Yield Maintenance Account the Yield Maintenance Distributable Amount then on deposit therein with respect to (w) the Class 1-A1A Certificates, (x) the Class 1-A1B Certificates, (y) the Class 1-A2A and Class 1-A2B Certificates or (z) the Class 1-A2C Certificates, as applicable, and deposit such amounts in the Distribution Account for payment to the related Classes of Certificates.  With respect to each Distribution Date on which a Yield Maintenance Payment is received under a Yield Maintenance Agreement, the Trustee will pay to the related Certificateholders from the related Yield Maintenance Distributable Amount, up to the amount of current interest that each such Class would have been entitled to receive had the applicable note interest rate been calculated at the lesser of (a) One-Month LIBOR plus the applicable Margin for the related Accrual Period and (b) 11.00% per annum, to the extent not paid out of the Available Funds for such Payment Date.  Each of the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates will only receive payment from amounts received from the related Yield Maintenance Agreement.  Any amounts remaining in the Distribution Account after distributions are made to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates from the Yield Maintenance Distributable Amounts shall be distributed to the Class 1-X Certificates.

If the Seller or its affiliate is the Holder of a Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B or Class 1-A2C Certificate, the Seller or its affiliate shall remit to the Trustee the portion of Yield Maintenance Distributable Amounts received by the Holder of such Certificate on any Distribution Date, and the Trustee will remit such amounts to the Yield Maintenance Provider.  For purposes of this Agreement, the Trustee shall have no duty to confirm that each amount received by it from the Seller or its affiliate with respect to the preceding sentence is the correct amount.

To the extent that it constitutes a “reserve fund” for purposes of the REMIC Provisions, the Yield Maintenance Account established hereunder shall be an “outside reserve fund” as defined in Treasury Regulation 1.860G-2(h), and in that regard (i) such fund shall be an outside reserve fund and not an asset of any REMIC, (ii) such fund shall be owned for federal tax purposes by the Holder of the Class 1-X Certificates, and the Holder of the Class 1-X Certificates shall report all amounts of income, reduction, gain or loss accruing therefrom and (iii) amounts transferred by the REMIC to the fund shall be treated as distributed by the REMIC to the Holder of the Class 1-X Certificates.

The Trustee shall terminate the Yield Maintenance Agreements upon the occurrence of an event of default or termination event under the Yield Maintenance Agreements of which a Responsible Officer of the Trustee has actual knowledge.  In the event that a Yield Maintenance Agreement is canceled or otherwise terminated for any reason (other than the exhaustion of the interest rate protection provided thereby), the Trustee shall, at the direction of Certificateholders evidencing Voting Rights not less than 50% of the Certificates related to such Yield Maintenance Agreement, and to the extent a replacement contract is available (from a counterparty designated by the Depositor and acceptable to Certificateholders evidencing Voting Rights not less than 50% of the related Certificates), execute a replacement contract comparable to such Yield Maintenance Agreement providing interest rate protection which is equal to the then-existing protection provided by the applicable Yield Maintenance Agreement as certified to the Trustee by the Depositor; provided, however, that the cost of any such replacement contract providing the same interest rate protection may be reduced to a level such that the cost of such replacement contract shall not exceed the amount of any early termination payment received from the Yield Maintenance Provider.

On any Distribution Date on or prior to the Distribution Date in February 2016, if the aggregate Class Certificate Principal Balance of the Certificates related to a Yield Maintenance Agreement equals zero (but not including the Distribution Date on which such aggregate Class Certificate Principal Balance is reduced to zero), all amounts received by the Trustee with respect to such Yield Maintenance Agreement shall be distributed directly to the Class 1-X Certificateholder.  On the Distribution Date in March 2016 or upon the termination of the Trust, the Yield Maintenance Agreements shall be terminated.

SECTION 4.05.  Certificate Insurance Policy.

(a)

On or prior to the Closing Date, the Trustee shall cause to be established and maintained the Policy Account, into which amounts received by the Trustee pursuant to the Certificate Insurance Policy shall be deposited for the benefit of the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates.  Amounts on deposit in the Policy Account shall not be invested and shall not be held in an interest-bearing account.

(b)

As soon as possible, and in no event later than 12:00 noon New York time on the second Business Day immediately preceding any Distribution Date, the Trustee shall furnish the Certificate Insurer and the Servicer with a completed Notice in the form set forth as Exhibit A to the Endorsement to the Certificate Insurance Policy in the event that the related Available Funds (other than any amounts in respect of Insured Amounts) are insufficient to pay the Monthly Interest Distributable Amount (net of any Net Interest Shortfalls, Basis Risk Shortfalls or Net Deferred Interest) with respect to the Class 1-A2B, Class 1-A2C, Class 2-A1B or Class 2-A2B Certificateholders, as applicable, on such Distribution Date; provided, however, that if such Distribution Date is the Final Distribution Date, the Notice shall also include the outstanding Class Principal Balance of the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates, after giving effect to all payments of principal on the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificates on such Final Distribution Date, other than pursuant to the Certificate Insurance Policy.  The Notice shall specify the amount of Insured Amounts and shall constitute a claim for an Insured Amount pursuant to the Certificate Insurance Policy.

(c)

Upon receipt of an Insured Amount from the Certificate Insurer on behalf of the Holders of the Insured Certificates, the Trustee shall deposit such Insured Amount into the Policy Account.  All such amounts on deposit in the Policy Account shall remain uninvested.  On or prior to each Distribution Date, the Trustee shall transfer amounts on deposit in the Policy Account to the Distribution Account and shall distribute such Insured Amounts pursuant to Section 5.01.

The Trustee shall include on each Distribution Date any Insured Amounts received by it from or on behalf of the Certificate Insurer for such Distribution Date (i) in the amount distributed to the Holders of the Insured Certificates pursuant to Section 5.01 and (ii) in the amount deemed to have been distributed to the Class 1-A1B, Class 1-A2C, Class 2-A1B and Class 2-A2B regular interests and deposited for their benefit into the Distribution Account.  If on any Distribution Date the Trustee determines that the Certificate Insurer has paid more under the Certificate Insurance Policy than is required by the terms thereof, the Trustee shall promptly return the excess amount to the Certificate Insurer.

(d)

The Trustee shall (i) receive as attorney-in-fact of the Holders of the Insured Certificates any Insured Amount delivered to it by the Certificate Insurer for payment to such Holders and (ii) distribute such Insured Amount to such Holders as set forth in Section 5.01.  Insured Amounts disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall not be considered payment by the Trust Fund with respect to the Insured Certificates, nor shall such disbursement of Insured Amounts discharge the obligations of the Trust Fund with respect to the amounts thereof, and the Certificate Insurer shall become owner of such amounts to the extent covered by such Insured Amounts as the deemed assignee of such Holders.  The Trustee hereby agrees on behalf of the Holders of the Insured Certificates (and each such Holder, by its acceptance of its Insured Certificates, hereby agrees) for the benefit of the Certificate Insurer that, to the extent the Certificate Insurer pays any Insured Amount, either directly or indirectly (as by paying through the Trustee), to the Holder of a Insured Certificate, the Certificate Insurer will be entitled to be subrogated to any rights of such Holder to receive the amounts for which such Insured Amount was paid, to the extent of such payment, and will be entitled to receive the Certificate Insurer Reimbursement Amount as set forth in Section 5.01.

(e)

At the end of the Term of the Certificate Insurance Policy (as defined in the Certificate Insurance Policy), the Trustee shall return the Certificate Insurance Policy to the Certificate Insurer for cancellation.

ARTICLE V

FLOW OF FUNDS

SECTION 5.01.  Distributions.

(a)

On each Distribution Date and after making any withdrawals from the Distribution Account pursuant to Section 4.03(a), the Trustee shall withdraw funds on deposit in the Distribution Account to the extent of Available Funds for each Loan Subgroup for such Distribution Date and make the following disbursements and transfers as set forth below:

(i)

(A)

concurrently,

(x)

the Available Funds for Loan Subgroup 1-A1 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(1)

to the Class A-R, Class 1-A1A, Class 1-A1B and Class 1-X Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that for purposes of distributions for the Class 1-X Certificates pursuant to this paragraph 5.01(a)(i)(A)(x)(1), the Interest Distributable Amount for the Class 1-X Certificates from Loan Subgroup 1-A1 will be determined by the Subgroup 1-A1 Class 1-X Apportionment Rule; provided, further, that on each Distribution Date, the related Interest Distributable Amount up to the 1-X Required Reserve Fund Deposit shall be deposited in the Group 1 Basis Risk Reserve Fund and shall not be distributed to the Class 1-X Certificate; and

(2)

an amount equal to the Senior Principal Distribution Amount for Loan Subgroup 1-A1 for that date, as follows:

first, to the Holder of Class A-R Certificate, until the Class Certificate Principal Balance of such Class is reduced to zero;

second, to the Class 1-A1A and Class 1-A1B Certificates, pro rata  based on Class Certificate Principal Balance, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

third, to the 1-PO-1 Component, until the Component Principal Balance is reduced to zero;

(y)

the Available Funds for Loan Subgroup 1-A2 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(1)

to the Class 1-A2A, Class 1-A2B, Class 1-A2C and Class 1-X Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that for purposes of distributions for the Class 1-X Certificates pursuant to this paragraph 5.01(a)(i)(A)(y)(1), the Interest Distributable Amount for the Class 1-X Certificates from Loan Subgroup 1-A2 will be determined by the Subgroup 1-A2 Class 1-X Apportionment Rule; provided, further, that on each Distribution Date, the related Interest Distributable Amount up to the 1-X Required Reserve Fund Deposit shall be deposited in the Group 1 Basis Risk Reserve Fund and shall not be distributed to the Class 1-X Certificate; and

(2)

an amount equal to the Senior Principal Distribution Amount for Loan Subgroup 1-A2 for that date, as follows:

first, to the Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, pro rata  based on Class Certificate Principal Balance, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

second, to the 1-PO-2 Component, until the Component Principal Balance is reduced to zero;

On any Distribution Date, if the amount to be distributed with respect to the Class 1-X Certificates from a Loan Subgroup in accordance with the provisions of Sections 5.01(a)(i)(A)(x)(1) or 5.01(a)(i)(A)(y)(1) above is less than an amount equal to the Class 1-X Certificates’ Interest Distributable Amount (calculated for this purpose by using the portion of its Class Certificate Notional Balance attributable to such Loan Subgroup), then Available Funds from the other Loan Subgroup, remaining after making the distributions in either Section 5.01(a)(i)(A)(x)(1) or 5.01(a)(i)(A)(y)(1) above, as applicable, to the Certificates related to such other Loan Subgroup, shall be distributed to the Class 1-X Certificates to cover that shortfall.

(B)

first, from the Yield Maintenance Account, to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, any related Yield Maintenance Distributable Amount for such Distribution Date in the order and priority set forth in Section 4.04 above and second, from the Group 1 Basis Risk Reserve Fund, for distribution to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, any Basis Risk Shortfall for such Distribution Date remaining after giving effect to the distributions specified in clause first above in the order and priority set forth in Section 5.07 below;

(C)

the Available Funds for Loan Subgroup 1-A1 and Loan Subgroup 1-A2 remaining after giving effect to the distributions specified in subsections (i)(A) and (i)(B) above will be distributed to the Certificate Insurer and the Certificateholders in the following order of priority:

(1)

to the Certificate Insurer, any Certificate Insurer Reimbursement Amounts due from Loan Subgroup 1-A1 and Loan Subgroup 1-A2;

(2)

to the Class 1-B1 Certificates, the related Interest Distributable Amount for that date;

(3)

to the Class 1-B1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(4)

to the Class 1-B2 Certificates, the related Interest Distributable Amount for that date;

(5)

to the Class 1-B2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(6)

to the Class 1-B3 Certificates, the related Interest Distributable Amount for that date;

(7)

to the Class 1-B3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(8)

to the Class 1-B4 Certificates, the related Interest Distributable Amount for that date;

(9)

to the Class 1-B4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(10)

to the Class 1-B5 Certificates, the related Interest Distributable Amount for that date;

(11)

to the Class 1-B5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(12)

to the Class 1-B6 Certificates, the related Interest Distributable Amount for that date;

(13)

to the Class 1-B6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(14)

to the Class 1-B7 Certificates, the related Interest Distributable Amount for that date;

(15)

to the Class 1-B7 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(16)

to the Class 1-B8 Certificates, the related Interest Distributable Amount for that date;

(17)

to the Class 1-B8 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(18)

to the Class 1-B9 Certificates, the related Interest Distributable Amount for that date;

(19)

to the Class 1-B9 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(20)

to the Class 1-B10 Certificates, the related Interest Distributable Amount for that date;

(21)

to the Class 1-B10 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(22)

to the Class 1-B11 Certificates, the related Interest Distributable Amount for that date;

(23)

to the Class 1-B11 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(24)

to the Class 1-B12 Certificates, the related Interest Distributable Amount for that date; and

(25)

to the Class 1-B12 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero.

(D)

from the Group 1 Basis Risk Reserve Fund, to the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates, any related Basis Risk Shortfall for such Distribution Date in the order and priority set forth in Section 5.07 below;

(E)

the Available Funds for Loan Subgroup 1-A1 and Loan Subgroup 1-A2 remaining after giving effect to the distributions specified in subsection (i)(A) above will be distributed to the Certificateholders in the following order of priority:

(1)

to the Holder of the Class A-R Certificate, any Available Funds for Loan Subgroup 1-A1 and Loan Subgroup 1-A2, other than any portion thereof in respect of Premium Proceeds, then remaining; and

(2)

on the final Distribution Date, to the Holder of the Class A-R-II Certificate, the Premium Proceeds.

On the Distribution Date following the optional purchase of the Group 1 Mortgage Loans by the Servicer, Available Funds for Loan Subgroup 1-A1 and Loan Subgroup 1-A2 will be applied in the amounts and in the order specified above, except, no amounts will distributed pursuant to Section 5.01(a)(i)(B) and (a)(i)(D) above and the portion of Available Funds remaining after the distribution pursuant to Section 5.01(a)(i)(A) will be applied in the order specified in clause (C) of Section 5.01(a)(i).

(ii)

(A)

concurrently,

(x)

the Available Funds for Loan Subgroup 2-A1 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(1)

to the Class 2-A1A, Class 2-A1B, Class 2-XA1 and Class 2-XB Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that for purposes of distributions for the Class 2-XB Certificates pursuant to this paragraph 5.01(a)(ii)(A)(x)(1), the Interest Distributable Amount for the Class 2-XB Certificates from Loan Subgroup 2-A1 will be determined by the Subgroup 2-A1 Class 2-XB Apportionment Rule; provided, further, that on each Distribution Date, the related Interest Distributable Amount up to the 2-XA1 Required Reserve Fund Deposit shall be deposited in the Group 2-A1 Basis Risk Reserve Fund and shall not be distributed to the Class 2-XA1 Certificate and that on each Distribution Date, the related Interest Distributable Amount up to the 2-B Required Reserve Fund Deposit shall be deposited in the Group 2-B Basis Risk Reserve Fund and shall not be distributed to the Class 2-XB Certificate; and

(2)

an amount equal to the Senior Principal Distribution Amount for Loan Subgroup 2-A1 for that date, as follows:

first, to the Class 2-A1A and Class 2-A1B Certificates, pro rata  based on Class Certificate Principal Balance, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

second, to the Class 2-PO1 Certificates, until the Class Certificate Principal Balance is reduced to zero;

(y)

the Available Funds for Loan Subgroup 2-A2 shall be distributed on each Distribution Date (other than on the Distribution Date following the optional purchase of the Mortgage Loans by the Servicer) in the following order of priority:

(1)

to the Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, Class 2-XA2 and Class 2-XB Certificates, the related Interest Distributable Amounts for that date, pro rata (based on the Interest Distributable Amounts to which each such Class is entitled); provided, however, that for purposes of distributions for the Class 2-XB Certificates pursuant to this paragraph 5.01(a)(ii)(A)(y)(1), the Interest Distributable Amount for the Class 2-XB Certificates from Loan Subgroup 2-A2 will be determined by the Subgroup 2-A2 Class 2-XB Apportionment Rule; provided, further, that on each Distribution Date, the related Interest Distributable Amount up to the 2-XA2 Required Reserve Fund Deposit shall be deposited in the Group 2-A2 Basis Risk Reserve Fund and shall not be distributed to the Class 2-XA2 Certificate and the related Interest Distributable Amount up to the 2-XB Required Reserve Fund Deposit shall be deposited in the Group 2-B Basis Risk Reserve Fund and shall not be distributed to the Class 2-XB Certificate; and

(2)

an amount equal to the Senior Principal Distribution Amount for Loan Subgroup 2-A2 for that date, as follows:

first, to the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, pro rata  based on Class Certificate Principal Balance, until the Class Certificate Principal Balances of such respective Classes are reduced to zero; and

second, to the Class 2-PO2 Certificates, until the Class Certificate Principal Balance is reduced to zero;

On any Distribution Date, if the amount to be distributed with respect to the Class 2-XB Certificates from a Loan Subgroup in accordance with the provisions of Sections 5.01(a)(ii)(A)(x)(1) or 5.01(a)(ii)(A)(y)(1) above is less than an amount equal to the Class 1-X Certificates’ Interest Distributable Amount (calculated for this purpose by using the portion of its Class Certificate Notional Balance attributable to such Loan Subgroup), then Available Funds from the other Loan Subgroup, remaining after making the distributions in either Section 5.01(a)(ii)(A)(x)(1) or 5.01(a)(ii)(A)(y)(1) above, as applicable, to the Certificates related to such other Loan Subgroup, shall be distributed to the Class 2-XB Certificates to cover that shortfall.

(B)

concurrently, (1) from the Group 2-A1 Basis Risk Reserve Fund, to the Class 2-A1A and Class 2-A1B Certificates and (2) from the Group 2-A2 Basis Risk Reserve Fund, to the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, any related Basis Risk Shortfall for such Distribution Date in the order and priority set forth in Section 5.07 below;

(C)

the Available Funds for Loan Subgroup 2-A1 and Loan Subgroup 2-A2 remaining after giving effect to the distributions specified in subsection (ii)(A) above will be distributed to the Certificate Insurer and the Certificateholders in the following order of priority:

(1)

to the Certificate Insurer, any Certificate Insurer Reimbursement Amounts due from Loan Subgroup 1-A1 and Loan Subgroup 1-A2;

(2)

to the Class 2-B1 Certificates, the related Interest Distributable Amount for that date;

(3)

to the Class 2-B1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(4)

to the Class 2-B2 Certificates, the related Interest Distributable Amount for that date;

(5)

to the Class 2-B2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(6)

to the Class 2-B3 Certificates, the related Interest Distributable Amount for that date;

(7)

to the Class 2-B3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(8)

to the Class 2-B4 Certificates, the related Interest Distributable Amount for that date;

(9)

to the Class 2-B4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(10)

to the Class 2-B5 Certificates, the related Interest Distributable Amount for that date;

(11)

to the Class 2-B5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(12)

to the Class 2-B6 Certificates, the related Interest Distributable Amount for that date;

(13)

to the Class 2-B6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero;

(14)

to the Class 2-B7 Certificates, the related Interest Distributable Amount for that date; and

(15)

to the Class 2-B7 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Principal Balance of such Class is reduced to zero.

(D)

from the Group 2-B Basis Risk Reserve Fund, to the Class 2-B-1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, any related Basis Risk Shortfall for such Distribution Date in the order and priority set forth in Section 5.07 below;

(E)

the Available Funds for Loan Subgroup 2-A1 and Loan Subgroup 2-A2 remaining after giving effect to the distributions specified in subsections (ii)(A) and (ii)(C) above will be distributed to the Certificateholders in the following order of priority:

(1)

to the Holder of the Class A-R Certificate, any Available Funds for Loan Subgroup 2-A1 and Loan Subgroup 2-A2, other than any portion thereof in respect of Premium Proceeds, then remaining; and

(2)

on the final Distribution Date, to the Holder of the Class A-R-II Certificate, the Premium Proceeds.

On the Distribution Date following the optional purchase of the Group 2 Mortgage Loans by the Servicer, Available Funds for Loan Subgroup 2-A1 and Loan Subgroup 2-A2 will be applied in the amounts and in the order specified above, except, no amounts will distributed pursuant to Section 5.01(a)(ii)(B) and (a)(ii)(D) above and the portion of Available Funds remaining after the distribution pursuant to Section 5.01(a)(ii)(A) will be applied in the order specified in clause (C) of Section 5.01(a)(ii).

(iii)

With respect to any Distribution Date and Insured Amount, the Trustee shall make payments pursuant to Section 5.01(a)(i)(A), with respect to the Class 1-A2B and Class 1-A2C Certificates, and Section 5.01(a)(ii)(A) from the amount drawn under the Certificate Insurance Policy for such Distribution Date pursuant to Section 4.02.  Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be applied solely to payments to the Class 1-A2B, Class 1-A2C, Class 2-A1B and Class 2-A2B Certificateholders and may not be applied to satisfy costs, expenses or liabilities of the Servicer, the Trustee or the Trust.

(b)

Amounts to be paid to the Holders of a Class of Certificates shall be payable with respect to all Certificates of that Class, pro rata, based on the Certificate Principal Balance, Component Principal Balance or Certificate Notional Balance, as applicable, of each Certificate of that Class.

(c)

On each Distribution Date, the Monthly Interest Distributable Amounts for the Classes of Senior Certificates (other than the Class 1-PO, Class 2-PO1, Class 2-PO2 and Class 2-POB Certificates) and Subordinate Certificates on such Distribution Date shall be reduced proportionately, based on (A) in the case of the Senior Certificates (other than the Class 1-PO, Class 2-PO1, Class 2-PO2, Class 2-POB, Class 1-X and Class 2-XB Certificates), the Monthly Interest Distributable Amount to which they would otherwise be entitled, (B) in the case of the Class 1-X and Class 2-XB Certificates, the Monthly Interest Distributable Amount to which they would otherwise be entitled to receive from such Loan Subgroup, based on the related Loan Subgroup’s Class 1-X Apportionment Rule or Class 2-XB Apportionment Rule, as applicable, and (C) in the case of the Subordinate Certificates, interest accrued at the related Pass-Through Rate on the related Apportioned Principal Balance of each such Class, by Net Interest Shortfalls with respect to the related Loan Subgroup.

(d)

Notwithstanding the priority and allocation set forth in Sections 5.01(a)(i)(C) and (a)(ii)(C) above, if with respect to any Class of Group 1 or Group 2 Subordinate Certificates, as applicable, on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all other Classes of related Subordinate Certificates which have a higher numerical Class designation than such Class (the “Applicable Credit Support Percentage”) is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the “Restricted Classes”) and the amount of such Principal Prepayment otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinate Certificates related to the same Group having lower numerical Class designations than such Class, pro rata, based on the Class Certificate Principal Balances of the respective Classes immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Sections 5.01(a)(i)(C) and (a)(ii)(C) above.

(e)

(i) Notwithstanding the priority and allocation set forth in Sections 5.01(a)(i)(C) and (a)(ii)(C) above, with respect to any Loan Subgroup, on each Distribution Date prior to the Senior Credit Support Depletion Date but after the date on which the aggregate Class Certificate Principal Balance of each Class of the Senior Certificates and PO Components related to a Loan Subgroup have been reduced to zero, 100% of the Principal Prepayments on the Mortgage Loans in that Loan Subgroup otherwise distributable on each Class of related Subordinate Certificates pursuant to Section 5.01(a)(i)(C) or (a)(ii)(C), as applicable, in reverse order of priority, shall be distributed as principal to the Senior Certificates related to the other Loan Subgroup related to the same Loan Group remaining outstanding in the amounts provided in the next succeeding sentence, provided that on such Distribution Date either clause (i) or (ii) in the definition of the applicable Two Times Test has not been met.  Such amount shall be allocated among the Senior Certificates related to the other related Loan Subgroup, pro rata based on aggregate Class Certificate Principal Balance of such Senior Certificates, and paid to the Senior Certificates in such Loan Subgroup in the same priority as such Certificates would receive other distributions of principal pursuant to Section 5.01(a).

(ii)

On any Distribution Date on which the Senior Certificates and Principal-Only Components related to a Loan Subgroup constitute an Undercollateralized Group, all amounts otherwise distributable as Available Funds on the related Subordinate Certificates, in reverse order of priority (or, following the Senior Credit Support Depletion Date, such other amounts described in the immediately following sentence), will be distributed as principal to the Senior Certificates and Principal-Only Components of such Undercollateralized Group pursuant to Section 5.01(a), up to the sum of the Accrued Interest Amount and the Principal Deficiency Amount for the related Undercollateralized Group (such distribution, an “Undercollateralization Distribution”) and second, to pay to the related Subordinate Certificates and the Class A-R Certificate, as applicable, in the same order and priority as provided in Section 5.01(a)(i)(C) or (a)(ii)(C), as applicable.  In the event that the Senior Certificates and Principal-Only Components related to a Loan Subgroup constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from any Available Funds for the Loan Subgroup not related to an Undercollateralized Group remaining after all required amounts have been distributed to the related Class of Senior Certificates and Principal-Only Components.  Undercollateralization Distributions will be applied first to pay accrued but unpaid interest, if any, and second to pay principal in the same priority and allocation provided in Section 5.01(a).

(f)

Distributions on Physical Certificates.  The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 hereof respecting the final distribution), in the case of Certificateholders of the Physical Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer.  Distributions among Certificateholders of a Class shall be made in proportion to the Percentage Interests evidenced by the Certificates of that Class held by such Certificateholders.

(g)

Distributions on Book-Entry Certificates.  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures.  Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a “brokerage firm” or “indirect participating firm”) for which it acts as agent.  Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents.  All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the Certificates.  None of the Trustee, the Depositor or the Seller shall have any responsibility therefor.

SECTION 5.02.  Allocation of Net Deferred Interest.

For any Distribution Date, the Net Deferred Interest on the Group 1 Mortgage Loans and Group 2 Mortgage Loans will be allocated among the Classes of Group 1 Certificates and Group 2 Certificates, respectively, (or, with respect to the Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates, to the 1-PO-1 and 1-PO-2 Components, the Class 2-PO1 Certificates, the Class 2-PO2 Certificates and the 2-POB-1 and 2-POB-2 Components, respectively, in the amounts described in the next paragraph) in proportion to the excess, if any, for each such Class of (i) the Monthly Interest Distributable Amount accrued at the Pass-Through Rate for such Class, over (ii) the amount of the Monthly Interest Distributable Amount for such Class calculated at the applicable Adjusted Cap Rate for such Class.

On each Distribution Date, any amount of Net Deferred Interest allocable to a Class of Certificates (other than the Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates) on such Distribution Date will be added as Principal to the outstanding Class Certificate Principal Balance of such Class of Certificates.  With respect to the Class 1-X Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the Class 1-X Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the 1-PO-1 Component and the 1-PO-2 Component based upon the amount of Deferred Interest attributable to the Mortgage Loans in the related Loan Subgroup.  With respect to the Class 2-XA1 Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the Loan Subgroup 2-A1 Mortgage Loans that is allocated to the Class 2-XA1 Certificates on such Distribution Date will be added as principal to the outstanding Class Certificate Principal Balances of the Class 2-PO1 Certificates.  With respect to the Class 2-XA2 Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the Loan Subgroup 2-A2 Mortgage Loans that is allocated to the Class 2-XA2 Certificates on such Distribution Date will be added as principal to the outstanding Class Certificate Principal Balances of the Class 2-PO2 Certificates.  With respect to the Class 2-XB Certificates and each Distribution Date, any amount of Net Deferred Interest added to the Principal Balances of the related Mortgage Loans that is allocated to the Class 2-XB Certificates on such Distribution Date will be added as principal to the outstanding Component Principal Balances of the 2-POB-1 Component and the 2-POB-2 Component based upon the amount of Deferred Interest attributable to the Mortgage Loans in the related Loan Subgroup.

SECTION 5.03.  Allocation of Realized Losses.

(a)

On or prior to each Distribution Date, the Trustee shall aggregate the loan-level information provided by the Servicer with respect to the total amount of Realized Losses with respect to the Mortgage Loans in each Loan Group and Loan Subgroup for the related Distribution Date and include such information in the Distribution Date Statement.

(b)

(i)

On each Distribution Date, Realized Losses on the Group 1 Mortgage Loans that occurred during the related prepayment period shall be allocated as follows:

first, to the Group 1 Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Group 1 Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second, concurrently, (A) with respect to Realized Losses on the Loan Subgroup 1-A1 Mortgage Loans, to the to the Class 1-A1A, Class 1-A1B and Class A-R Certificates and the 1-PO-1 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, the Class 1-A1B Certificates will bear the principal portion of all Realized Losses allocable to the Class 1-A1A Certificates for so long as the Class 1-A1B Certificates are outstanding and (B) with respect to Realized Losses on the Loan Subgroup 1-A2 Mortgage Loans, to the to the Class 1-A2A, Class 1-A2B, Class 1-A2C and Class A-R Certificates and the 1-PO-2 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, all Realized Losses allocable to the Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates will be allocated sequentially to the Class 1-A2C, Class 1-A2B and Class 1-A2A Certificates, in that order, for so long as such Certificates are outstanding.

(ii)

On each Distribution Date, Realized Losses on the Group 2 Mortgage Loans that occurred during the related prepayment period shall be allocated as follows:

first, to the Group 2 Subordinate Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Group 2 Subordinate Certificates with the highest numerical Class designation) until the Class Certificate Principal Balance of each such Class is reduced to zero; and

second, concurrently, (A) with respect to Realized Losses on the Loan Subgroup 2-A1 Mortgage Loans, to the to the Class 2-A1A, Class 2-A1B and Class 1-PO1 Certificates and the 2-POB-1 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, the Class 2-A1B Certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A1A Certificates for so long as the Class 2-A1B Certificates are outstanding and (B) with respect to Realized Losses on the Loan Subgroup 2-A2 Mortgage Loans, to the to the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates and the 2-POB-2 Component, pro rata, until the Class Certificate Principal Balance or Component Principal Balance of each such Class or Component is reduced to zero; provided, however, the Class 2-A2B Certificates will bear the principal portion of all Realized Losses allocable to the Class 2-A2A Certificates for so long as the Class 2-A2B Certificates are outstanding.

(c)

(i)  The Class Certificate Principal Balance of the Class of Group 1 Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Group 1 Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Group 1 Mortgage Loans for the following Distribution Date.

(ii)

The Class Certificate Principal Balance of the Class of Group 2 Subordinate Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Principal Balances of all outstanding Classes of Group 2 Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the aggregate of the Stated Principal Balances of all the Group 2 Mortgage Loans for the following Distribution Date.

(d)

Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Principal Balance of a Class of Certificates pursuant to Section 5.03(b) or (c) shall be allocated among the Certificates of such Class, pro rata, in proportion to their respective Certificate Principal Balances.

(e)

Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Principal Balance of a Certificate pursuant to Section 5.03(b) or (c) shall be accomplished by reducing the Certificate Principal Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Principal Balance.”

SECTION 5.04.  Statements.

(a)

On each Distribution Date, the Trustee shall make available to each Certificateholder, the Certificate Insurer, the Seller and the Rating Agency, a statement based, as applicable, on loan-level information obtained from the Servicer (the “Distribution Date Statement”) as to the distributions to be made or made, as applicable, on such Distribution Date:

(i)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to principal;

(ii)

the amount of the distribution made on such Distribution Date to the Holders of each Class of Certificates allocable to interest;

(iii)

the Senior Percentage, Senior Prepayment Percentage, Group 1 Subordinate Percentage, Group 2 Subordinate Percentage and Subordinate Prepayment Percentage with respect to each Loan Subgroup for the following Distribution Date;

(iv)

the aggregate amount of servicing compensation received by the Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

(v)

the aggregate amount of Advances for the related Due Period and the amount of unreimbursed Advances;

(vi)

[reserved];

(vii)

the Loan Group Balance and related Net WAC and applicable Net WAC Cap for each Loan Group at the Close of Business at the end of the related Due Period;

(viii)

for each Loan Group and Loan Subgroup, the aggregate Principal Balance of the One-Month MTA Indexed Mortgage Loans at the Close of Business at the end of the related Due Period;

(ix)

Reserved;

(x)

Reserved;

(xi)

for each Loan Group, the number, weighted average remaining term to maturity and weighted average Loan Rate of the related Mortgage Loans as of the related Due Date;

(xii)

the number and aggregate unpaid principal balance of Mortgage Loans for each Loan Group, (a) 30 to 59 days Delinquent, (b) 60 to 89 days Delinquent, (c) 90 or more days Delinquent, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy, in each case as of the close of business on the last day of the preceding calendar month;

(xiii)

the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties in each Loan Group as of the Close of Business of the last day of the preceding Due Period;

(xiv)

the aggregate amount of Principal Prepayments with respect to each Loan Group made during the related Prepayment Period;

(xv)

the aggregate amount of Realized Losses incurred during the related Due Period for each Loan Group and the cumulative amount of Realized Losses and the amount of Realized Losses, if any, allocated to each Class of Certificates;

(xvi)

the Class Certificate Principal Balance or Class Certificate Notional Balance, as applicable, of each Class of Certificates and the Apportioned Principal Balances of the Subordinate Certificates after giving effect to any distributions made thereon, on such Distribution Date;

(xvii)

the Interest Distributable Amount in respect of each Class of Certificates, for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

(xviii)

the aggregate amount of any Net Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date;

(xix)

the Available Funds with respect to each Loan Group;

(xx)

the Pass-Through Rate for each Class of Certificates for such Distribution Date;

(xxi)

the aggregate Principal Balance of Mortgage Loans purchased hereunder by the Seller during the related Due Period, and indicating the relevant section of the Servicing Agreement, or the Section of this Agreement, as applicable, requiring or allowing the purchase of each such Mortgage Loan;

(xxii)

the amount of any Principal Deficiency Amounts or Accrued Interest Amounts paid to an Undercollateralized Group or amounts paid pursuant to Section 5.01(e)(i);

(xxiii)

current Recoveries allocable to each Loan Group;

(xxiv)

cumulative Recoveries allocable to each Loan Group;

(xxv)

the amount of any Basis Risk Shortfall, if any, and the related accrued interest thereon;

(xxvi)

for each Loan Group, the amount of Deferred Interest and Net Deferred Interest, if any, for such Loan Group;

(xxvii)

payments made under the Yield Maintenance Agreements, if any;

(xxviii)

the amount of Net Deferred Interest, if any, added to the Class Certificate Principal Balance or Component Principal Balance of the related Certificates and Principal-Only Components; and

(xxix)

the amount of the Certificate Insurer Reimbursement Amount, if any; and

(xxx)

the Deficiency Amount, if any, to be paid by the Certificate Insurer.

The Trustee will make the Distribution Date Statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders and the other parties to this Agreement via the Trustee’s internet website. The Trustee’s internet website shall initially be located at “https://trustinvestorreporting.usbank.com.”  Assistance in using the website can be obtained by calling the Trustee customer service desk at (800) 934-6802.  Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such.  The Trustee shall have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the parties, and the Trustee shall provide timely and adequate notification to all parties regarding any such change.

In the case of information furnished pursuant to subclauses (i) and (ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-Off Date.

(b)

Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to the Certificate Insurer and each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

(c)

On each Distribution Date, the Trustee shall supply an electronic tape to Bloomberg Financial Markets, Inc. in a format acceptable to Bloomberg Financial Markets, Inc. on a monthly basis, and shall supply an electronic tape to Loan Performance and Intex Solutions in a format acceptable to Loan Performance and Intex Solutions on a monthly basis.

SECTION 5.05.  Remittance Reports; Advances.

(a)

No later than the 10th calendar day of each month, the Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Servicer and the Trustee may agree from time to time) the Remittance Report with respect to the Distribution Date. No later than the Close of Business New York time on the fifth Business Day prior to such Distribution Date, the Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other loan-level information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01.  The Trustee shall have no duty or obligation to calculate, recomputed or verify any information in the Remittance Report or other loan level information that it receives from the Servicer.

(b)

If the Monthly Payment on a Mortgage Loan that was due on a related Due Date and is delinquent, other than as a result of application of the Relief Act, and for which the Servicer was required to make an advance pursuant to the Servicing Agreement, exceeds the amount on deposit in the Distribution Account which will be used for an advance with respect to such Mortgage Loan, the Servicer shall, on the Business Day preceding the Distribution Date, deposit in the Distribution Account an amount equal to such deficiency, net of the Servicing Fee, for such Mortgage Loan except to the extent the Servicer determines any such Advance to be Nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Advance was made.  Subject to the foregoing, the Servicer shall continue to make such Advances through the date that the Servicer is required to do so under the Servicing Agreement.  If the Servicer determines that an Advance is Nonrecoverable, it shall, on or prior to the related Distribution Date, present an Officer’s Certificate to the Trustee (i) stating that the Servicer elects not to make a Advance in a stated amount and (ii) detailing the reason it deems the advance to be Nonrecoverable.

SECTION 5.06.  [Reserved]

SECTION 5.07.  Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the (i) the Group 1 LIBOR Certificates, the Group 1 Basis Risk Reserve Fund, (ii) the Class 2-A1A and Class 2-A1B Certificates, the Group 2-A1 Basis Risk Reserve Fund, (iii) the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, the Group 2-A2 Basis Risk Reserve Fund and (iv) the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, the Group 2-B Basis Risk Reserve Fund; the Depositor shall deposit $68,000.00 into the Group 1 Basis Risk Reserve Fund, $305,000.00 into the Group 2-A1 Basis Risk Reserve Fund, $660,000.00 into the Group 2-A2 Basis Risk Reserve Fund and $875,000.00 into the Group 2-B Basis Risk Reserve Fund, which amounts are intended to cover the amount of Basis Risk Shortfalls on the related Certificates, if any, on the first, second and third Distribution Dates.  On the third Distribution Date after the Closing Date, any interest accrued on such initial deposit and any amounts remaining from such initial deposit will be distributed to the Seller.

Each of the Group 1 Basis Risk Reserve Fund, Group 2-A1 Basis Risk Reserve Fund, Group 2-A2 Basis Risk Reserve Fund and Group 2-B Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.  None of the Group 1 Basis Risk Reserve Fund, Group 2-A1 Basis Risk Reserve Fund, Group 2-A2 Basis Risk Reserve Fund or Group 2-B Basis Risk Reserve Fund shall be an asset of any REMIC established hereby.

(b)

(i)

On each Distribution Date, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class 1-X Certificates shall instead be deposited in the Group 1 Basis Risk Reserve Fund to the extent of the 1-X Required Reserve Fund Deposit.

(ii)

On each Distribution Date, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class 2-XA1 Certificates shall instead be deposited in the Group 2-A1 Basis Risk Reserve Fund to the extent of the 2-XA1 Required Reserve Fund Deposit.

(iii) On each Distribution Date, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class 2-XA2 Certificates shall instead be deposited in the Group 2-A2 Basis Risk Reserve Fund to the extent of the 2-XA2 Required Reserve Fund Deposit.

(iv)

 On each Distribution Date, the Monthly Interest Distributable Amounts that would otherwise be distributable with respect to the Class 2-XB Certificates shall instead be deposited in the Group 2-B Basis Risk Reserve Fund to the extent of the 2-XB Required Reserve Fund Deposit.

(c)

(i)

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, the Trustee shall withdraw first from the Yield Maintenance Account, the amount of such Basis Risk Shortfall for distribution on such Distribution Date pursuant to Section 4.04 and Section 5.01(a)(i)(B), and then from Group 1 Basis Risk Reserve Fund the amount of any remaining Basis Risk Shortfall for such Classes of Certificates, pursuant to Section 5.01(a)(i)(B); provided, however, that on each of the first three Distribution Dates amounts initially deposit made by the Depositor into the Group 1 Basis Risk Reserve Fund shall be used to cover the amount of Basis Risk Shortfalls on the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates before amounts deposited in respect of the 1-X Required Reserve Fund Deposit.  If on any Distribution Date the amount on deposit in the Group 1 Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates remaining after application of funds available therefor in the Yield Maintenance Account, the Trustee shall withdraw the entire amount on deposit in the Group 1 Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates, the Trustee, after making the distributions described in the immediately preceding paragraph to the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B and Class 1-A2C Certificates, distribute the lesser of any amounts remaining on deposit in the Group 1 Basis Risk Reserve Fund and such Basis Risk Shortfall to the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11 and Class 1-B12 Certificates, sequentially, in that order.

Funds remaining in the Group 1 Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated to the Class 1-X Certificates, up to the amount of the 1-X Required Reserve Fund Deposit for such Distribution Date.

(ii)

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the  and Class 2-A1A and Class 2-A1B Certificates, the Trustee shall withdraw from Group 2-A1 Basis Risk Reserve Fund the amount of any Basis Risk Shortfall for such Classes of Certificates, pursuant to Section 5.01(a)(ii)(B); provided, however, that on each of the first three Distribution Dates amounts initially deposit made by the Depositor into the Group 2-A1 Basis Risk Reserve Fund shall be used to cover the amount of Basis Risk Shortfalls on the Class 2-A1A and Class 2-A1B Certificates before amounts deposited in respect of the 2-XA1 Required Reserve Fund Deposit.  If on any Distribution Date the amount on deposit in the Group 2-A1 Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 2-A1A and Class 2-A1B Certificates, the Trustee shall withdraw the entire amount on deposit in the Group 2-A1 Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

Funds remaining in the Group 2-A1 Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated to the Class 2-XA1 Certificates, up to the amount of the 2-XA1 Required Reserve Fund Deposit for such Distribution Date.

(iii)

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the  and Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, the Trustee shall withdraw from Group 2-A2 Basis Risk Reserve Fund the amount of any Basis Risk Shortfall for such Classes of Certificates, pursuant to Section 5.01(a)(ii)(B); provided, however, that on each of the first three Distribution Dates amounts initially deposit made by the Depositor into the Group 1 Basis Risk Reserve Fund shall be used to cover the amount of Basis Risk Shortfalls on the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates before amounts deposited in respect of the 2-XA2 Required Reserve Fund Deposit.  If on any Distribution Date the amount on deposit in the Group 2-A2 Basis Risk Reserve Fund is not sufficient to make a full distribution of the Basis Risk Shortfall with respect to the Class 2-A2A, Class 2-A2B, Class 2-A2 and Class 2-A3 Certificates, the Trustee shall withdraw the entire amount on deposit in the Group 2-A2 Basis Risk Reserve Fund and distribute such amount to such Classes of Certificates on a pro rata basis.

Funds remaining in the Group 2-A2 Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated to the Class 2-XA2 Certificates, up to the amount of the 2-XA2 Required Reserve Fund Deposit for such Distribution Date.

(ii)

On any Distribution Date for which a Basis Risk Shortfall exists with respect to the  and Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, the Trustee shall withdraw from Group 2-B Basis Risk Reserve Fund the amount of any Basis Risk Shortfall for such Classes of Certificates and distribute such amounts to the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates, sequentially, in that order, pursuant to Section 5.01(a)(ii)(D); provided, however, that on each of the first three Distribution Dates amounts initially deposit made by the Depositor into the Group 1 Basis Risk Reserve Fund shall be used to cover the amount of Basis Risk Shortfalls on the Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates before amounts deposited in respect of the 2-XB Required Reserve Fund Deposit.

Funds remaining in the Group 2-B Basis Risk Reserve Fund on any Distribution Date after funding the payment of Basis Risk Shortfalls for such Distribution Date will be allocated to the Class 2-XB Certificates, up to the amount of the 2-XB Required Reserve Fund Deposit for such Distribution Date.

(d)

(i)

Funds in the Group 1 Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Group 1 Basis Risk Reserve Fund shall be for the benefit of the Class 1-X Certificateholders.  The Class 1-X Certificates shall evidence ownership of the Group 1 Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class 1-X Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class 1-X Certificateholder as to investment of funds on deposit in the Group 1 Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Group 1 Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class 1-X Certificateholders.

(ii)

Funds in the Group 2-A1 Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Group 2-A1 Basis Risk Reserve Fund shall be for the benefit of the Class 2-XA1 Certificateholders.  The Class 2-XA1 Certificates shall evidence ownership of the Group 2-A1 Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class 2-XA1 Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class 2-XA1 Certificateholder as to investment of funds on deposit in the Group 2-A1 Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Group 2-A1 Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class 2-XA1 Certificateholders.

(iii)

Funds in the Group 2-A2 Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Group 2-A2 Basis Risk Reserve Fund shall be for the benefit of the Class 2-XA2 Certificateholders.  The Class 2-XA2 Certificates shall evidence ownership of the Group 2-A2 Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class 2-XA2 Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class 2-XA2 Certificateholder as to investment of funds on deposit in the Group 2-A2 Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Group 2-A2 Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class 2-XA2 Certificateholders.

(iv)

Funds in the Group 2-B Basis Risk Reserve Fund shall be invested in Permitted Investments.  Any earnings on amounts in the Group 2-B Basis Risk Reserve Fund shall be for the benefit of the Class 2-XB Certificateholders.  The Class 2-XB Certificates shall evidence ownership of the Group 2-B Basis Risk Reserve Fund for federal income tax purposes and the Holders thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein.  The Class 2-XB Certificateholder(s) shall be liable for any losses incurred on such investments.  In the absence of written instructions from the Class 2-XB Certificateholder as to investment of funds on deposit in the Group 2-B Basis Risk Reserve Fund, such funds shall be invested in money market funds as specified by the Depositor and as described in clause (vi) of the definition of Permitted Investments in Article I.  For all Federal income tax purposes, amounts transferred by the Upper-Tier REMIC to the Group 2-B Basis Risk Reserve Fund shall be treated as amounts distributed by the Upper-Tier REMIC to the Class 2-XB Certificateholders.

(e)

Except as provided expressly hereunder, the Trustee shall have no obligation to invest and reinvest cash held in any Basis Risk Reserve Fund in the absence of timely and specific written investment direction from the Depositor.  In no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon.  The Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure of the Depositor to provide timely written investment direction.

(f)

The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee’s economic self interest for (i) serving as investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.  The Trustee does not guarantee the performance of any Permitted Investment.

 (g) Upon termination of the Trust Fund any amounts remaining in the Group 1 Basis Risk Reserve Fund, Group 2-A1 Basis Risk Reserve Fund, Group 2-A2 Basis Risk Reserve Fund and Group 2-B Basis Risk Reserve Fund shall be distributed to the Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificateholders, respectively.

SECTION 5.08.  Recoveries.

(a)

With respect to any Class of Certificates or Principal-Only Component to which a Realized Loss has been allocated (including any such Class for which the related Class Certificate Principal Balance or Component Principal Balance has been reduced to zero), the Class Certificate Principal Balance or Component Principal Balance of such Class or Component, as applicable, will be increased, up to the amount of related Recoveries for the related Loan Group for such Distribution Date as follows:

(i)

first, the Class Certificate Principal Balance of each Class of Senior Certificates or Component Principal Balance of the Principal-Only Component related to the Loan Subgroup from which the Recovery was collected will be increased pro rata, up to the amount by which Net Realized Losses previously allocated to each such Class or Component exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class or Component, and

(ii)

second, the Class Certificate Principal Balance of each Class of Subordinate Certificates related to the Loan Group from which the Recovery was collected will be increased in order of seniority, up to the amount by which Net Realized Losses previously allocated to each such Class exceeds the amount of Recoveries for such Distribution Date previously distributed to such Class.

(b)

Any increase to the Class Certificate Principal Balance of a Class of Certificates or Component Principal Balance of a Principal-Only Component  shall increase the Certificate Principal Balance of each Certificate of the related Class or the Component Principal Balance of the related Principal-Only Component pro rata in accordance with each Percentage Interest.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01.  The Certificates.

The Certificates shall be substantially in the form annexed hereto as Exhibit A-1 through E.  Each of the Certificates shall, on original issue, be executed by the Trustee and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  Each Class of the Regular Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $25,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1-A1A, Class 1-A1B, Class 1-A2A, Class 1-A2B, Class 1-A2C, Class 2-A1A, Class 2-A1B, Class 2-A2A, Class 2-A2B, Class 2-A2, Class 2-A3, Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 2-B1, Class 2-B2, Class 2-B3 and Class 2-B4 Certificates and $100,000 and integral dollar multiples of $1 in excess thereof, in the case of the Class 1-X, Class 2-XA1, Class 2-XA2, Class 2-XB, Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates except that one Certificate of each of the Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date.  The Class 1-PO, Class 2-PO1, Class 2-PO2 and Class 2-POB Certificates will be offered in minimum percentage interests of 0.01%.  The Class A-R and Class A-R-II Certificates are issuable only in a Percentage Interest of 100%.

The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall be binding, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  Each Certificate shall, on original issue, be authenticated by the Certificate Registrar upon the order of the Depositor.  No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Certificate Registrar substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.  At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Trustee to the Certificate Registrar for authentication and the Certificate Registrar shall authenticate and deliver such Certificates as provided in this Agreement and not otherwise.  Subject to Section 6.02(c), the Senior Certificates (other than the Residual Certificates) and the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5, Class 1-B6, Class 1-B7, Class 1-B8, Class 1-B9, Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B1, Class 2-B2, Class 2-B3, Class 2-B4, Class 2-B5, Class 2-B6 and Class 2-B7 Certificates shall be Book-Entry Certificates.  The Residual Certificates shall be Physical Certificates.

The Private Certificates shall be offered and sold in reliance either on (i) the exemption from registration under Rule 144A of the 1933 Act and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form with the applicable legends set forth in Exhibit C (each, a “Restricted Global Security”) or (ii) Regulation S and shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit C hereto (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed by the Trustee and authenticated by the Certificate Registrar as hereinafter provided.  The aggregate principal amounts of the Restricted Global Securities or Regulation S Global Securities, as applicable, may from time to time be increased or decreased by adjustments made on the records of the Certificate Registrar and DTC or its nominee, as the case may be, as hereinafter provided.

SECTION 6.02.  Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

(b)

Except as provided in paragraph (c) or (d) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee or the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners.  Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.  The parties hereto are hereby authorized to execute one or more Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository.  In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

(c)

If (x) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Certificate Registrar or the Depositor is unable to locate a qualified successor, upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall at the Seller’s expense execute on behalf of the Trust and authenticate definitive, fully registered certificates (the “Definitive Certificates”).  Neither the Depositor nor the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

(d)

No transfer, sale, pledge or other disposition of any Private Certificate, other than a Private Certificate sold in an offshore transaction in reliance on Regulation S, shall be made unless such disposition is exempt from the registration requirements of the 1933 Act, and any applicable state securities laws or is made in accordance with the 1933 Act and laws.  Any Private Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the 1933 Act shall be issued only in the form of one or more Definitive Certificates and the records of the Certificate Registrar and DTC or its nominee shall be adjusted to reflect the transfer of such Definitive Certificates.  In the event of any transfer of any Private Certificate in the form of a Definitive Certificate, (i) the transferee shall certify (A) such transfer is made to a Qualified Institutional Buyer in reliance upon Rule 144A (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-2) under the 1933 Act, or (B) such transfer is made to an “accredited investor” under Rule 501(c)(1), (2), (3) or (7) under the 1933 Act (as evidenced by an investment letter delivered to the Certificate Registrar, in substantially the form attached hereto as Exhibit J-1, and, if so required by the Certificate Registrar and the Depositor, a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Certificate Registrar and the Depositor, delivered to the Certificate Registrar and the Depositor stating that such transfer may be made pursuant to an exemption, including a description of the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor) or (ii) the Certificate Registrar shall require the transferor to execute a transferor certificate and the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Certificate Registrar certifying to the Depositor and the Certificate Registrar the facts surrounding such transfer, which investment letter shall not be an expense of the Trust, the Trustee, the Certificate Registrar or the Depositor.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Seller and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

In the case of a Private Certificate that is a Book-Entry Certificate, for purposes of the preceding paragraph, the representations set forth in the investment letter in clause (i) shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such Private Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

If any Certificate Owner that is required under this Section 6.02(d) to transfer its Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B4, Class 2-B5 or Class 2-B6 Certificates that are Book-Entry Certificates in the form of Definitive Certificates, (i) notifies the Trustee of such transfer or exchange and (ii) transfers such Book-Entry Certificates to the Trustee, in its capacity as such, through the book-entry facilities of the Depository, then the Trustee shall decrease the balance of such Book-Entry Certificates, or the Trustee shall use reasonable efforts to cause the surrender to the Certificate Registrar of such Book-Entry Certificates by the Depository, and thereupon, the Trustee, on behalf of the Trust, shall execute, authenticate and deliver to such Certificate Owner or its designee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

Subject to the provisions of this Section 6.02(d) governing registration of transfer and exchange Class 1-B10, Class 1-B11, Class 1-B12, Class 2-B4, Class 2-B5 and Class 2-B6 Certificates (i) held as Definitive Certificates may be transferred in the form of Book-Entry Certificates in reliance on Rule 144A (to one or more Qualified Institutional Buyers) or Regulation S under the 1933 Act that are acquiring such Definitive Certificates, their own accounts for or for the accounts of other Qualified Institutional Buyers and (ii) held as Definitive Certificates by a Qualified Institutional Buyer or an investor under Regulation S for its own account or for the account of another Qualified Institutional Buyer or Regulation S investor may be exchanged for Book-Entry Certificates, in each case upon surrender of such Certificates for registration of transfer or exchange at the offices of the Trustee maintained for such purpose.  Whenever any such Certificates are so surrendered for transfer or exchange, either the Trustee shall increase the balance of the related Book-Entry Certificates or the Trustee shall execute, authenticate and deliver the Book-Entry Certificates for which such Certificates were transferred or exchanged, as necessary and appropriate.  No Holder of any such Definitive Certificates other than a Qualified Institutional Buyer or a Regulation S investor holding such Certificates for its own account or for the account of another Qualified Institutional Buyer or Regulation S investor may exchange such Certificates for Book-Entry Certificates.  Further, any Certificate Owner of such Book-Entry Certificates other than any such Qualified Institutional Buyers or Regulation S investors shall notify the Trustee of its status as such and shall transfer such Book-Entry Certificate to the Trustee, through the book-entry facilities of the Depository, whereupon, and also upon surrender to the Trustee of such Book-Entry Certificates by the Depository, (which surrender the Trustee shall use reasonable efforts to cause to occur), the Trustee shall execute, authenticate and deliver to such Certificate Owner or such Certificate Owner’s nominee one or more Definitive Certificates in authorized denominations and with a like aggregate Certificate Principal Balance.

None of the Depositor, the Seller, the Certificate Registrar or the Trustee is obligated to register or qualify the Private Certificates under the 1933 Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of such Certificates without registration or qualification.  Any Certificateholder desiring to effect the transfer of a Private Certificate shall, and does hereby agree to, indemnify the Trustee, the Seller, the Depositor and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Certificate Registrar and the Depositor (such requirement is satisfied only by the Certificate Registrar’s receipt of a representation letter from the transferee substantially in the form of Exhibit I-1 or I-2, as applicable, hereto), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) if such Certificate has been the subject of an ERISA-Qualifying Underwriting, and the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) an Opinion of Counsel satisfactory to the Certificate Registrar, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Servicer, the Depositor or the Trust, addressed to the Certificate Registrar, to the effect that the purchase and holding of such ERISA-Restricted Certificate in the form of a Definitive Certificate will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and will not subject the Trustee, the Certificate Registrar, the Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement or to any liability.  Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate to an employee benefit plan subject to ERISA or Section 4975 of the Code without the delivery to the Certificate Registrar of an Opinion of Counsel satisfactory to the Certificate Registrar as described above shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

To the extent permitted under applicable law (including, but not limited to, ERISA), none of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(d) so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any ERISA-Restricted Certificate in the form of a Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Prospectus Supplement and this Agreement.

(e)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in  a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee who acquires such Ownership Interest in a Residual Certificate for its own account and not in the capacity as trustee, nominee or agent for another Person and shall promptly notify the Certificate Registrar and the Trustee of any change or impending change in its status as such a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date and no Ownership Interest in a Residual Certificate may thereafter be transferred, and the Certificate Registrar shall not register the Transfer of a Residual Certificate unless, in addition to the certificates required to be delivered under subsection (d) above, the Trustee and the Certificate Registrar shall have been furnished with an affidavit (“Transfer Affidavit”) of the initial owner of such Residual Certificate or proposed transferee of a Residual Certificate in the form attached hereto as Exhibit L.

(iii)

In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee and the Certificate Registrar shall as a condition to registration of the transfer, require delivery to them of a Transferor Certificate in the form of Exhibit K hereto from the proposed transferor to the effect that the transferor (a) has no knowledge the proposed Transferee is not a Permitted Transferee acquiring an Ownership Interest in such Residual Certificate for its own account and not in a capacity as trustee, nominee, or agent for another Person, and (b) has not undertaken the proposed transfer in whole or in part to impede the assessment or collection of tax.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee.  If any purported transferee shall, in violation of the provisions of this Section, become a Holder of such Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of Transfer of such Residual Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual Certificate.  None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section so long as the Trustee and the Certificate Registrar received the documents specified in clause (iii).  The Certificate Registrar shall be entitled to recover from any Holder of such Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate.  Any such distributions so recovered by the Certificate Registrar shall be distributed and delivered by the Certificate Registrar to the last Holder of such Residual Certificate that is a Permitted Transferee.

(v)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Residual Certificate.  The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Certificate Registrar to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Certificate Registrar determines that the Holder of such Residual Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Certificate Registrar may withhold a corresponding amount from such remittance as security for such claim.  The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and the Certificate Registrar and they shall not be liable to any Person having an Ownership Interest in such Residual Certificate as a result of its exercise of such discretion.

(vi)

If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Certificate Registrar and the Servicer, in form and substance satisfactory to the Certificate Registrar, (i) written notification from the Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause the Rating Agency to downgrade its ratings of the Certificates (determined in the case of the Insured Certificates, without giving effect to the Certificate Insurance Policy) and (ii) an Opinion of Counsel to the effect that such removal will not cause the REMIC created hereunder to fail to qualify as a REMIC.

(f)

Notwithstanding any provision to the contrary herein, so long as a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates remains outstanding and is held by or on behalf of the Depository, transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates, in whole or in part, shall only be made in accordance with Section 6.01 and this Section 6.02(f).

(i)

Subject to clauses (ii) and (iii) of this Section 6.02(f), transfers of a Restricted Global Security or Regulation S Global Security, as applicable, representing the Certificates shall be limited to transfers of such a Restricted Global Security or Regulation S Global Security, as applicable, in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii)

Restricted Global Security to Regulation S Global Security.  If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. Person, may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from the Depository directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholders’ held through a Regulation S Global Security, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate in the form of Exhibit N-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. Person and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii)

Regulation S Global Security to Restricted Global Security.  If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security.  Upon receipt by the Trustee, as Certificate Registrar, of (A) instructions from the Depository directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such Certificateholder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate in the form of Exhibit N-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a qualified institutional buyer within the meaning of Rule 144A, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv)

Other Exchanges.  In the event that a Restricted Global Security or Regulation S Global Security, as applicable, is exchanged for Certificates in definitive registered form without interest coupons, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A or are to non-U.S. Persons, or otherwise comply with Regulation S under the Securities Act, as the case may be, and as may be from time to time adopted by the Depositor and the Trustee.

(v)

Restrictions on U.S. Transfers.  Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 6.02(f)(iii).

(g)

No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

SECTION 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Depositor such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar (and with respect to the Insured Certificates, the Certificate Insurer) that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04.  Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer (with respect to the Insured Certificates) and any agent of the Depositor, the Trustee, the Certificate Insurer or the Certificate Registrar may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Insurer, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

ARTICLE VII

DEFAULT

SECTION 7.01.  Event of Default.

If an Event of Default described in a Servicing Agreement shall occur and be continuing, then, and in each and every such case, so long as an Event of Default shall not have been remedied within the applicable grace period, the Trustee may, and at the written direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51%, shall, by notice then given in writing to the Servicer, terminate all of the rights and obligations of the Servicer as servicer under this Agreement. Any such notice to the Servicer shall also be given to the Rating Agency, the Depositor, the Certificate Insurer and the Seller.  The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the Event of Default on any Servicer Remittance Date on which the Servicer fails to make any deposit or payment required pursuant to the Servicing Agreement (including but not limited to Advances to the extent required pursuant to the Servicing Agreement).  Pursuant to the Servicing Agreement, on or after the receipt by the Servicer (and by the Trustee if such notice is given by the Certificate Insurer or the Holders) of such written notice, all authority and power of the Servicer under the Servicing Agreement, with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise.

SECTION 7.02.  Trustee to Act.

(a)

From and after the date the Servicer (and the Trustee, if notice is sent by the Certificate Insurer or the Holders) receives a notice of termination pursuant to Section 7.01, the Trustee immediately shall be the successor in all respects to the Servicer in its capacity as servicer under the Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof arising on and after its succession, including the immediate obligation to make Advances.  As compensation therefor, the Trustee shall be entitled to such compensation as the Servicer would have been entitled to under the Servicing Agreement if no such notice of termination had been given.  Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $15,000,000 as the successor to the Servicer under the Servicing Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under the Servicing Agreement; provided, that the appointment of any such successor Servicer shall not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates by the Rating Agency as evidenced by a letter to such effect from the Rating Agency. Pending appointment of a successor to the Servicer under the Servicing Agreement, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Servicer would otherwise have received hereunder.  Except with respect to the making of Advances the defaulting Servicer was required to make but did not make, the successor Servicer, including the Trustee in such capacity, shall not be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties made by it in the Servicing Agreement or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

(b)

Any successor, including the Trustee, to the Servicer under the Servicing Agreement shall during the term of its service as Servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders pursuant to the terms and conditions of the Servicing Agreement, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Servicer under the Servicing Agreement.

(c)

Notwithstanding anything else herein to the contrary, in no event shall the Trustee be liable for any servicing fee or for any differential in the amount of the servicing fee paid hereunder and the amount necessary to induce any successor Servicer to act as successor Servicer under this Agreement and the transactions set forth or provided for herein.

(d)

The Trustee shall be entitled to be reimbursed by the Trust Fund (pursuant to Section 4.03(a)(xii)), in the event that the Servicer does not reimburse the Trustee under the Servicing Agreement, for all costs associated with the transfer of servicing from the predecessor Servicer, including, without limitation, any costs or expenses associated with the termination of the predecessor Servicer, the appointment of a successor servicer, the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor servicer to service the Mortgage Loans property and effectively.

SECTION 7.03.  Waiver of Event of Default.

The Majority Certificateholders may, on behalf of all Certificateholders, by notice in writing to the Trustee, direct the Trustee to waive any events permitting removal of the Servicer under this Agreement, provided, however, that the Majority Certificateholders may not waive an event that results in a failure to make any required distribution on a Certificate without the consent of the Holder of such Certificate.  Upon any waiver of an Event of Default, such event shall cease to exist and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other event or impair any right consequent thereto except to the extent expressly so waived.  Notice of any such waiver shall be given by the Trustee to the Rating Agency and the Certificate Insurer.

SECTION 7.04.  Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Servicer pursuant to this Article VII, the Trustee shall give prompt written notice thereof to the Certificate Insurer and to the Certificateholders at their respective addresses appearing in the Rating Agency.

(b)

No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute an Event of Default of which a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to the Certificate Insurer and all Certificateholders notice of such occurrence unless such Event of Default shall have been waived or cured.

ARTICLE VIII

THE TRUSTEE

SECTION 8.01.  Duties of the Trustee

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.  If an Event of Default has occurred (which has not been cured or waived) of which a Responsible Officer has actual knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments.  If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

On each Distribution Date, the Trustee, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.01 herein.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

(ii)

the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement;

(iv)

the Trustee shall not be responsible for any act or omission of the Servicer, the Depositor, the Seller or the Custodian, or any successor Custodian; and

(v)

the Trustee shall not be charged with knowledge of any Event of Default unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice at the Corporate Trust Office of such Event of Default.

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under the Servicing Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of the Servicing Agreement.

SECTION 8.02.  Certain Matters Affecting the Trustee

Except as otherwise provided in Section 8.01 hereof:

(i)

the Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

the Trustee may consult with counsel and any advice of its counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

(iv)

the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Majority Certificateholder; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding.

(vi)

the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Servicer until such time as the Trustee may be required to act as the Servicer pursuant to Section 7.02 hereof and thereupon only for the acts or omissions of the Trustee as a successor Servicer;

(vii)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any willful misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(viii)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

SECTION 8.03.  Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representation or warranty as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  The Trustee shall not at any time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Yield Maintenance Agreement, the Certificate Insurance Policy, any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or the ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation:  the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof); the compliance by the Depositor or the Seller with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee’s receipt of notice or other discovery of any non-compliance therewith or any breach thereof; the acts or omissions of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the acts or omissions of the Trustee as the successor Servicer), any Mortgagor; or any action by the Trustee taken at the instruction of the Servicer (other than if the Trustee shall assume the duties of the Servicer pursuant to Section 7.02 hereof, and then only for the actions of the Trustee as the successor Servicer); provided, however, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee’s duty to review the Mortgage Files, if so required pursuant to Section 2.01 of this Agreement.

SECTION 8.04.  Trustee and Custodian May Own Certificates.

The Trustee, and the Custodian in their respective individual capacities, or in any capacity other than as Trustee, or Custodian, hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 8.05.  Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trustee Fee as compensation for its services hereunder.  In addition, the Trustee will be entitled to recover from the Distribution Account pursuant to Section 4.03(a) all reasonable out-of-pocket expenses, disbursements and advances, including without limitation, in connection with any filing that the Trustee is required to make under Section 3.06 hereof, any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the performance of its duties or the administration of the trusts hereunder (including, but not limited to, the performance of its duties under Section 2.03 hereof) or under any Yield Maintenance Agreement or the Certificate Insurance Policy (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is specifically designated herein as the responsibility of the Depositor, the Seller, or the Certificateholders hereunder.  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

SECTION 8.06.  Eligibility Requirements for Trustee

The Trustee hereunder shall each at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by the Rating Agency, a minimum short-term debt rating in the second highest rating category by the Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07 hereof.

SECTION 8.07.  Resignation or Removal of Trustee

The Trustee (including the Trustee as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Trustee, the Depositor, the Seller, the Certificate Insurer and the Rating Agency.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 8.06 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee. If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 8.06, by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee so removed, and one copy to the successor Trustee and one copy to the Certificate Insurer.

The Majority Certificateholders may at any time remove the Trustee by written instrument or instruments delivered to the Depositor and the Trustee; the Depositor or the Trustee shall thereupon use its best efforts to appoint a successor Trustee in accordance with this Section.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08 hereof.  As long as the Certificate Insurance Policy is in effect, the Trustee will send a written notice to the Certificate Insurer of any such resignation, removal or appointment.

SECTION 8.08.  Successor Trustee

Any successor Trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and the Seller and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller, and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, as applicable, all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Senior Certificates by the Rating Agency, as evidenced by a letter from the Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Certificate Insurer and to the Rating Agency.

SECTION 8.09.  Merger or Consolidation of Trustee

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the business of the Trustee shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and 8.08 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10.  Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power, and the Trustee shall, and shall instruct the Depositor to, at the expense of the Trust Fund, execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 8.06 hereof, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08 hereof.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)

the Depositor and the Trustee, acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

SECTION 8.11.  Limitation of Liability.

The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by this Agreement.  Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

SECTION 8.12.  Trustee May Enforce Claims Without Possession of Certificates.

(a)

All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement.  Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders in respect of which such judgment has been recovered.

(b)

The Trustee shall afford the Seller, the Depositor and each Certificateholder upon reasonable notice during normal business hours at its Corporate Trust Office or other office designated by the Trustee, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties.  Upon request, the Trustee shall furnish the Depositor and any requesting Certificateholder with its most recent audited financial statements.  The Trustee shall cooperate fully with the Seller, the Depositor and such Certificateholder and shall, subject to the first sentence of this Section 8.12(b), make available to the Seller, the Depositor and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee’s duties hereunder.  The Seller, the Depositor and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

SECTION 8.13.  Suits for Enforcement.

In case an Event of Default or a default by the Depositor hereunder shall occur and be continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement, as the case may be, by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee and the Certificateholders.

SECTION 8.14.  Waiver of Bond Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

SECTION 8.15.  Waiver of Inventory, Accounting and Appraisal Requirement.

The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.

SECTION 8.16.  Appointment of Custodians.

The Trustee may, and at the direction of the Depositor shall, appoint one or more custodians to hold all or a portion of the related Mortgage Files as agent for the Trustee, by entering into a custodial agreement.  The custodian may at any time be terminated and a substitute custodian appointed therefor by the Trustee.  Subject to this Article VIII, the Trustee agrees to comply with the terms of each custodial agreement and to enforce the terms and provisions thereof against the custodian for the benefit of the Certificateholders having an interest in any Mortgage File held by such custodian.  Each custodian shall be a depository institution or trust company subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File.  The initial custodian of the Mortgage Loans shall be The Bank of New York.  The Bank of New York shall be compensated by the Trust Fund for its services as custodian.

SECTION 8.17.  Indemnification

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund incurred hereunder or under or with respect to any Certificate, the Custodial Agreement, the Servicing Agreement or under or pursuant to the Mortgage Loan Purchase Agreement, without negligence or willful misconduct on the Trustee’s part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or in connection with the performance of the Trustee’s duties hereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i)

with respect to any such claim, the Trustee shall have given the Depositor written notice thereof promptly after the Trustee shall have knowledge thereof; and

(ii)

notwithstanding anything to the contrary in this Section 8.17, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 8.17 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

ARTICLE IX

REMIC ADMINISTRATION

SECTION 9.01.  REMIC Administration.

(a)

As set forth in the Preliminary Statement to this Agreement, the Trustee shall elect to treat each REMIC created hereby as a REMIC for federal tax purposes.  The Trustee shall sign and file such elections on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued.  The regular interests in each REMIC created hereunder and the related residual interest shall be as designated in the Preliminary Statement.  Following the Closing Date, the Trustee shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable method and shall file a Form 8811 with the Internal Revenue Service.

(b)

The Closing Date is hereby designated as the “Startup Day” of each REMIC created hereunder within the meaning of section 860G(a)(9) of the Code.  The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c)

Except as provided in subsection (d) of this Section 9.01, the Seller shall pay any and all tax related expenses (not including taxes) of each REMIC created hereunder, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its respective duties hereunder (including the Trustee’s duties as tax return preparer).

(d)

The Trustee shall prepare and file, and the Trustee shall sign all of the federal and state tax and information returns of each REMIC created hereunder (collectively, the “Tax Returns”) as the direct representative.  The expenses of preparing and filing such Tax Returns shall be borne by the Trustee.  Notwithstanding the foregoing, the Trustee shall have no obligation to prepare, file or otherwise deal with partnership tax information or returns.  In the event that partnership tax information or returns are required by the Internal Revenue Service, the Seller, at its own cost and expense, will prepare and file all necessary returns.

(e)

The Trustee shall perform on behalf of each REMIC created hereunder all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.  Among its other duties, if required by the Code, the REMIC Provisions or other such guidance, the Trustee, shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of the Class A-R Certificate to any disqualified organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f)

The Trustee (to the extent that the affairs of the REMICs are within such Person’s control and the scope of its specific responsibilities under the Agreement) and the Holders of Certificates shall take any action or cause any REMIC created hereunder to take any action necessary to create or maintain the status of any REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  None of the Trustee, or the Holder a Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event.  In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any such REMIC to take any action which is not expressly permitted under the terms of this Agreement, any Holder of the Class A-R Certificate will consult with the Trustee, or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any such REMIC, and no such Person shall take any such action or cause any REMIC created hereunder to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur.

(g)

Each Holder of the Class A-R Certificate shall pay when due any and all taxes imposed on any REMIC created hereunder by federal or state governmental authorities.  To the extent that such Trust taxes are not paid by the Class A-R Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Class A-R Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in such REMIC, as the case may be.

(h)

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

(i)

No additional contributions of assets shall be made to any REMIC created hereunder, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

(j)

The Trustee, shall not enter into any arrangement by which REMIC created hereunder will receive a fee or other compensation for services.

(k)

The Trustee shall treat each of the Group 1 Basis Risk Reserve Fund, Group 2-A1 Basis Risk Reserve Fund, Group 2-A2 Basis Risk Reserve Fund and Group 2-B Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury Regulation Section 1.860G-2(h) that is owned by the holders of the Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates, respectively, as their interest may appear and that is not an asset of any REMIC.  The Trustee shall treat the rights of the Holders of the applicable Classes of  Certificates to receive distributions from the Group 1 Basis Risk Reserve Fund, Group 2-A1 Basis Risk Reserve Fund, Group 2-A2 Basis Risk Reserve Fund or Group 2-B Basis Risk Reserve Fund, as applicable, to cover Basis Risk Shortfalls as payments under a cap contract written by the Holders of the Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates in favor of the Holders of the Class 1-X, Class 2-XA1, Class 2-XA2 and Class 2-XB Certificates, respectively..  Thus, the LIBOR Certificates and the MTA Certificates shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract and the entitlements to receive payments from the related Basis Risk Reserve Fund.  On any Distribution Date, if the amount added to the Class Certificate Principal Balance  on any Distribution Date in respect of the Class 1-PO, Class 2-PO1, Class 2-PO2 or Class 2-POB Certificates exceeds the amount accrued as described in [footnote (4)] in the Preliminary Statement under the caption “The Certificates,” when such excess is paid, it shall be treated as having been distributed in respect of the Class 1-PO, Class 2-PO1, Class 2-PO2 and Class 2-POB Certificates, as applicable, deposited in the Group 1, Group 2-A1, Group 2-A2 or Group 2-B Basis Risk Reserve Fund, respectively, and distributed from the Group 1, Group 2-A1, Group 2-A2 or Group 2-B Basis Risk Reserve Fund in respect of those Certificates.  For purposes of determining the issue prices of the Certificates, the interest rate cap contracts shall be assumed to have a zero value unless and until required otherwise by an applicable taxing authority.

SECTION 9.02.  Prohibited Transactions and Activities.

None of the Depositor, the Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs created hereunder pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II hereof or (v) a repurchase of Mortgage Loans as contemplated hereunder, nor acquire any assets for any REMIC created hereunder, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC created hereunder after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of any REMIC created hereunder as a REMIC or of the interests therein other than a Residual Certificate as the “residual interest” therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC created hereunder to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

ARTICLE X

TERMINATION

SECTION 10.01.  Termination.

(a)

The respective obligations and responsibilities of the Seller, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Servicer to send certain notices as hereinafter set forth) shall terminate (and with respect to clause (iii) below, such termination of obligations and responsibilities to be effective only with regard to the Certificates related to the Mortgage Loans in the Loan Group being purchased) upon the earliest of (i) the Distribution Date on which the Class Certificate Principal Balance of each Class of Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan, (iii) the optional purchase by the Servicer of the Mortgage Loans as described below and (iv) the Latest Possible Maturity Date.  Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James’s, living on the date hereof.

Following the date on which the aggregate of the Stated Principal Balances of the Group 1 or Group 2 Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) on such date is equal to or less than 10% of the Cut-Off Date Aggregate Principal Balance of the Group 1 or Group 2 Mortgage Loans, respectively, (the “Call Option Date”), the Servicer may, at its option, terminate this Agreement with regard to such Mortgage Loans by purchasing, on the next succeeding Distribution Date, all of the outstanding Group 1 or Group 2 Mortgage Loans and related REO Properties at a price equal to (A) the greater of (i) the Stated Principal Balance of the Group 1 or Group 2 Mortgage Loans, as applicable, (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and the appraised value of the related REO Properties and (ii) the fair market value of the related Mortgage Loans and REO Properties (as determined and as agreed upon by (x) the Servicer and (y) the Holders of a majority in Percentage Interest of the Class A-R-II Certificates in their good faith business judgment as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to the related Certificateholders pursuant to Section 10.01(b)), plus, (B) in each case, accrued and unpaid interest thereon at the weighted average of the Mortgage Rates of the related Mortgage Loans through the end of the Due Period preceding the final Distribution Date, plus any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties and all amounts, if any, then due and owing to the Trustee under this Agreement (the “Termination Price”); provided, however, such option may only be exercised if the Termination Price is sufficient to result in the payment of all interest accrued on, as well as amounts necessary to retire the Class Certificate Principal Balance of, each Class of Certificates related to such Loan Group issued pursuant to this Agreement.  The fair market value of the Group 1 or Group 2 Mortgage Loans and related REO Properties shall be required to be made and agreed upon by the Servicer and the Holders of a majority in Percentage Interest of the Class A-R-II Certificates as provided in (ii) above in their good faith business judgment, and such determination shall take into consideration an appraisal of the value of the related Mortgage Loans and REO Properties conducted by an independent appraiser mutually agreed upon by the Servicer and the Holders of a majority in Percentage Interest of the Class A-R-II Certificates in their reasonable discretion, such appraisal to be obtained by the Holders of a majority in Percentage Interest of the Class A-R-II Certificates at their expense, and (A) such appraisal shall be obtained at no expense to the Trustee and (B) the Trustee may conclusively rely on, and shall be protected in relying on, such fair market value determination.

In connection with any such purchase pursuant to the preceding paragraph, the Servicer shall remit to the Trustee for deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

No such purchase by the Servicer will be permitted without the consent of the Certificate Insurer if a draw on the Certificate Insurance Policy will be made or if any amounts due to the Certificate Insurer would remain unreimbursed on the final Distribution Date.

(b)

Notice of any termination pursuant to the second paragraph of Section 10.01(a), specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Certificate Registrar for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Servicer by letter to the Certificateholders mailed not earlier than the 10th day and not later than the 19th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Certificate Registrar therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Certificate Registrar therein specified.  The Trustee shall give such notice to the Certificate Insurer and the Certificate Registrar at the time such notice is given to Holders of the Certificates.  Upon any such termination, the duties of the Certificate Registrar with respect to the Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(c)

Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

(d)

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

SECTION 10.02.  Additional Termination Requirements.

(a)

In the event the purchase option provided in Section 10.01 is exercised, the Trust shall be terminated in accordance with the following additional requirements:

(i)

The Trustee shall sell any remaining assets of the Trust Fund for cash and, within 90 days of such sale, shall distribute to (or credit to the account of) the Certificateholders the proceeds of such sale together with any cash on hand (less amounts retained to meet claims) in complete liquidation of the Trust Fund and any REMIC created hereunder; and

(ii)

The Trustee shall attach a statement to the final federal income tax return for each REMIC created hereunder stating that pursuant to Treasury Regulation §1.860F-1, the first day of the 90-day liquidation period for such REMIC was the date on which the Trustee sold the assets of the Trust Fund and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as evidenced by an Opinion of Counsel delivered to the Trustee and the Certificate Insurer obtained at the expense of the Seller.

(b)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorneys in fact to undertake the foregoing steps.

ARTICLE XI

[RESERVED]

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01.  Amendment.

This Agreement may be amended from time to time by the Seller, the Depositor, and the Trustee without the consent of the Certificateholders and, with respect to any amendment that adversely affects the interests of any of the Holders of the Insured Certificates, with the prior written consent of the Certificate Insurer, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein, (iii) to make any other provisions with respect to matters or questions arising under this Agreement, which shall not be inconsistent with the provisions of this Agreement, or (iv) to conform the terms hereof to the description thereof provided in the Prospectus; provided, however, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any material respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Seller, and the Trustee from the Rating Agency that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel stating that such amendment shall not adversely affect in any material respect the interests of any Certificateholder, is permitted by the Agreement and all the conditions precedent, if any have been complied with, delivered to the Trustee.

In addition, this Agreement may be amended from time to time by Seller, the Depositor, and the Trustee with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; and subject, in the case of any amendment or modification to Section 5.01(a) hereof, to the consent of the Bank of New York, as Custodian; provided, however, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates that are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66 2/3% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding.  Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agency.

Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by and at the expense of the Person seeking such Amendment (unless such Person is the Trustee, in which case the Trustee shall be entitled to be reimbursed for such expenses by the Trust pursuant to Section 8.05 hereof), to the effect that such amendment will not result in an Adverse REMIC Event and that the amendment is being made in accordance with the terms hereof, such amendment is permitted by this Agreement and all conditions precedent, if any, have been complied with.

Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is the Seller (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Servicer, the Certificate Insurer and the Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

SECTION 12.02.  Recordation of Agreement; Counterparts.

To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Trustee at the expense of the Trust, but only upon direction of Certificateholders accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and the Certificate Insurer.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

SECTION 12.03.  Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder’s legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.  It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder, and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

By accepting its Insured Certificate, each Holder of an Insured Certificate agrees that, unless a Certificate Insurer Default exists and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Holders of the Insured Certificates under this Agreement (other than the right to receive distributions on the Insured Certificates) without any further consent of the Holders of the Insured Certificates and the Holders of the Insured Certificates shall exercise any such rights only upon the written consent of the Certificate Insurer; provided, however, each Holder of an Insured Certificate and the Certificate Insurer will have the right to receive statements and reports hereunder.  Notwithstanding the foregoing, the Certificate Insurer shall have no power without the consent of the Owner of each Certificate affected thereby to: (i) reduce in any manner the amount of, or delay the timing of, distributions of principal or interest required to be made hereunder or reduce the Percentage Interest of the Holders of the Insured Certificates, the Certificate Interest Rate or the Termination Payment with respect to any of the Insured Certificates; (ii) reduce the percentage of Percentage Interests specified in Section 12.01 which are required to amend this Agreement; (iii) create or permit the creation of any lien against any part of the Trust Fund; (iv) modify any provision in any way which would permit an earlier retirement of the Insured Certificates; or (v) amend this sentence.

SECTION 12.04.  Governing Law; Jurisdiction.

This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 12.05.  Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to Greenwich Capital Financial Products, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: General Counsel (telecopy number (203) 618-2132), or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Seller, (b) in the case of the Trustee, to U.S. Bank National Association, One Federal Street, Boston Massachusetts, Attention: HarborView 2005-8 (telecopy number (617) 603-6637), with a copy to the Corporate Trust Office or such other address or telecopy number as may hereafter be furnished to the Depositor and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Greenwich Capital Acceptance, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, Attention: Legal (telecopy number (203) 618-2132), or such other address or telecopy number as may be furnished to the Seller and the Trustee in writing by the Depositor and (d) in the case of the Certificate Insurer, to Ambac Assurance Corporation, One State Street Plaza, New York, New York 10004, Attention: HarborView 2005-8 (telecopy number 212-208-3547), or such other address or telecopy number as may be furnished to the Depositor, the Seller and the Trustee in writing by the Certificate Insurer.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Event of Default shall be given by telecopy and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 12.06.  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07.  Article and Section References.

All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

SECTION 12.08.  Notice to the Rating Agency.

(a)

The Trustee shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

(i)

any material change or amendment to this Agreement;

(ii)

the occurrence of any Event of Default that has not been cured or waived;

(iii)

the resignation or termination of the Servicer or the Trustee;

(iv)

the final payment to Holders of the Certificates of any Class;

(v)

any change in the location of any Account; and

(vi)

if the Trustee is acting as a successor Servicer pursuant to Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

(b)

The Trustee shall promptly furnish or make available to the Rating Agency copies of each Distribution Date Statement described in Section 5.04 hereof.

(c)

All notices to the Rating Agencies provided for in this Agreement shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s Ratings Services,

   a Division of The McGraw-Hill Companies, Inc.

55 Water Street

New York, New York 10041

Attention:  Residential Mortgages

If to Moody’s, to:

Moody’s Investors Service, Inc.

99 Church Street

New York, New York 10007

Attention:  Residential Mortgages

SECTION 12.09.  Further Assurances.

Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys’ fees) to be incurred in connection therewith.

SECTION 12.10.  Benefits of Agreement.

Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

The Certificate Insurer is a third-party beneficiary of this Agreement.  Any right conferred to the Certificate Insurer shall be suspended after the occurrence and during the continuation of a Certificate Insurer Default.  During any period of suspension, the Certificate Insurer's rights hereunder shall vest in the Holders of the Insured Certificates (to the extent such Holders otherwise has such rights hereunder).  At such time as the Class Principal Balance of the Insured Certificates has been reduced to zero and the Certificate Insurer has been reimbursed for all amounts to which it is entitled hereunder, the Certificate Insurer's rights hereunder shall terminate.

SECTION 12.11.  Acts of Certificateholders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “act” of the Certificateholders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 12.11.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(c)

Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 12.12.  Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

SECTION 12.13.  Provision of Information.

For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the 1933 Act, the Depositor agrees to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the 1933 Act.

The Trustee shall provide to any person to whom a Prospectus was delivered by Greenwich Capital Markets, Inc. (as identified by Greenwich Capital Markets, Inc.), upon the request of such person specifying the document or documents requested (and certifying that it is a Person entitled hereunder), (i) a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 3.05 and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent in the Trustee’s possession).  Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

GREENWICH CAPITAL ACCEPTANCE, INC.,
as Depositor

By:  /s/ Shakti Radhakishun
Name: Shakti Radhakishun

Title:   Senior Vice-President

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., as Seller

By:  /s/ Shakti Radhakishun
Name: Shakti Radhakishun

Title:   Senior Vice-President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:  /s/ James H. Byrnes
Name: James H. Byrnes

Title:   Vice-President

STATE OF CONNECTICUT)

) ss.:

COUNTY OF FAIRFIELD

)

On the 27th day of July 2005, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a SVP of Greenwich Capital Acceptance, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    /s/ Kimberly Donnelly

Notary Public

STATE OF CONNECTICUT)

) ss.:

COUNTY OF FAIRFIELD

)

On the 27th day of July 2005, before me, a notary public in and for said State, personally appeared Shakti Radhakishun known to me to be a SVP of Greenwich Capital Financial Products, Inc., a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    /s/ Kimberly Donnelly

Notary Public

STATE OF MASSACHUSETTS)

     ) ss.:

COUNTY OF SUFFOLK

     )

On the 27th day of May 2005, before me, a notary public in and for said State, personally appeared James Byrnes known to me to be an Vice President of U.S. Bank National Association, a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

    /s/ Winnie L. Chen

Notary Public